UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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Colgate-Palmolive Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Colgate

Colgate-Palmolive Company

2022 Proxy Statement
Notice of Annual Meeting of Stockholders

May 6, 2022

Our Priorities

Driving Organic Sales Growth

•   Accelerating growth through premium innovation in our core businesses

•   Pursuing adjacent categories

•   Expanding in faster-growing channels and markets

•   Maximizing growth online

•   Investing to drive penetration in growing populations, including through our Bright Smiles, Bright Futures oral health education program

Maximizing Efficiency in Our Income Statement

•   Generating savings as part of our ongoing funding-the-growth cost-saving initiatives and our 2022 Global Productivity Initiative

•   Using advanced data analytics to identify opportunities that drive growth and efficiencies

•   Investing in technology to drive simplification, efficiency and standardization

•   Driving our digital transformation and operating with a digital-first mindset in all aspects of our business

Deploying Cash Flow Effectively

•   Capital spending to drive growth and productivity

•   Making smart acquisitions that expand our categories, improve our market positions and/or add capabilities

•   Paying cash dividends every year since 1895 and increasing dividends for 59 consecutive years

•   Returning value to stockholders through ongoing share repurchases

Demonstrating Our Purpose

•   Committed to being a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet

•   Focused on implementing our global sustainability and social impact strategy with three key ambitions—Preserving Our Environment, Helping Millions of Homes and Driving Social Impact

•   Committed to becoming a more diverse, equitable and inclusive organization

•   Governance is an ongoing commitment shared by the Board of Directors, management and all Colgate people

Learn more about our key priorities from the Annual Report, available in the Investors section of our website at www.colgatepalmolive.com

To learn about our 2025 Sustainability & Social Impact Strategy, see the inside back cover of this Proxy Statement. Additional information about our sustainability and social impact initiatives and about our diversity, equity and inclusion initiatives is available in the Sustainability and Diversity, Equity and Inclusion sections of our website at www.colgatepalmolive.com

(The information on the Annual Report and Sustainability and Diversity, Equity and Inclusion web pages is not incorporated by reference into, and does not form part of, this Proxy Statement)

Message from Our Chairman, President and CEO

March 23, 2022

Dear Fellow Colgate Stockholder:

You are cordially invited to attend our 2022 Annual Meeting of Stockholders on Friday, May 6, 2022 at 10:00 a.m. Eastern Daylight Time. To support the health and well-being of our stockholders, business partners, employees and Board of Directors in light of the ongoing COVID-19 pandemic, the Annual Meeting will be a virtual meeting, conducted only via live webcast. You will be able to participate in the virtual meeting online, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/CL2022.

At the meeting, we will ask you to elect as directors the ten nominees named in the Proxy Statement, to ratify the selection of the independent registered public accounting firm and to cast an advisory vote on executive compensation. In addition, two stockholder proposals will be offered for your consideration, if properly presented at the meeting. We will also review our progress during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about Colgate that you should consider when you vote your shares.

The Proxy Statement includes a section highlighting our corporate governance practices. The Company and the Board of Directors have a longstanding commitment to good governance, and the Board of Directors reviews its governance practices on an ongoing basis to ensure that they promote stakeholder value. We invite you to review the governance section beginning on page 6 of the Proxy Statement to learn more about our continuing commitment to excellence in corporate governance.

It is important that your stock be represented at the meeting. Whether or not you plan to attend the virtual meeting, we hope that you will vote on the matters to be considered. You may vote your proxy via the internet or by telephone. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Noel R. Wallace

Chairman, President and Chief Executive Officer

As a stockholder you have an important role to play in Colgate’s future. Please take the time to vote in advance of this year’s meeting.”

Letter to Stockholders from Our Directors

March 23, 2022

Dear Fellow Colgate Stockholder:

We are honored to serve as your Board and want to thank you for placing your trust in us to oversee your Company and to represent you and your interests. We are pleased that Colgate continues to deliver strong progress against our growth strategy, even as we continued to navigate unprecedented uncertainty and difficult operating conditions during 2021 due to the ongoing COVID-19 pandemic.

Environmental, Social and Governance

Environmental, social and governance initiatives remain an important focus for Colgate and, as your Board, oversight of these issues has been and remains one of our key priorities. As part of this focus, we, together with Colgate’s management, have engaged proactively with investors to learn from their perspectives on ESG matters and to share our approach. We oversee the implementation of Colgate’s 2025 Sustainability & Social Impact Strategy, which is focused on three key ambitions: preserving our environment by accelerating action on climate change and reducing our environmental footprint; helping millions of homes by empowering people to develop healthier habits; and driving social impact with a commitment to helping to ensure the well-being of all people and their pets. As part of this oversight, we receive regular updates on progress against the 2025 Sustainability & Social Impact Strategy’s targets, as well as on sustainability risks and opportunities.

We are also sharply focused on human capital management and operating in an inclusive, responsible and respectful manner, with a particular emphasis on diversity, equity and inclusion, which we view as crucial to Colgate’s ongoing business success. As a truly global company, we believe our workforce should reflect the diversity of the communities in which Colgate people live and work. Our oversight of this area includes regular updates from management on the implementation of Colgate’s diversity, equity and inclusion strategy and initiatives, including progress against hiring and representation goals. In further recognition of the importance of ESG matters to Colgate’s continuing success, the Personnel and Organization Committee of the Board has determined to add performance measures to the 2022 annual incentive program tied to Colgate’s sustainability and diversity, equity and inclusion progress. Starting in 2022, these measures will become a component of the strategic measure discussed in this Proxy Statement.

Responsiveness to Stockholders

We are committed to strong corporate governance, continuous improvement and being responsive to our stockholders. At Colgate’s 2021 Annual Meeting, a stockholder proposal seeking to lower the ownership threshold required to call a special stockholder meeting from 25% to 10% received 50.6% support. Thereafter, we asked management to conduct outreach to solicit investors’ input on the ownership percentage that should be required to call special meetings. We gave careful consideration to the views expressed by investors during this outreach and concluded that changing the threshold to allow for one or more stockholders owning in the aggregate not less than 15% of our outstanding common stock for at least one year to call a special meeting was in the Company’s best interests. This change was supported by the vast majority of investors with whom the Company engaged. In making this determination, we also considered the slim margin by which the proposal passed.

Letter to Stockholders from Our Directors

During the outreach meetings, investors also expressed their views regarding the independent chair stockholder proposal received at the 2021 Annual Meeting, which received 47.6% of votes in favor. We found that a majority of the investors with whom the Company engaged did not support an independent chair requirement for Colgate, and that most of those who had supported the proposal did so solely based on their institutional voting policy, rather than due to any concerns specific to Colgate. Following this engagement and a review of external practices, we determined that the duties of the Lead Director defined in our corporate governance guidelines should be enhanced. In many instances, the expanded responsibilities, which are described in greater detail beginning on page 20 of this Proxy Statement, simply formalized activities that the Lead Director already had been performing.

Together with Colgate’s management team, we remain committed to creating long-term value for you and to meeting the needs of all of our stakeholders. Despite the continued challenges the world faces, we believe that, by ensuring Colgate’s strategies focus on all of our stakeholders, Colgate is well positioned to deliver sustainable, profitable growth over the long term.

Thank you for your trust and support and your continued investment in Colgate.

Very truly yours,

The Members of Colgate’s Board of Directors

John P. Bilbrey	John T. Cahill	Lisa M. Edwards

C. Martin Harris	Martina Hund-Mejean	Kimberly A. Nelson

Lorrie M. Norrington	Michael B. Polk

Stephen I. Sadove	Noel R. Wallace

By ensuring Colgate’s strategies focus on all of our stakeholders, Colgate is well positioned to deliver sustainable, profitable growth over the long term.”

Notice of Annual Meeting of Stockholders

Logistics

DATE AND TIME
Friday, May 6, 2022, at 10:00 a.m. Eastern Daylight Time

LIVE WEBCAST
www.virtualshareholder meeting.com/CL2022

WHO CAN VOTE
Stockholders of record at the close of business on March 7, 2022 are entitled to vote at the Annual Meeting

Items to be Voted On	Board Recommendation
PROPOSAL 1 Elect as directors the ten nominees identified in the Proxy Statement	FOR each director nominee
PROPOSAL 2 Ratify selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022	FOR
PROPOSAL 3 Advisory vote on executive compensation	FOR
PROPOSALS 4-5 Stockholder proposals, if properly presented at the meeting	AGAINST

Stockholders will also consider and act upon such other business as may properly come before the meeting.

Because the Annual Meeting is virtual and being conducted only via live webcast, stockholders will not be able to physically attend the Annual Meeting. To attend the virtual meeting, vote and examine our stockholder list during the meeting, go to www.virtualshareholdermeeting.com/CL2022. You will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials to participate in the Annual Meeting.

Your vote is important. We encourage you to vote by proxy even if you plan to attend the virtual meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the virtual meeting.

March 23, 2022

Jennifer M. Daniels
Chief Legal Officer and Secretary

Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

Proxy Statement Summary	2

Governance of the Company	6
Our Corporate Governance Commitment	6
The Board of Directors	11
Director Independence	19
Certain Relationships and Related Transactions	19
Compensation Committee Interlocks and Insider Participation	19
Board Structure and Responsibilities	20
Stockholder Engagement	24
Communications to the Board of Directors	25
Compensation of Directors	26

Executive Compensation	28
Compensation Discussion and Analysis	28
P&O Committee Report	43
Summary Compensation Table	44
Grants of Plan-Based Awards	46
Outstanding Equity Awards at Fiscal Year-End	48
Option Exercises and Vesting of Previously Granted Restricted Stock Units	49
Retirement Plans	50
Deferred Compensation Plan	52
Supplemental Savings & Investment Plan	52
Executive Severance and Other Termination Benefits	53
CEO Pay Ratio	58

Stock Ownership	59
Stock Ownership of Directors and Executive Officers	59
Stock Ownership of Certain Beneficial Owners	60

Proposals Requiring Your Vote	61
Proposal 1: Election of Directors	61
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm (includes Audit Committee Report)	61
Proposal 3: Advisory Vote on Executive Compensation	64
Proposals 4-5: Stockholder Proposals	64
Other Matters	68

Proxy Statement Summary

This summary highlights information about Colgate-Palmolive Company (referred to in this Proxy Statement as “we,” “us,” “our,” “Colgate” or the “Company”) and our upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”) contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

About Colgate

Our Purpose: We are a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. We develop and sell health and hygiene products and pet nutrition offerings essential to society that make people’s and their pets’ lives healthier and more enjoyable, with products marketed in over 200 countries and territories across four core categories.

Oral Care	Personal Care		Home Care	Pet Nutrition	Worldwide 2021 Net Sales $17.4 Billion

Key Brands	Key Brands		Key Brands	Key Brands
• Colgate • elmex • hello • meridol • Sorriso • Tom’s of Maine	• Palmolive • EltaMD • Filorga • Irish Spring • PCA Skin	• Protex • Sanex • Softsoap • Speed Stick	• Palmolive • Ajax • Axion • Fabuloso • Soupline • Suavitel	• Hill’s Science Diet • Hill’s Prescription Diet

Living Our Values: Our approximately 33,800 employees worldwide share a commitment to our three core corporate values: caring, global teamwork and continuous improvement. These values are reflected not only in the quality of our products and reputation, but also in our dedication to serving the communities where we live and work.

CARING	GLOBAL TEAMWORK	CONTINUOUS IMPROVEMENT
We care about people: Colgate people, consumers, customers, stockholders and business partners. We are committed to acting with compassion, integrity, honesty and high ethics in all situations and to providing Colgate people with an innovative and inclusive work environment. We are also committed to protecting the environment, to enhancing the communities where we live and work and to complying with government laws and regulations.	All Colgate people are part of a global team, committed to working and collaborating together across functions and countries. Only by sharing ideas, technologies and talents can we achieve and sustain profitable growth.	We are committed to getting better every day in all that we do, as individuals and as teams. We continue to drive a continuous learning culture and transform our learning strategy to better meet the evolving expectations of Colgate people. We are focused on implementing new ways of working, developing strategic capabilities and instilling a growth mindset to drive innovation with focus, empowerment, experimentation and digitalization.

Roadmap of Voting Items

Items to be Voted On	Board’s Voting Recommendation	More Information
PROPOSAL 1 Elect as directors the ten nominees identified in the Proxy Statement	FOR each director nominee	Page 61
PROPOSAL 2 Ratify selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022	FOR	Page 61
PROPOSAL 3 Advisory vote on executive compensation	FOR	Page 64
PROPOSALS 4-5 Stockholder proposals, if properly presented at the meeting	AGAINST	Page 64

2

Proxy Statement Summary

Director Nominees

The following table provides summary information about the ten director nominees the Board has nominated for election at the Annual Meeting. Additional information about each nominee’s background and experience can be found beginning on page 14.

Name and Principal Occupation	Age	Years of Tenure	Committee Memberships				Other Current Public Company Boards
			AUD	FIN	NGCR	P&O
John P. Bilbrey Independent Former Chairman, President and Chief Executive Officer, The Hershey Company	65	7					Campbell Soup Company Elanco Animal Health Inc. Tapestry, Inc.
John T. Cahill Independent Vice Chairman, The Kraft Heinz Company	64	17					American Airlines Group Inc. The Kraft Heinz Company
Lisa M. Edwards Independent President and Chief Operating Officer, Diligent Corporation	54	3
C. Martin Harris Independent Associate Vice President of the Health Enterprise and Chief Business Officer, Dell Medical School	65	6					Invacare Corporation MultiPlan Corporation Thermo Fisher Scientific Inc.
Martina Hund-Mejean Independent Former Chief Financial Officer, Mastercard Inc.	61	2					Prudential Financial, Inc. Shell plc
Kimberly A. Nelson Independent Former Senior Vice President, External Relations, General Mills, Inc.	59	1					Cummins Inc. Tate & Lyle PLC
Lorrie M. Norrington Independent Operating Partner, Lead Edge Capital LLC	62	7					Asana, Inc. Autodesk, Inc. HubSpot, Inc.
Michael B. Polk Independent Advisory Director, Berkshire Partners LLC and Chief Executive Officer, Implus LLC	61	8					Logitech International S.A.
Stephen I. Sadove Independent, Lead Director Founding Partner, JW Levin Management Partners LLC	70	15					Aramark Movado Group, Inc. Park Hotels & Resorts Inc.
Noel R. Wallace Chairman, President and Chief Executive Officer, Colgate-Palmolive Company	57	3
AUD	Audit	FIN	Finance	NGCR	Nominating, Governance & Corporate Responsibility	P&O Personnel & Organization	Member	Chair

Director Nominee Highlights

Strong Board Diversity

4/10	3/10	7.3
women*	members of underrepresented communities*	years average tenure of independent nominees
			61.8 average age
*	Ms. Edwards, Ms. Hund-Mejean, Ms. Nelson and Ms. Norrington are our female director nominees. Dr. Harris and Ms. Nelson identify as African-American and Ms. Norrington identifies as LGBTQ+.

Director Nominee Diversity, Experience, Skills and Qualifications

The Nominating, Governance and Corporate Responsibility Committee (the “NGCR Committee”) seeks to compose a Board with members who have a broad range of experiences, skills, diversity and different perspectives. In addition to educational achievement and a strong moral and ethical character, the following skills and attributes were all considered by the Board in connection with this year’s director nomination process:

2022 Proxy Statement	3

Proxy Statement Summary

Governance Highlights

The Board believes that good corporate governance accompanies and greatly aids our long-term business success and that we have consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote stakeholder value. The governance section beginning on page 6 describes our corporate governance framework and commitment, which includes the following highlights:

BOARD FOCUSED ON KEY STRATEGIC PRIORITIES

  Board plays major role in overseeing business strategy and performance, risk management, Company culture and succession planning

  Board and management focus on environmental, social and governance (“ESG”) matters and cybersecurity, each of which we believe is crucial to our ongoing business success

FOCUS ON BOARD PERFORMANCE

  Board composition defined by strong leadership and experience

  Strong focus on diversity (50% of director nominees are female and/or members of underrepresented communities)

  100% attendance of incumbent directors at Board and committee meetings in 2021

  Mandatory retirement age of 72 provides a mechanism for regular Board refreshment

  Directorship limits and related policies prevent overboarding

  Annual Board and committee self-evaluations

  Regular independent director evaluations

  Regular review of committee charters, corporate governance guidelines, director qualifications and related policies

ALIGNMENT WITH STOCKHOLDER INTERESTS

  Substantial majority of director compensation paid in Colgate equity

  Robust stock ownership requirements for directors and officers

  Clawback, anti-hedging and anti-pledging policies

  Pay-for-performance philosophy

  Robust annual stockholder engagement program

BOARD INDEPENDENCE

  Strict director independence standards

  9 out of 10 director nominees are independent (all except for the Chief Executive Officer)

  Board committees are 100% independent

  Independent Lead Director duties enhanced in 2021

  Executive sessions of independent directors are held at every regularly scheduled Board meeting

STOCKHOLDER RIGHTS

  Annual election of all directors

  Majority voting and director resignation policy for directors in uncontested elections

  Stockholders have ability to call special meetings (threshold reduced to 15% in 2021) and to act by written consent

  Stockholders have proxy access right

Executive Compensation Program Highlights

The key principles underlying our compensation philosophy are aligning pay and performance, driving strong business results and our strategic plan, focusing on long-term shareholder return, motivating and retaining critical talent and reflecting external market and competitive practices.

In 2021, the compensation of the Named Officers (as defined in the Compensation Discussion and Analysis, or “CD&A”) was designed so that approximately 75% to 90% of their target direct compensation (salary and target annual and long-term incentives) would be performance-based. Annual and long-term incentive award payments vary from target levels based on our business performance, and long-term incentive award payments and the value of equity awards also vary based on the performance of our common stock (“Common Stock”).

Our executive compensation program for 2020 received substantial stockholder support and was approved, on an advisory basis, by
92.2%
of stockholders voting on the proposal at the 2021 Annual Meeting of Stockholders.

4

Proxy Statement Summary

New Performance Measure Added to 2021 Annual Incentive Program

In 2021, the Board’s compensation committee, known as the Personnel and Organization Committee (the “P&O Committee”), determined that, in addition to financial goals, the annual incentive program should include a performance measure tied to our enterprise-wide innovation and digital transformation progress, referred to herein as the strategic measure. This strategic measure, which represented 20% of the annual bonus opportunity, recognizes the critical importance of innovation and digital transformation to our growth strategy and continuing success and seeks to further align compensation with our strategic priorities. See page 39 of the CD&A for further detail regarding how the P&O Committee measured achievement against the strategic measure. The remaining 80% of the annual bonus opportunity was determined by our achievement against our organic sales growth and earnings-per-share goals.

Evolution of Long-Term Incentive Program

As discussed further in the CD&A, the evolution of our long-term incentive program that began in 2018 concluded in 2021. As part of this evolution, we created a new long-term incentive program beginning with the 2019-2021 performance cycle, referred to as the “Growth Performance Plan.” Under the Growth Performance Plan, participants (including the Named Officers) are granted a target number of unearned performance-based restricted stock units (“PBRSUs”) at the beginning of each three-year performance cycle, which may be earned and, if earned, will vest following the conclusion of the performance period on the basis of the achievement of performance goals determined by the P&O Committee. This structure differs from our legacy long-term incentive program, known as the “Long-Term Global Growth Program,” under which award opportunities were established for participants, including the Named Officers, at the beginning of the three-year performance cycle, but restricted stock units were granted following the conclusion of the performance period, and were then subject to an additional three-year time-based vesting period. The 2018-2020 performance cycle was the final performance cycle under the legacy Long-Term Global Growth Program. Due to the change in grant timing, two sets of awards and award opportunities are disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table in this Proxy Statement, relating to the 2018-2020 performance cycle (for which restricted stock units were granted in February 2021) and the 2021-2023 performance cycle (for which a target number of unearned PBRSUs was granted in March 2021). See page 30 of the CD&A for further detail.

Compensation Governance

Our key executive compensation practices include the following:

  High percentage of compensation is variable and is tied to annual and long-term performance

  Programs designed to compensate at approximately the median level if paid at target

  Multiple performance measures used

  Robust stock ownership guidelines

  Ability to claw back compensation

  Limited perquisites

  Double-trigger vesting of severance payments upon change in control

  No executive officer employment agreements

  No hedging or pledging of Colgate stock is permitted

  No backdating, springloading or repricing of stock options

  No tax gross-ups on perquisites (except for international assignment benefits) or severance

Please see the CD&A beginning on page 28 for a detailed description of our executive compensation programs.

2022 Proxy Statement	5

Governance of the Company

Our Corporate Governance Commitment

We are a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. The Board believes that good corporate governance accompanies and greatly aids our achievement of this purpose, as well as our long-term business success. Our key strategic business priorities are driving organic sales growth and long-term profitable growth through premium innovation in our core businesses, leveraging faster growth in adjacent categories, expanding in high-growth channels and markets and delivering margin expansion through operating leverage and efficiency; and maximizing the impact of our ESG programs and leading in the development of human capital, including our sustainability and social impact and diversity, equity and inclusion (“DE&I”) strategies. The Board has been at the center of these key priorities, helping to design and implement them across the organization, and seeing that they guide our operations.

The Board believes that we have consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote stakeholder value.

Board Independence, Expertise and Accountability

Strict Director Independence Standards

With the exception of Noel R. Wallace, our Chairman of the Board, President and Chief Executive Officer (the “CEO”), the Board is comprised entirely of independent directors. All members of the Audit Committee, the Finance Committee, the NGCR Committee and the P&O Committee are independent directors. The Board believes that an independent director should be free of any relationship with Colgate or our senior management that may in fact or in appearance impair the director’s ability to make independent judgments or compromise the director’s objectivity and loyalty to stockholders. Based on this principle, the Board adopted director independence standards that outline the types of relationships, both personal and professional, between directors and the Company, our senior management, other directors and third parties that, if present, would preclude a finding of independence. These standards, which are stricter than those required by the listing standards of the New York Stock Exchange (the “NYSE”), guide the Board’s annual affirmative determinations of independence. A copy of the standards is available on our website. For more information regarding our independence standards and the Board’s determinations of independence, see “Director Independence.”

Executive Sessions/Lead Director

The independent directors of the Board meet in executive session, without any members of management present, at every regularly scheduled Board meeting. The Lead Director chairs these sessions. The Lead Director serves a three-year term and is selected by the independent directors following nomination by the NGCR Committee. Stephen I. Sadove is currently serving as the Lead Director. For more information regarding the Board’s leadership structure and the responsibilities of the Lead Director, which were enhanced in 2021 in connection with a review of external practices and in response to stockholder feedback, see “Board Structure and Responsibilities—Board Leadership Structure.”

All Directors Elected Annually by Majority Vote

The Board is accountable to stockholders through the annual election of all directors by majority vote. We have never had a staggered board. Under our by-laws, in uncontested elections for directors, if a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast, the by-laws require the director to promptly tender his or her resignation to the Board. The NGCR Committee will then consider the resignation and make a recommendation to the Board.

Director Attendance at Annual Meetings

It is our policy that all members of the Board should attend our Annual Meeting of Stockholders, whether held virtually or in person, unless extraordinary circumstances prevent a director’s attendance. All of the ten directors who were elected to the Board at the 2021 Annual Meeting were in attendance.

Proxy Access

Our by-laws permit a group of up to 20 stockholders who have owned at least three percent of our outstanding Common Stock continuously for at least three years to submit director nominees (up to the greater of two individuals or 20% of the Board) for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our by-laws.

6

Governance of the Company

Audit Committee Independence and Financial Literacy

All members of the Audit Committee are independent directors. The Board has also determined that all members of the Audit Committee are “audit committee financial experts,” as that term is defined under the rules of the Securities and Exchange Commission (the “SEC”), and that they meet the independence and financial literacy requirements of the NYSE.

Board Experience and Diversity

As our present directors exemplify, we value enterprise leadership experience; relevant sector experience in our or a complementary industry, finance, regulatory and public service or digital, technology and innovation; international experience; corporate governance experience; educational achievement; and strong moral and ethical character. A copy of our criteria for Board membership, entitled “Independent Board Candidate Qualifications,” is available on our website. We are strongly focused on diversity, and 50% of director nominees are female and/or members of underrepresented communities. For more information regarding the role of diversity in the selection of nominees for Board membership, see “The Board of Directors—Director Diversity, Experience, Skills and Qualifications.”

Board Focused on Key Strategic Priorities

Strategic Role of Board

The Board plays an essential role in guiding and overseeing our business strategy. It was deeply involved in the development of our strategic plan and receives detailed briefings throughout the year on critical aspects of its implementation. These include reviews of the strategic choices we are making and the capabilities needed to deliver against our goals, as well as performance reviews of operating divisions, product categories and competitive and marketplace trends.

Role of Board in Risk Management

The Board oversees our risk management process to ensure it is properly designed, well-functioning and consistent with our overall corporate strategy. Annually, the Board or a relevant committee reviews each of the top risk areas identified by management and receives reports more regularly for certain risk areas to ensure risks are being adequately managed. See “Board Structure and Responsibilities—Board Role in Risk Oversight” for more information about our risk management process.

Oversight of Company Culture

The Board believes that our culture and our core corporate values of caring, global teamwork and continuous improvement are critical to our business success. It monitors the ongoing impact of those values and our culture in various ways, including by visiting our operations and reviewing the results of employee engagement surveys and related responsive actions.

Succession Planning

The Board has extensive involvement in succession planning and people development, with special focus on CEO succession. It discusses potential successors to key executives, regularly interacts with key executives and potential successors and examines backgrounds, capabilities and appropriate developmental assignments. Regular reviews of professional training programs, benefit programs and career development processes assist the Board in guiding our people development initiatives.

Cybersecurity

The Board is particularly focused on cybersecurity. Specific responsibility for cybersecurity oversight is delegated to the Audit Committee, and four directors have considerable experience in this area. Our Chief Information Security Officer provides a report to the Audit Committee on cybersecurity quarterly, or more frequently if circumstances warrant, including on topics related to information security, data privacy and cyber risks and mitigation strategies. Our dedicated information security organization, led by our Chief Information Security Officer and overseen by our Chief Information Officer, leverages various frameworks for managing cybersecurity risks, including the National Institute of Standards and Technology (NIST) framework. The information security organization seeks to employ cybersecurity best practices, including implementing new technologies to proactively identify and monitor new vulnerabilities and reduce risk, conducting due diligence of third-party vendors’ information security programs, maintaining security policies and standards and regularly updating and testing our response planning and protocols. The information security organization also works in partnership with our Internal Audit function to review cybersecurity-related internal controls with our external auditors and other third parties as part of the overall internal controls process. Additionally, employees are provided mandatory cybersecurity awareness education and training, including conducting phishing simulations and testing scenarios through tabletop exercises, to help ensure compliance with our cyber policies and procedures. We also have a cybersecurity insurance policy in place.

2022 Proxy Statement	7

Governance of the Company

ESG

ESG initiatives remain an important focus for us. As part of this focus, we have proactively engaged with investors to learn from their perspectives on ESG matters and to share our approach. Oversight of ESG issues has been and remains one of the Board’s key priorities, particularly through the NGCR Committee, which was reconstituted and renamed in 2020 to heighten the Board’s focus on sustainability (including climate change), social responsibility and corporate citizenship matters, and through the P&O Committee, which oversees human capital matters, including our DE&I strategy.

Sustainability (Including Climate Change)

Sustainability is critically important to our overall business and growth strategy. In November 2020, we announced our 2025 Sustainability & Social Impact Strategy, focusing on three key ambitions—preserving our environment by accelerating action on climate change and reducing our environmental footprint; helping millions of homes by empowering people to develop healthier habits; and driving social impact with a commitment to helping to ensure the well-being of all people and their pets. These ambitions are supported by actionable targets consistent with our continued commitment to building environmental and social consciousness into our decision-making. Please see the inside back cover of this Proxy Statement for highlights of our progress and the Sustainability section of our website for more information regarding our 2025 Sustainability & Social Impact Strategy.

The NGCR Committee oversees our 2025 Sustainability & Social Impact Strategy and receives regular updates from management on sustainability matters, risks and opportunities, including our efforts to accelerate action on climate change, reduce our environmental footprint and achieve our “net zero” sustainability targets.

Our sustainability function is overseen by our Group President, Growth and Strategy, an executive officer who reports to our CEO. The management and implementation of our 2025 Sustainability & Social Impact Strategy is led on a day-to-day basis by our Chief Sustainability Officer. Our Chief Sustainability Officer also leads our sustainability steering committee, which is composed of members of senior management. The sustainability steering committee makes strategic decisions related to sustainability and works to integrate our strategy into our broader organization and meet our sustainability targets. Networks of senior leaders in each division and local champions support on-the-ground sustainability efforts, communications and reporting. Moreover, to integrate sustainability tracking and disclosures into our business strategy, operations and employee review process, our global sustainability initiatives are among the individual objectives used to determine the compensation for many of our senior managers. Additional information about our strategy and processes for identifying, assessing and managing climate-related risks and opportunities, including governance, metrics and targets, can be found in the Sustainability section of our website, including our annual Sustainability & Social Impact Report and our report aligned with the Task Force on Climate-related Financial Disclosures (TCFD) recommendations, which we are publishing for the first time in early 2022.

Human Capital (Including DE&I)

We believe our people are crucial to our ongoing business success and aim to recruit, develop and retain strong and diverse talent. We celebrate differences, promote an equitable and inclusive environment and value the contributions of all Colgate people. As a truly global company, we are working to ensure that our workforce reflects the diversity of the communities in which we live and work and that Colgate people around the world feel that Colgate is a place where they belong, can be their authentic selves, feel treated with respect and have the support to impact the business and achieve their potential.	At Colgate, we are proud of our collaborative spirit – what we call The Power of WE.

As part of our commitment to continuous improvement, we continue to drive a continuous learning culture and transform our learning strategy to better meet the evolving expectations of Colgate people. We provide our employees with learning experiences focused on building leadership skills and offer training programs that are closely aligned with our business strategy. Specifically, we are focused on implementing new ways of working, developing strategic capabilities and instilling a growth mindset to drive innovation with focus, empowerment, experimentation and digitalization. For example, in 2021, we implemented required training for all salaried and clerical employees to support our focus on digital with courses that demonstrate the importance of digital and what it means to have a digital culture. We are committed to listening to our employees and seeing how the Company is evolving and growing through regular employee engagement surveys.

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Governance of the Company

We are also committed to providing all of our employees with an equitable and inclusive work environment, learning opportunities and promotion and growth opportunities. A vital piece of our DE&I strategy has been ensuring that our succession planning process incorporates the advancement of women and people of all cultures, including underrepresented communities. Our global DE&I strategy aims to further advance our commitment to become an even more diverse, equitable and inclusive company through its four pillars of People, Community, Supplier Diversity and Communication. As part of our commitment to transparency and progress in these efforts, we started publishing our latest EEO-1 reports in 2020, and in 2021, we published our first annual DE&I Report. To further emphasize the importance of executing on our DE&I strategy, starting in 2021, DE&I measures were among the individual objectives used to determine the compensation for our managers and each salaried and clerical employee’s annual cash bonus was subject to a 10% downward adjustment if the employee did not complete mandatory allyship and unconscious bias training. We are also measuring our progress in creating a more inclusive organization through inclusion-related questions in our employee engagement surveys and plan to include data regarding the responses to those questions in our 2022 DE&I Report. The P&O Committee receives regular updates on the implementation of our DE&I strategy and initiatives. For more information about our DE&I commitment and initiatives, including detail on the gender and racial/ ethnic diversity of our organization and our most recent EEO-1 reports, please see the Diversity, Equity and Inclusion section of our website.

COVID-19 Safety Response

Throughout the COVID-19 pandemic, our first priority has been and remains protecting the health, safety and well-being of our employees and their families. We have implemented additional health and safety measures to help ensure employee safety, such as health screening, social distancing and personal protective equipment protocols, contact tracing, enhanced cleaning procedures and, in some instances, testing and vaccination requirements. In addition, we are providing ongoing health and safety education, including bringing in experts on infectious diseases and the COVID-19 vaccines. We also leveraged our available technologies to maximize our connectivity and productivity and drew upon new capabilities gained through our focus on digital transformation. Recognizing that our employees faced challenges outside of the workplace, we have also offered Colgate people and their families enhanced mental health and wellness benefits, including counseling, paid leave to care for family members and flexible schedules to adapt to changing circumstances. The Board has received regular updates from management regarding our COVID-19 response throughout the pandemic.

Directors are Stockholders

Director Compensation in Stock

On average, 78% of a non-employee director’s compensation was paid in Colgate equity in 2021. For more information regarding director compensation, see “Compensation of Directors.”

Significant Levels of Director Stock Ownership

Board members own significant amounts of Colgate stock. Under our stock ownership guidelines, independent directors are required to own stock equal in value to at least five times their annual share grant. For more information on director stock ownership, see “Stock Ownership—Stock Ownership of Directors and Executive Officers.”

Established Policies Guide Governance and Business Integrity

Corporate Governance Guidelines

The corporate governance guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues, which the Board believes are best practice. As part of its ongoing review of best practices in corporate governance, the Board periodically reviews and updates the guidelines. A copy of the guidelines, entitled “Board Guidelines on Significant Corporate Governance Issues,” is available on our website.

Code of Conduct

The Board sponsors our Code of Conduct, which promotes the highest ethical standards in all of our business dealings. The Global Ethics and Compliance function, headed by a corporate officer who provides reports directly to the Audit Committee, oversees compliance with these standards and periodically reviews and updates the Code of Conduct in conjunction with our Global Legal Organization. The Code of Conduct applies to our directors and employees, including the CEO, the Chief Financial Officer and the Controller (who is our principal accounting officer), and satisfies the SEC’s requirements for a code of ethics for senior financial officers. The Code of Conduct is available on our website.

2022 Proxy Statement	9

Governance of the Company

Business Integrity Initiatives

The Board supports our efforts to effectively communicate our commitment to ethical business practices, which are led by our Global Ethics and Compliance function. To further this goal, all of our employees worldwide are required to annually certify that they understand and comply with the Code of Conduct. In addition, our executives and key managers worldwide participate in training programs regarding the Code of Conduct, Colgate’s values, effective leadership and the applicable laws and regulations that govern our business practices around the world. Our directors also annually certify their compliance with the Code of Conduct.

Political Expenditures

As set forth in our Code of Conduct, we have a longstanding policy against making contributions to any political party or candidate. In addition, each year, we advise our U.S. trade associations of this policy to prevent the use of Company dues or contributions for any such expenditures and request that such associations that receive at least $10,000 annually from us confirm their compliance with this policy.

Restrictions on Hiring Audit Firm Employees

To bolster the independence of our independent registered public accounting firm and the integrity of our internal financial reporting and audit processes, we have a longstanding policy prohibiting us from hiring any partners or managers engaged in an audit of Colgate or any employees engaged in the corporate portion of an audit of Colgate from PricewaterhouseCoopers LLP, our independent registered public accounting firm, within five years of the end of their engagement without the approval of the Audit Committee.

Hedging and Pledging Policies

To further ensure that the interests of our directors, officers and senior managers are aligned with those of our stockholders, our hedging policy prohibits our directors, officers and employees who receive stock-based compensation from engaging in transactions to hedge against declines in the value of our stock, as further described in the CD&A. The policy also strongly discourages all other employees from entering into such transactions. Further, to prevent forced sales of Colgate stock by our directors and officers, we prohibit our directors and officers from pledging Colgate stock.

Clawback Policies

Our clawback policy permits us to recoup cash and equity-based incentive awards made to an officer or other executive subject to the policy if (i) the financial results on which such awards were based are subsequently restated or (ii) the officer or executive engaged in conduct that violates our Code of Conduct. In addition, our equity award agreements include non-competition, non-solicitation and non-interference restrictions in the event of an employee’s departure from Colgate. Failure to comply with any of these requirements may result in forfeiture and/or cancellation of equity awards.

Direct Access to Management

Management Participation at Board Meetings

Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand irrespective of seniority. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

Direct Access to Management

The Board’s direct access to management continues outside the boardroom in discussions and working groups with corporate officers, division presidents and other employees, often without the CEO present. Directors are invited to and do contact senior managers directly with questions and suggestions.

Ensuring Management Accountability

Performance-Based Compensation

We have linked the pay of our managers and employees at all levels to Colgate’s performance. As described in greater detail in the CD&A, the P&O Committee adheres to this pay-for-performance philosophy, and stock-based incentive awards are a significant component of senior management’s overall compensation.

CEO Evaluation Process

The Board’s evaluation of the CEO is a formal annual process. The CEO is evaluated by the Board against the goals set each year, including both objective measures (such as earnings per share, organic sales growth and achievement of strategic initiatives) and subjective criteria (such as leadership and demonstration of our core values). As part of the overall evaluation process, the Board and the Lead Director meet informally with the CEO to give feedback on a regular basis.

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Governance of the Company

Board Practices Promote Effective Oversight

Board Size

Designed to maximize board effectiveness, our by-laws fix the number of directors between seven and 15. The number of directors is currently fixed at ten, and ten directors have been nominated for election at the Annual Meeting.

Board Retirement Age

Our by-laws require that no director may stand for re-election after his or her 72nd birthday, which provides a mechanism for regular Board refreshment.

Directorship Limits

To ensure that directors are able to devote sufficient time to properly discharge their duties, our corporate governance guidelines provide that directors should not serve on more than three other public company boards. All directors are in compliance with this policy. Directors are also required to seek the approval of the NGCR Committee prior to joining any corporate board or upon a material change in their qualifications or status, both of which provide a further ongoing mechanism for the Board to evaluate each director’s other commitments and ensure they continue to have sufficient availability.

Meeting Attendance

Each incumbent director attended 100% of the meetings of the Board and the committees on which he or she served in 2021.

Continuous Improvement Through Evaluation and Education

Board Self-Evaluation Process

Each year, the Board evaluates its performance against criteria that it has determined are important to its success. One or more of the following topics may be considered during such evaluations: financial oversight, risk oversight, succession planning, executive compensation, strategic planning, corporate governance, oversight of sustainability issues (including climate change), ethics and compliance and Board composition and structure. The Board then considers the results of the evaluation and identifies steps to enhance its performance.

Board Committee Evaluations

Self-evaluations of each of the Board’s committees are also conducted annually. The results of these evaluations are reviewed with each committee, and further enhancements are agreed for each committee.

Individual Director Evaluations

Complementing the Board and committee self-evaluations, the Board has also developed an individual director evaluation process to be used every three years. Using director effectiveness criteria selected by the Board following a review of external best practices, directors evaluate their peers and the resulting feedback is shared with individual directors by an external facilitator. This process, which the Board most recently conducted in 2020, enables directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.

Ongoing Director Education

Outside experts periodically present to the Board on various subjects. During 2021, such subjects included tax, executive compensation trends and ESG reporting. From time to time, our directors also visit Colgate operations, deepening their understanding of our business.

The Board of Directors

The Board oversees our strategy, business, assets, affairs, performance and financial integrity. In accordance with our longstanding practice, the Board is independent, consisting of a substantial majority of outside directors. Currently, the Board has ten directors, with nine independent directors and one employee director, Noel R. Wallace, who is our President and CEO and Chairman of the Board.

During 2021, the independent directors met in executive session without Mr. Wallace or other members of management present at every regularly scheduled Board meeting.

The Board met eight times during 2021. The incumbent directors attended 100% of the meetings of the Board and the committees on which they served in 2021.

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Governance of the Company

Director Diversity, Experience, Skills and Qualifications

The Board selects director candidates based on the recommendation of the NGCR Committee. The NGCR Committee identifies, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of Colgate and the Board at the time as well as anticipated future needs. We have engaged a third-party international executive search firm to assist the NGCR Committee in identifying and evaluating potential director candidates.

The NGCR Committee seeks to compose a Board with members who have a broad range of experiences and skills and different perspectives, with a particular emphasis on enterprise leadership experience; relevant sector experience in our or a complementary industry, finance, regulatory and public service or digital, technology and innovation; international experience; corporate governance experience; diversity; educational achievement; and strong moral and ethical character. This variety and depth of experience enables the Board collectively to understand our global business and our consumers around the world and the directors individually to make significant contributions to the deliberations of the Board.

The Board has adopted a written statement, known as the Independent Board Candidate Qualifications and made available on our website, outlining the qualities sought in our directors. This statement, which is refreshed periodically and was most recently updated in March 2021, is used by the NGCR Committee in evaluating individual director candidates. It highlights the following skills and experiences, among others, as being important to creating an effective, well-rounded and diverse Board:

Experience, Skill or Qualification	Rationale
Enterprise Leadership—Is or has been the Chief Executive Officer, Chief Operating Officer or other high level executive at a complex public corporation or held a comparable position in the nonprofit sector or government and has experience with strategy and risk management and oversight.	Directors who have served in these roles possess exceptional leadership qualities and demonstrate a practical understanding of how large organizations operate, including strategic planning and risk management and oversight. They also have experience with human capital management, including succession planning and people development.
Industry—Has experience in the fast-moving consumer goods industry or other complementary field, such as public health.	Directors with experience in the fast-moving consumer goods industry have experience with manufacturing, marketing and selling products and consumer engagement and therefore can provide valuable market and consumer insights, as well as contribute a broad understanding of industry trends. Directors with experience in complementary industries, such as public health, also bring important perspectives and knowledge to our business, including with respect to engagement with dental, veterinary and skin health professionals.
Finance—Has a background in finance, including an understanding of accounting and financial reporting processes and complex financial transactions.	We use a variety of financial metrics to measure our performance, and accurate financial reporting and accounting are critical to our success. Therefore, directors with financial experience, including an understanding of accounting and financial reporting processes, provide an essential oversight role.
Regulatory and Public Service—Has experience working in a highly regulated industry, such as pharmaceutical, health care or insurance, or relevant government, public policy, sustainability, academic or nonprofit experience.	Directors with experience in highly regulated industries bring valuable insights because our business requires compliance with a variety of regulatory requirements around the world. Directors with experience serving in or interacting with government and governmental organizations help strengthen our understanding of the impact governmental actions and socioeconomic trends can have on our business. In addition, directors with experience with environmental and social issues bring important perspectives to our business, including with respect to our 2025 Sustainability & Social Impact Strategy and initiatives such as our Bright Smiles, Bright Futures oral health education program.
Digital, Technology and Innovation—Has experience with eCommerce, digital marketing, cybersecurity, information technology or digital transformation, or relevant innovation experience including with new technologies, product development or scientific research.	We are focused on maximizing growth in eCommerce, using digital marketing as a way of reaching today’s consumers and innovating to drive growth. Directors with experience in those fields are therefore able to provide insights that help us advance powerful commercial strategies in the rapidly changing digital and eCommerce landscapes. In addition, directors with expertise in cybersecurity, information technology or digital transformation, including data and analytics, enterprise software and machine learning, provide helpful oversight with respect to potential information security challenges and the use of technology to gain insights and drive efficiency of operations.

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Governance of the Company

Experience, Skill or Qualification	Rationale
International—Has significant international experience, whether through managing international business operations or living and working outside the United States; an understanding of the language and culture of non-English speaking countries is also important.	Since approximately 70% of our net sales are generated outside the United States and we are focused on continuing to drive penetration in markets with growing populations, having directors with experience managing international operations is essential. Exposure to different cultural perspectives and practices is also important in helping us meet the needs of our global consumers in the over 200 countries and territories worldwide in which we compete.
Corporate Governance—Has sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.	Good corporate governance accompanies and greatly aids our long-term business success, including by promoting transparency, accountability and promotion of stakeholder value. Having directors with experience serving as directors of other U.S. public companies helps ensure the Board deeply understands its roles and duties and we remain at the forefront of good corporate governance.

The NGCR Committee expects each of our directors to have the personal qualities necessary to make a substantial contribution to the Board, including high moral and ethical standards, strong communication and interpersonal skills, a commitment to Colgate’s success and the willingness and ability to devote sufficient time to discharge their duties. Prospective directors must also satisfy our director independence standards.

In addition, the NGCR Committee has a policy of promoting diversity on the Board, as it believes the Board should constantly be striving to achieve the diversity of the communities in which we operate, including with respect to race, ethnicity, gender, sexual orientation, gender identity and cultural background. The NGCR Committee implements this policy through its director recruitment efforts and assesses the effectiveness of the policy regularly through Board and committee self-evaluations. The NGCR Committee strives to consider a diverse slate of candidates for every director search.

The NGCR Committee will consider director candidates recommended by stockholders and others if such candidates meet our criteria for Board membership, evaluating them in the same manner in which the committee evaluates other candidates. Such recommendations should be made in writing to the NGCR Committee or the Company Secretary and should include a description of the qualifications of the proposed candidate. Any of our stockholders may also nominate a director at a stockholders’ meeting, and eligible stockholders may also nominate directors for inclusion in our proxy statement, in each case in accordance with the requirements of our by-laws relating to stockholder nominations as described in “Questions and Answers About Our Annual Meeting—Who nominates the directors?”

The table below provides a high-level summary of the particular skills and qualifications of each of the ten director nominees approved by the NGCR Committee for election at the Annual Meeting. Biographical information and additional detail regarding the director nominees’ particular skills and qualifications follows. The absence of a reference to a qualification for an individual director nominee does not mean that the nominee does not possess that qualification, but rather that it is not one of the specific qualifications for which the nominee has been proposed. All nominees have been directors since last year’s annual meeting.

	Enterprise Leadership	Industry	Finance	Regulatory and Public Service	Digital, Technology and Innovation	International	Corporate Governance	Diversity*
John P. Bilbrey
John T. Cahill
Lisa M. Edwards
C. Martin Harris
Martina Hund-Mejean
Kimberly A. Nelson
Lorrie M. Norrington
Michael B. Polk
Stephen I. Sadove
Noel R. Wallace
*	Ms. Edwards, Ms. Hund-Mejean, Ms. Nelson and Ms. Norrington are our female director nominees. Dr. Harris and Ms. Nelson identify as African-American and Ms. Norrington identifies as LGBTQ+.

2022 Proxy Statement	13

Governance of the Company

John P. Bilbrey	Independent

Age: 65

Director since 2015

Committees:

Finance (Chair), NGCR

Other Public Company
Directorships:

Campbell Soup Company

(since 2019)

Elanco Animal Health
Incorporated (since 2019)
Tapestry, Inc.

(since 2020)

Former (During Past 5 Years):

The Hershey Company
(until 2018)

Mr. Bilbrey served as President and Chief Executive Officer of The Hershey Company (“Hershey”), a multinational consumer food company, from 2011 until his retirement in 2017. He also served as Chairman of the Board of Directors of Hershey from 2015 to 2017 and as Non-Executive Chairman from 2017 to 2018. Mr. Bilbrey joined Hershey as Senior Vice President, President Hershey International in 2003 and served as Senior Vice President, President Hershey North America from 2007 to 2010 and as Executive Vice President and Chief Operating Officer from 2010 to 2011. Prior to joining Hershey, Mr. Bilbrey held executive positions at Mission Foods and Danone Waters of North America, Inc., a division of Groupe Danone, and previously spent 22 years at The Procter & Gamble Company (“Procter & Gamble”). Mr. Bilbrey also serves on the Kansas State University Foundation Board of Directors.

Skills and Qualifications:

Enterprise Leadership

Extensive operational leadership experience through service as Chief Executive Officer and Chief Operating Officer of Hershey.

Industry

In-depth knowledge of fast-moving consumer goods industry through experience at Hershey and Procter & Gamble and expertise in marketing through leadership roles at consumer-focused companies.

International

Experience managing Hershey’s international operations and living and working in foreign countries.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Hershey.

Corporate Governance

Experience serving as a director of other U.S. public companies.

John T. Cahill	Independent
Age: 64 Director since 2005 Committees: Audit (Chair), P&O Other Public Company Directorships: American Airlines Group Inc. (since 2013) The Kraft Heinz Company (since 2015)	Mr. Cahill has served as Vice Chairman of The Kraft Heinz Company, a multinational food and beverage company, since 2015 after serving as Chairman and Chief Executive Officer of Kraft Foods Group, Inc. (“Kraft”) from 2014 until its merger with H.J. Heinz Holding Corporation in 2015. Mr. Cahill previously served as Executive Chairman of Kraft from 2012, when Kraft was spun off from Kraft Foods Inc. (“Kraft Foods”), until 2014, when he was elected Non-Executive Chairman. He served as Executive Chairman of Kraft Foods North America in 2012. Mr. Cahill was an Industrial Partner at Ripplewood Holdings LLC, a private equity firm, from 2008 through 2011. He previously served The Pepsi Bottling Group, Inc. (“PBG”) in a variety of leadership positions culminating in Chairman and Chief Executive Officer. He also held multiple senior financial and operating leadership positions at PepsiCo Inc. (“PepsiCo”).

Skills and Qualifications:

Finance

Strong knowledge of business finance and financial statements through service as Chief Financial Officer of PBG, Kentucky Fried Chicken and Pepsi-Cola North America and as Senior Vice President and Treasurer of PepsiCo.

Enterprise Leadership

Extensive operational leadership experience through service as Chairman and Chief Executive Officer of Kraft and as Chairman and Chief Executive Officer of PBG.

Industry

In-depth knowledge of fast-moving consumer goods industry through experience at Kraft and nearly 20-year career at PepsiCo and PBG.

International

Experience managing international operations for PBG.

Corporate Governance

Experience serving as a director of other U.S. public companies.

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Governance of the Company

Lisa M. Edwards	Independent
Age: 54 Director since 2019 Committees: Finance, NGCR Other Public Company Directorships: None	Ms. Edwards has served as President and Chief Operating Officer of Diligent Corporation (“Diligent”), a governance software company, since 2020. Prior to joining Diligent, she served as Executive Vice President, Strategic Business Operations, Customer and Partner Engagement of Salesforce.com, Inc. (“Salesforce”), an enterprise software company, from 2017 to 2020. She joined Salesforce in 2012 as Executive Vice President, Finance, Head of Global Corporate Services and Chief Procurement Officer. Ms. Edwards previously served in several senior management roles at Visa Inc. (“Visa”), including as Senior Vice President and Head of Global Business Development and IP Strategy. Prior to that, she was an entrepreneur after starting her career at Bain & Company.

Skills and Qualifications:

Digital, Technology and Innovation

Significant experience with information technology, including data and cybersecurity, eCommerce and digital transformation through service at Diligent, Salesforce and other companies.

Enterprise Leadership

Extensive operational leadership experience as President and Chief Operating Officer of Diligent and as head of various functions at Salesforce and Visa.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets at Diligent and through service as Executive Vice President, Finance at Salesforce.

International

Experience managing global functions for Diligent, Salesforce and Visa and living and working in foreign countries.

Corporate Governance

Strong knowledge of corporate governance practices through service as President and Chief Operating Officer of Diligent, a governance software company.

C. Martin Harris	Independent

Age: 65

Director since 2016

Committees:

NGCR, P&O

Other Public Company
Directorships:

Invacare Corporation

(since 2003)

MultiPlan Corporation
(since 2021)

Thermo Fisher Scientific

Inc. (since 2012)

Former (During Past 5 Years):

Healthstream, Inc.

(until 2021)

Dr. Harris has served as Associate Vice President of the Health Enterprise and Chief Business Officer of the Dell Medical School at The University of Texas at Austin since 2016. Dr. Harris previously served as Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation, a non-profit academic medical center, and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine from 1996 to 2016. Additionally, from 2000 to 2016, he was Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Prior to joining the Cleveland Clinic, Dr. Harris spent 14 years with the School of Medicine at the University of Pennsylvania.

Skills and Qualifications:

Regulatory and Public Service

Extensive leadership experience in the public health field through positions at the Dell Medical School and the Cleveland Clinic.

Digital, Technology and Innovation

Significant experience with information technology, including data and cybersecurity, through service at the Dell Medical School, the Cleveland Clinic and the University of Pennsylvania.

Industry

In-depth knowledge of and expertise in the public health field, a complementary industry.

Corporate Governance

Experience serving as a director of other U.S. public companies.

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Governance of the Company

Martina Hund-Mejean	Independent
Age: 61 Director since 2020 Committees: Audit, Finance Other Public Company Directorships: Prudential Financial, Inc. (since 2010) Shell plc (since 2020)	Ms. Hund-Mejean served as Chief Financial Officer of Mastercard Inc. (“Mastercard”), a technology company in the global payments industry, from 2007 until her retirement in 2019. Prior to joining Mastercard, Ms. Hund-Mejean served as Senior Vice President and Treasurer of Tyco International Ltd. (“Tyco”) from 2002 to 2007 and Senior Vice President and Treasurer of Lucent Technologies Inc. (“Lucent”) from 2000 to 2002. She previously held a series of finance positions of increasing responsibility at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Germany.

Skills and Qualifications:

Finance

Strong knowledge of business finance and financial statements through service as Chief Financial Officer of Mastercard, Senior Vice President and Treasurer of Tyco and Lucent and various positions at General Motors Company.

Digital, Technology and Innovation

Significant experience with information technology, including data and cybersecurity, as Chief Financial Officer of Mastercard.

International

Experience managing global functions for Mastercard, Tyco and Lucent, serving as a director of Shell, a public company incorporated and headquartered outside the U.S., and living and working in foreign countries (native of Germany).

Enterprise Leadership

Extensive operational leadership experience as Chief Financial Officer of Mastercard.

Corporate Governance

Experience serving as a director of other public companies.

Kimberly A. Nelson	Independent
Age: 59 Director since 2021 Committees: NGCR, P&O Other Public Company Directorships: Cummins Inc. (since 2020) Tate & Lyle PLC (since 2019)	Ms. Nelson served as Senior Vice President, External Relations of General Mills Inc. (“General Mills”), a multinational food company, from 2010 until her retirement in 2018. In this global role, she led sustainability, consumer relations, corporate branding and communications, government affairs and public policy and external stakeholder relations for General Mills. Ms. Nelson also served as President of the General Mills Foundation from 2011 until 2018. Previously, she held several senior brand and general management roles during her nearly 30-year career at General Mills, including serving as President of the Snack Food Division from 2004 to 2010.

Skills and Qualifications:

Enterprise Leadership

Extensive operational leadership experience through service as President of General Mills’s Snack Food Division and other management positions at General Mills.

Industry

In-depth knowledge of fast-moving consumer goods industry through experience at General Mills and expertise in marketing through leadership roles at General Mills.

Regulatory and Public Service

Significant experience with sustainability, government affairs and public policy through service as Senior Vice President, External Relations at General Mills.

International

Experience managing global functions for General Mills and serving as a director of Tate & Lyle, a public company incorporated and headquartered outside the U.S.

Corporate Governance

Experience serving as a director of other public companies.

16

Governance of the Company

Lorrie M. Norrington	Independent

Age: 62

Director since 2015

Committees:

Audit, NGCR (Chair)

Other Public Company
Directorships:

Asana, Inc. (since 2020)

Autodesk, Inc.

(since 2011)

HubSpot, Inc.

(since 2013)

Former (During Past 5 Years):

Eventbrite, Inc.

(until 2020)

Ms. Norrington has served as an Operating Partner of Lead Edge Capital LLC, a growth equity investment firm, since 2012. Ms. Norrington previously served in several senior management roles at eBay from 2005 to 2010, including President of Global eBay Marketplaces, Chief Operating Officer of eBay Marketplaces, President of eBay International and CEO of Shopping.com. Prior to joining eBay, Ms. Norrington held senior positions at Intuit Inc. (“Intuit”). Prior to Intuit, she was a company officer and held a number of global operating roles, including CEO of GE FANUC, at General Electric Company (“General Electric”) over an almost 20-year period.

Skills and Qualifications:

Digital, Technology and Innovation

Significant experience with information technology and software, including data and cybersecurity, eCommerce, digital marketing and machine learning through service at eBay and Intuit and advisory work for other technology companies.

Enterprise Leadership

Extensive operational leadership experience through service as President and Chief Operating Officer of eBay Marketplaces and as head of various operating divisions at General Electric.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets at various companies.

International

Experience managing international operations for eBay and global businesses for General Electric.

Corporate Governance

Experience serving as a director of other U.S. public companies.

Michael B. Polk	Independent
Age: 61 Director since 2014 Committees: Finance, P&O (Chair) Other Public Company Directorships: Logitech International S.A. (since 2019) Former (During Past 5 Years): Newell Brands Inc. (until 2019)	Mr. Polk has been an Advisory Director to Berkshire Partners LLC (“Berkshire”), a private investment firm, since February 2020. He became the Chief Executive Officer of a Berkshire portfolio company, Implus LLC (“Implus”), a fitness and outdoor accessories provider, in February 2020, where he also serves on the Board of Directors. Mr. Polk previously served as President and Chief Executive Officer of Newell Brands Inc. and its predecessor, Newell Rubbermaid Inc. (together, “Newell”), a multinational consumer goods company, from 2011 until 2019. Prior to Newell, Mr. Polk held a series of executive positions at Unilever, including President, Global Foods, Home and Personal Care, and at Kraft Foods, where he served as President, Asia Pacific Region, Kraft Foods International and President, Nabisco Biscuit & Snacks, Kraft Foods North America. He started his career at Procter & Gamble.

Skills and Qualifications:

Enterprise Leadership

Extensive operational leadership experience through service as Chief Executive Officer of Newell and Implus and as head of various operating divisions of Unilever and Kraft Foods.

Industry

In-depth knowledge of fast-moving consumer goods industry through experience at Newell, Unilever, Kraft Foods and Procter & Gamble and expertise in marketing through leadership roles at consumer-focused companies.

International

Experience managing Newell’s, Unilever’s and Kraft Foods’ international operations and serving as a director of Logitech International, a public company incorporated and headquartered outside the U.S.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets at various companies and operating budgets and financial statements at Newell.

Corporate Governance

Experience serving as a director of other public companies.

2022 Proxy Statement	17

Governance of the Company

Stephen I. Sadove	Independent, Lead Director

Age: 70

Director since 2007

Committees:

Audit, P&O

Other Public Company
Directorships:

Aramark (since 2013)

Movado Group, Inc.

(since 2018)

Park Hotels & Resorts Inc.

(since 2017)

Former (During Past 5 Years):

Ruby Tuesday, Inc.

(until 2017)

Mr. Sadove has served as a founding partner of JW Levin Management Partners LLC, a private equity firm, since 2015 and as principal of Stephen Sadove and Associates, which provides consulting services to the retail industry, since 2013. Mr. Sadove served as Chairman and Chief Executive Officer of Saks Incorporated (“Saks”) from 2007 until 2013. He joined Saks as Vice Chairman in 2002, served as Chief Operating Officer from 2004 to 2006 and was named Chief Executive Officer in 2006. Previously, Mr. Sadove worked for Bristol-Myers Squibb Company (“Bristol-Myers Squibb”), which he joined in 1991 as President of Clairol in the U.S. He later gained additional responsibility for the consumer businesses in Canada, Europe, the Middle East, Africa and Latin America. In 1996, he was named President of Bristol-Myers Squibb’s worldwide beauty care business and was later named a senior vice president with additional responsibility for Mead Johnson Nutritionals. Mr. Sadove also serves as Chairman Emeritus of the Board of Hamilton College.

Skills and Qualifications:

Enterprise Leadership

Extensive operational leadership experience through service as Chief Executive Officer of Saks and as head of various operating divisions at Bristol-Myers Squibb.

Industry

In-depth knowledge of fast-moving consumer goods industry through experience at Bristol-Myers Squibb and expertise in marketing through leadership roles at consumer-focused companies.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets at various companies and operating budgets and financial statements at Saks.

International

Experience managing Bristol-Myers Squibb’s international operations.

Corporate Governance

Experience serving as a director of other U.S. public companies.

Noel R. Wallace	Chairman
Age: 57 Director since 2019 Committees: None Other Public Company Directorships: Former (During Past 5 Years): Kellogg Company (until 2018)	Mr. Wallace has been President and Chief Executive Officer of Colgate since 2019 and Chairman of the Board since 2020. He previously served as President and Chief Operating Officer of Colgate from 2018 until 2019, with responsibility for all of our operating units worldwide. Mr. Wallace began his career at Colgate in 1987 and progressed through a series of senior management roles around the world. Prior to being appointed President and Chief Operating Officer, he served as Chief Operating Officer, Global Innovation & Growth and Hill’s Pet Nutrition from 2016 to 2018, as President, Colgate Latin America from 2013 to 2016 and as President, Colgate North America and Global Sustainability from 2010 to 2013.

Skills and Qualifications:

Enterprise Leadership

Extensive operational leadership experience through service as President and Chief Executive Officer and Chief Operating Officer of Colgate.

Industry

In-depth knowledge of fast-moving consumer goods industry through over 30-year career at Colgate and expertise in marketing through leadership roles at Colgate.

International

Experience managing Colgate’s international operations and living and working in foreign countries.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Colgate.

Corporate Governance

Experience serving as a director of another U.S. public company.

18

Governance of the Company

Director Independence

As described above, the Board has adopted director independence standards that are stricter than those required by the listing standards of the NYSE. Specifically, a director is not considered independent if the director has any relationship with Colgate or our senior management or with another director or any other person that in the Board’s judgment may impair the director’s ability to make independent judgments. Such relationships could include voting arrangements or personal, economic or professional ties between a director and an officer of Colgate, another Colgate director or a significant stockholder of Colgate. Relationships and transactions (direct or indirect) that would preclude independence include:

●current or former employment with Colgate;
●affiliation with Colgate’s advisors;
●compensation from Colgate (other than director fees);
●material business relationships with Colgate;
●loans between directors and Colgate or our senior management;
●material investments with Colgate or our officers;

●joint investments with Colgate’s officers or other directors;
●leadership roles in charitable organizations that receive significant support from Colgate;
●affiliation or employment with a present or former Colgate auditor; and
●service on interlocking boards of directors or compensation committees.

A copy of the complete independence standards is available on our website.

In making its determination regarding the independence of each non-employee director, the Board considers any transactions, relationships or arrangements as required by our director independence standards. Based on these standards, the Board has determined that each current director, other than Mr. Wallace, who is our Chairman, President and CEO, is independent as there were no transactions, relationships or arrangements of the types described in our director independence standards.

Certain Relationships and Related Transactions

We have a longstanding policy prohibiting our directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in our Code of Conduct, Business Practices Guidelines and Director Independence Standards. In addition, the Board has adopted a written policy regarding related person transactions which supplements these policies by establishing additional procedures for monitoring and reviewing and, if appropriate, approving, these types of transactions. The policy covers any “related person transaction,” as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which we or any of our subsidiaries was, is or will be a participant and in which a “related person” had, has or will have a direct or indirect material interest. “Related persons” means directors and executive officers and their immediate family members, and stockholders owning five percent or more of our outstanding stock.

Our Corporate Legal Department, together with the Controller’s Department, is responsible for monitoring compliance with these policies and procedures. In the rare instance where a related person transaction is determined to provide a material benefit to Colgate and our stockholders, the transaction must be submitted to the independent directors of the Board for their review. Only the independent directors of the Board may approve the transaction in accordance with the procedures for review and approval described in the policy. In the course of its review of related person transactions, the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to Colgate; (ii) in a transaction involving a director, the impact on the director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) whether the transaction is proposed to be on terms more favorable to Colgate than terms that could have been reached with an unrelated third party.

Based on our review of Company transactions, there were no transactions considered to be a related person transaction during 2021.

Compensation Committee Interlocks and Insider Participation

During 2021, the following directors were members of the P&O Committee: Dr. Harris, Ms. Nelson, Messrs. Cahill, Polk and Sadove and Dr. Helene D. Gayle (who retired from the Board in May 2021). None of the members of the P&O Committee has been an officer of Colgate and none was an employee of Colgate during 2021, and none had any relationship with us or any of our subsidiaries during 2021 that would be required to be disclosed as a related person transaction. None of our executive officers has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on our Board or the P&O Committee.

2022 Proxy Statement	19

Governance of the Company

Board Structure and Responsibilities

Board Leadership Structure

The NGCR Committee regularly reviews Board leadership trends and has determined that combining the positions of Chairman and Chief Executive Officer is best for us. Our current Board leadership structure consists of:

Noel R. Wallace	Stephen I. Sadove
Chairman, President and CEO	Independent Lead Director

Our Board structure ensures robust, independent oversight. Our active and independent Board, with our robust Lead Director role and independent committee chairs and committees, ensures that the Board, and not the Chairman alone, determines the Board’s focus. The Chairman is guided by these strong independent leaders and having our CEO serve as the Chairman creates a bridge to management that helps provide the Board with the management support it needs. Based on these considerations, the Board believes that this is the best leadership structure for us at this time and that, operating under this structure, the Board will continue to effectively guide Colgate and represent the interests of our stakeholders.

Board Effectiveness The Board works very effectively together	Board Committees The Board’s committees are composed solely of, and chaired by, independent directors
Board Independence 9 of 10 director nominees are independent	Executive Sessions
The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without any members of management present, which are chaired by the independent Lead Director

We have an independent lead director with significant authority and clear duties. We have long been committed to having an independent lead director, having first established the position of Presiding Director in 2003, which was renamed to Lead Director in 2012. In December 2021, the Board enhanced the duties of the Lead Director set forth in our corporate governance guidelines in connection with a review of external practices and in response to stockholder feedback. In many cases, the expanded responsibilities simply formalized activities that the Lead Director already had been performing. The role of the Lead Director includes the following responsibilities:

Board Leadership

●  Preside at all executive sessions of the independent directors and any other meeting of the Board at which the Chairman is not present

●  Serve as interim Chairman if the Chairman is unable to perform his or her duties

●  Establish agendas for the executive sessions of the independent directors in consultation with the other directors

●  Call meetings of the independent directors, as appropriate

●  Authorize the retention of outside advisors and consultants who report directly to the independent directors on Board issues

20

Governance of the Company

Communicating with Management

●  After each executive session of the independent directors, provide feedback to and apprise the Chairman/CEO, as appropriate, of the views expressed, suggestions made and decisions reached during the session

●  Meet regularly with the Chairman/CEO between meetings, including acting as a sounding board to the CEO and providing strategic counsel

●  Serve as liaison between the independent directors and the Chairman/CEO and management (although all independent directors are encouraged to communicate freely with the Chairman/CEO and other members of management at any time)

Board Culture

●  Help facilitate the efficient and effective functioning and performance of the Board

●  Encourage and facilitate active and candid participation of all directors, including by fostering an environment of open dialogue and constructive feedback among the independent directors

Board Information, Agendas and Schedules

●  Review and approve information to be sent to the Board and provide feedback on quality, quantity and timeliness of information flow from management

●  Participate in setting, and ultimately approve, proposed Board meeting agendas

●  Solicit the other independent directors for advice on agenda items for Board meetings to help facilitate Board focus on key issues and topics of interest to the Board

●  Review and approve meeting schedules to help ensure there is sufficient time for discussion of all agenda items

●  Ensure Board meeting agendas provide the Board with the ability to periodically review and provide input on the Company’s long-term strategy and to monitor management’s execution of the long-term strategy

Performance Evaluations, Succession Planning, Recruitment and Development

●  Together with the P&O Committee, lead the annual performance evaluation of the Chairman/CEO, distinguishing as necessary between performance as Chairman and performance as CEO

●  Together with the P&O Committee, lead the CEO succession planning process and participate in talent retention and development of senior management

●  Provide guidance on Board succession and development

●  In coordination with the NGCR Committee, interview Board candidates

Stakeholder Engagement
● Be available, as deemed appropriate by the Board, for consultation and direct communication with stockholders or other key constituents
Other
● Facilitate the effective functioning of Board committees, as appropriate ● Perform such other duties as the Board may specify from time to time

The Lead Director serves a three-year term, beginning at the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders unless an earlier appointment is required by reason of vacancy or otherwise. The NGCR Committee nominates a candidate for Lead Director from among the independent directors, and the affirmative vote of a majority of the independent directors is required to appoint the nominee proposed by the NGCR Committee.

2022 Proxy Statement	21

Governance of the Company

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Finance Committee, the NGCR Committee and the P&O Committee. A summary of the responsibilities of these committees is set forth below. The committee charters are available on our website.

Committee Membership

Director	Audit	Finance	Nominating, Governance and Corporate Responsibility	Personnel and Organization
John P. Bilbrey Independent
John T. Cahill Independent
Lisa M. Edwards Independent
C. Martin Harris Independent
Martina Hund-Mejean Independent
Kimberly A. Nelson Independent
Lorrie M. Norrington Independent
Michael B. Polk Independent
Stephen I. Sadove Independent, Lead Director
Noel R. Wallace Chairman of the Board
Number of meetings held in 2021	7	5	5	5
Member	Chair

Audit Committee
7	MEETINGS in 2021	Members John T. Cahill (Chair) Martina Hund-Mejean	Lorrie M. Norrington Stephen I. Sadove	All members of the Audit Committee are independent directors and audit committee financial experts.

Role and Responsibilities

●   Assists the Board in its oversight of management’s fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system.

●   Appoints the independent registered public accounting firm and oversees the activities of our Internal Audit function and the Global Ethics and Compliance function.

●   Assists the Board in its oversight of our enterprise risk management process, including cybersecurity.

●   The Board has determined that all members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and our own, stricter director independence standards, and are “audit committee financial experts” as that term is defined under SEC rules.

Finance Committee
5	MEETINGS in 2021	Members John P. Bilbrey (Chair) Lisa M. Edwards	Martina Hund-Mejean Michael B. Polk	All members of the Finance Committee are independent directors.

Role and Responsibilities

●   Oversees our financial policies and practices, reviews our budgets and makes recommendations to the Board on financial and strategic matters, including major strategic investments, acquisitions, divestitures and other transactions.

●   Oversees our capital structure, our productivity initiatives and our Finance, Treasury, Tax and related functions.

22

Governance of the Company

Nominating, Governance and Corporate Responsibility Committee
5	MEETINGS in 2021	Members Lorrie M. Norrington (Chair) John P. Bilbrey Lisa M. Edwards	C. Martin Harris Kimberly A. Nelson	All members of the NGCR Committee are independent directors.

Role and Responsibilities

●   Recommends nominees for the Board, develops and implements formal Board self-evaluation procedures and oversees director education.

●   Makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation.

●   Oversees our sustainability (including climate change), social responsibility and corporate citizenship matters.

Director Compensation

The NGCR Committee’s director compensation recommendation process is described in greater detail on page 26. The NGCR Committee does not delegate any of its authority in making director compensation recommendations.

Personnel and Organization Committee
5	MEETINGS in 2021	Members Michael B. Polk (Chair) John T. Cahill C. Martin Harris	Kimberly A. Nelson Stephen I. Sadove	All members of the P&O Committee are independent directors.

Role and Responsibilities

●   Appointed by the Board to act on its behalf with respect to overseeing personnel and organizational matters, including the compensation of our executives, succession planning and our human capital management and DE&I initiatives.

●   Recommends and approves, with the participation and concurrence of the other independent directors of the Board, the compensation of the CEO.

●   Reviews and approves the compensation recommended by our Global Human Resources function and CEO for our other executive officers in accordance with the compensation programs described in the CD&A.

Compensation Consultants

The P&O Committee periodically retains the services of outside compensation consultants to provide it with objective, third-party advice on the appropriateness of our compensation of the CEO and other senior executives. The P&O Committee has adopted a written policy regarding its selection and use of outside compensation consultants, a copy of which is available on our website. The policy contains the following key principles:

●   The P&O Committee selects all outside compensation consultants that provide advice to it, and directly retains and compensates such consultants, who report to and are solely responsible to the committee.

●   Such consultants may not provide any other services to Colgate unless these are expressly approved by the P&O Committee in advance. The P&O Committee will approve such other services only if it concludes that providing them will not impair the ability of the consultant to provide objective and independent advice to the committee.

The P&O Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise it with respect to the CEO’s compensation and such other matters as the P&O Committee may direct. Neither FW Cook nor any of its affiliates provides any other services to Colgate. FW Cook works directly with the P&O Committee and its chair and meets with the P&O Committee in executive session. The P&O Committee conducted an assessment of whether the work of FW Cook during 2021 generated any conflict of interest, within the meaning of SEC rules, and concluded it did not.

Compensation Data

During 2021 and early 2022, our Global Human Resources function purchased executive compensation survey data from Mercer Human Resources Consulting, Aon, Willis Towers Watson and Equilar and used Aon to provide change-in-control and similar calculations for this Proxy Statement. These providers were chosen because they are the leading providers in their fields and have global capabilities and/or consumer products industry experience.

2022 Proxy Statement	23

Governance of the Company

Board Role in Risk Oversight

We have established a systematic and thorough risk management process, which is designed to identify, assess and prioritize risks that threaten achievement of our strategic and operating objectives.

Role of the Board

●   The Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with our overall corporate strategy.

●   The full Board or an appropriate committee thereof oversees the top individual risk areas, with presentations to the Board and relevant committees made throughout the year.

●   Key risk areas overseen by the full Board include strategic and regulatory risks.

Key Responsibilities of Board Committees

Audit Committee

●   Responsible for overall risk oversight, though all Board members attend Audit Committee meetings and participate in risk management discussions.

●   Oversees the enterprise risk management process and the implementation of appropriate risk monitoring and management systems.

●   Oversees risks associated with cybersecurity, financial reporting and legal matters (including data privacy, competition law and ethics and compliance).

Finance Committee

●   Oversees risks associated with foreign exchange, natural disasters and commodities.

NGCR Committee

●   Oversees risks related to sustainability (including climate change), social responsibility and corporate governance practices.

P&O Committee

●   Oversees risks related to succession planning.

●   Oversees an annual risk assessment of our compensation policies and practices, which is conducted by our Global Human Resources executives and our Chief Financial Officer and reviewed by the Board’s independent compensation consultant and focuses primarily on the design of the incentive compensation programs and the degree to which such programs appropriately balance enterprise risk and compensation.

Role of Management

●   The responsibility for the day-to-day management of risk lies with Colgate’s management. Each year, our Enterprise Risk Management Committee, which is comprised of a cross-functional group of our most senior executives, identifies what it believes are the top individual risks facing Colgate. These risks are then reviewed with the Board.

●   The Enterprise Risk Management Committee meets at least quarterly to review the prioritization of identified risks.

●   Our chief risk officer (the Chief Financial Officer) and other members of senior management responsible for the day-to-day management of the top individual risk areas present directly to the Board and its committees regularly throughout the year.

Stockholder Engagement

We believe it is important to engage with investors to better understand their priorities and therefore have developed a robust annual stockholder engagement program. Each year, we engage with a significant and diverse group of our stockholders on topics important to our stockholders as well as the Company. Such topics may include our business strategy and initiatives, executive compensation, Board composition and governance practices, as well as environmental and social topics such as human capital management, DE&I and sustainability. To the extent we receive stockholder proposals in connection with a given year’s annual meeting of stockholders, we also typically include a discussion of those proposal topics in our engagements for the following year, though as discussed below, in 2021 we conducted an additional standalone outreach program specifically addressing the results of the stockholder proposals we received in connection with the 2021 Annual Meeting of Stockholders. In addition, our Investor Relations team, together with members of senior management, regularly meet with investors and participate in investor conferences and presentations.

Feedback received through management’s discussions with investors, as well as engagement with proxy advisory firms that represent the interests of a wide array of stockholders, is reported to and discussed with the Board. Our Lead Director is also available, as deemed appropriate by the Board, for consultation and direct communication with stockholders, and all stockholders may contact any of our directors using the process described below under “Communications to the Board of Directors.”

24

Governance of the Company

Engagement with Stockholders on 2021 Stockholder Proposals

At our 2021 Annual Meeting, a stockholder proposal seeking to lower the ownership threshold required to call a special stockholder meeting from 25% to 10% received 50.6% support. Thereafter, we conducted outreach to solicit investors’ input on the ownership percentage that should be required to call special meetings. During this outreach, management met with 18 of our largest institutional investors, representing over 42% of our outstanding common stock, including both investors who voted for and against the proposal. Several of these investors expressed the view that the existing 25% threshold continued to be appropriate and that they would consider investor outreach sufficient to demonstrate responsiveness to the 2021 Annual Meeting vote. Additionally, most of the investors we engaged with who had voted for the proposal indicated that they supported the 2021 Annual Meeting proposal because it presented a binary choice between 10% and 25%, but believed an intermediate threshold, such as 15% or 20%, would be more appropriate for Colgate.

The Board gave careful consideration to the views expressed by investors and concluded that changing the threshold to allow for one or more stockholders owning in the aggregate not less than 15% of our outstanding common stock for at least one year to call a special meeting was in the Company’s best interests. This change was supported by the vast majority of investors with whom we engaged. In making its determination, the Board also considered the slim margin by which the proposal passed. In December 2021, the Board amended our by-laws to adopt the ownership threshold as discussed above.

During the outreach meetings, we also discussed with investors their views regarding the independent chair stockholder proposal we received at the 2021 Annual Meeting, which received 47.6% of votes in favor. We found that a majority of the investors with whom we engaged did not support an independent chair requirement for Colgate, and that most of those who had supported the proposal did so solely based on their institutional voting policy, rather than due to any concerns specific to Colgate. Following this engagement and a review of external practices, the Board determined that the duties of the Lead Director defined in our corporate governance guidelines should be enhanced. In many instances, the expanded responsibilities, which are described under “Board Structure and Responsibilities–Board Leadership Structure” above, simply formalized activities that the Lead Director already had been performing.

Recent Engagement Highlights

As part of our regular annual stockholder engagement program, in the first quarter of 2022, representatives of our Global Human Resources, Investor Relations, Global Legal and Sustainability functions reached out to a variety of institutional investors, including index, actively managed and public pension funds, based in and outside the United States, representing approximately 45% of our Common Stock. Discussions with those investors centered around our business strategy and our ESG focus, including our sustainability priorities and progress, driving social impact, DE&I, corporate governance and compensation.

Communications to the Board of Directors

Stockholders and other interested parties are encouraged to communicate directly with our independent directors by sending an email to directors@colpal.com or by writing to Directors, c/o Office of the Chief Legal Officer, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022. Stockholders and other interested parties may also communicate with individual independent directors and committee chairs by writing to them at the above mailing address. Such communications are handled in accordance with the procedures described on our website.

Significant concerns and questions relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Audit Committee chair and handled in accordance with the procedures established by the Audit Committee. Under these procedures, our Global Ethics and Compliance function, in conjunction with our Internal Audit and Corporate Legal departments, addresses these concerns in accordance with the directions of the Audit Committee chair. The Audit Committee chair approves recommendations regarding the handling of each matter, oversees any investigations and approves the disposition of each matter. The Audit Committee chair may, in his or her discretion, engage outside counsel and other independent advisors. The Audit Committee receives quarterly updates regarding other concerns or questions relating to accounting, internal accounting controls or auditing matters.

Concerns relating to accounting, internal accounting controls or auditing matters may also be reported to the Global Ethics and Compliance function by telephone, facsimile and email as follows: 24-hour EthicsLine: (800) 778-6080 (toll-free from the United States, Canada and Puerto Rico) or (212) 310-2330 (collect from all other locations); facsimile number: (212) 310-3745; and email: ethics@colpal.com.

We strictly prohibit retaliation against any individual who reports in good faith to the Company or the directors information concerning potential violations, or who participates in good faith in any investigation or proceeding by the Company or a government agency. Concerns may be submitted to the Company or the directors on an anonymous basis through their postal address or through the 24-hour EthicsLine numbers maintained by the Global Ethics and Compliance function. If requested, we will keep information submitted confidential, subject to the need to conduct an effective investigation and take appropriate action or as otherwise required by applicable law.

2022 Proxy Statement	25

Governance of the Company

Compensation of Directors

Compensation for the non-employee directors is set by the Board at the recommendation of the NGCR Committee. The NGCR Committee seeks to set director compensation levels to ensure non-employee directors are paid competitively for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. The substantial majority of the compensation paid to the non-employee directors is in the form of fixed-value annual grants of Colgate equity pursuant to the stockholder-approved Colgate-Palmolive Company 2019 Incentive Compensation Plan (the “2019 Plan”), which helps foster commonality of interest between our directors and our stockholders.

In making recommendations to the Board regarding director compensation, the NGCR Committee annually reviews information provided by the Global Human Resources function regarding recent trends in director compensation and comparison data regarding peer company practices in the compensation comparison group discussed in the CD&A. The Global Human Resources function purchases subscriptions from the National Association of Corporate Directors, Aon and Equilar, from which they receive such comparison data. Based on its review of the information provided by the Global Human Resources function, the NGCR Committee determines whether to recommend to the Board any changes in the director compensation program. Based on the 2021 review, the NGCR Committee recommended, and the Board approved, an increase in the annual cash retainer for non-employee directors from $65,000 to $75,000 and an increase in the annual committee chair retainer from $5,000 to $10,000, in each case effective as of July 1, 2021.

Therefore, as of July 1, 2021, non-employee director compensation consisted of the following, as applicable:

Annual Share Grant	Shares of Common Stock equal in value to $180,000
Annual Retainer	$75,000
Stock Option Grant	Options to purchase shares of Common Stock equal in value to $45,000
Lead Director Retainer	$20,000
Committee Chair Retainers	$10,000 for the chair of each committee
Expenses and Benefits	Reimbursement of travel and related expenses incurred in attending meetings; life and travel/accident insurance; and Charitable Matching Gifts Program available to U.S. employees as described below

Mr. Wallace received no compensation for serving on the Board in 2021.

Deferral of Compensation

Under the 2019 Plan, directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, the value of which reflects changes in the market price of our Common Stock and dividends paid. No interest is paid on deferred balances. The directors also may elect to receive cash in lieu of up to 25% of the shares of our Common Stock granted and not deferred under the 2019 Plan.

Directors may elect to defer all or a part of their cash compensation under the Colgate-Palmolive Company Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the 2019 Plan, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of our Common Stock and dividends paid. No interest is paid on deferred balances. Under both plans, distributions are made in shares of our Common Stock in annual installments or by lump sum in accordance with the distribution election made by the director.

The tables included below under “Director Compensation” and in “Stock Ownership—Stock Ownership of Directors and Executive Officers” include information concerning directors who have elected to defer their fees.

Director Compensation Governance Features

Under our stock ownership guidelines, independent directors are required to own stock equal in value to at least five times their annual share grant. Directors have five years from the date of their initial election to achieve required ownership levels. Compliance with these guidelines is evaluated on an annual basis. All of the directors are in compliance with this policy. For more information on director stock ownership, see “Stock Ownership—Stock Ownership of Directors and Executive Officers.” Directors are also prohibited from engaging in transactions to hedge against declines in the value of our stock and from pledging Colgate stock, as further described in the CD&A. During 2021, all of the directors were in compliance with both the anti-hedging and anti-pledging policies.

26

Governance of the Company

Director Compensation

The following table shows the compensation earned by each non-employee director in 2021.

Name (a)	Fees Earned or Paid in Cash ($) (b)	(1)	Stock Awards ($) (c)	(2)	Option Awards ($) (d)	(3)	All Other Compensation ($) (g)	(4)	Total ($) (h)
John P. Bilbrey	77,500	(5)	179,931	(5)	44,993		450		302,874
John T. Cahill	77,500		179,931		44,993		5,450		307,874
Lisa M. Edwards	114,920	(6)	135,011	(6)	44,993		260		295,184
Helene D. Gayle(7)	35,000	(5)	—		—		298		35,298
C. Martin Harris	114,920	(6)	135,011	(6)	44,993		450		295,374
Martina Hund-Mejean	70,000		179,931	(5)	44,993		8,450		303,374
Kimberly A. Nelson(8)	53,750		149,929		37,492		289		241,460
Lorrie M. Norrington	75,000	(5)	179,931	(5)	44,993		450		300,374
Michael B. Polk	77,500		179,931		44,993		450		302,874
Stephen I. Sadove	90,000		179,931		44,993		8,715		323,639

NOTES TO THE DIRECTOR COMPENSATION TABLE

(1)	Consists of an annual retainer and lead director and committee chair retainers, as described above.
(2)	This column reflects the aggregate grant date fair value of stock awards granted to each non-employee director in 2021. The grant date fair value of stock awards granted to each non-employee director in 2021 was $83.34 per share, based on the fair market value of our Common Stock on the date of grant.
(3)	This column reflects the aggregate grant date fair value of stock option awards granted to each non-employee director in 2021. The key terms of such stock options are as follows: (i) the exercise price is equal to the closing price of our Common Stock on the date of grant; (ii) the term is eight years; and (iii) they vest in equal annual installments over three years.
The grant date fair value of stock options granted to each non-employee director in 2021 was $12.46 per option. The estimated value of options is calculated using the Black-Scholes-Merton option pricing model (the “Black-Scholes model”). For a description of the assumptions used to calculate the amounts shown in this column, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
The aggregate number of stock options outstanding for each non-employee director as of December 31, 2021 was as follows: Mr. Bilbrey—29,357; Mr. Cahill—29,357; Ms. Edwards—11,241; Dr. Gayle—0; Dr. Harris—24,890; Ms. Hund-Mejean—7,073; Ms. Nelson—3,009; Ms. Norrington—29,357; Mr. Polk—29,357; and Mr. Sadove—29,357.
(4)	The amounts shown consist of (i) the value of Company-paid life insurance premiums and (ii) matching charitable donations contributed by Colgate in the director’s name pursuant to the Charitable Matching Gifts Program, which is available to all directors and to U.S. employees who are actively employed on a full-time basis and have completed at least one year of service. Under the Charitable Matching Gifts Program, we match an individual’s contributions of up to $8,000 per year that are made to eligible institutions on a 1:1 basis. We do not match certain gifts, such as contributions to organizations that are not tax-exempt, dues to alumni or similar groups, tuition payments, contributions to school funds or associations that are not used exclusively to support educational purposes of the institution and any gift for which the donor receives a substantial benefit.
(5)	Mr. Bilbrey, Dr. Gayle and Ms. Norrington each elected to defer the cash retainer they earned in 2021 and Mr. Bilbrey and Mses. Hund-Mejean and Norrington each elected to defer the share grant they earned in 2021 pursuant to the procedure described above.
(6)	Ms. Edwards and Dr. Harris each elected to receive 25% of their annual share grant in cash to satisfy tax obligations pursuant to the procedure described above.
(7)	Dr. Gayle retired from the Board effective May 7, 2021. Therefore, her annual retainer was prorated to reflect her service during 2021 and she did not receive an annual share grant or a stock option grant during 2021.
(8)	Ms. Nelson became a director effective March 11, 2021. Therefore, her annual retainer, annual share grant and stock option grant were prorated to reflect her service during 2021.

2022 Proxy Statement	27

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

Pay for Performance Overview

The key principles underlying our compensation philosophy are aligning pay and performance, driving strong business results and our strategic plan, focusing on long-term shareholder return, motivating and retaining critical talent and reflecting external market and competitive practices. Annual and long-term incentive award payments vary based on our business performance, and long-term incentive award payments and the value of equity awards also vary based on the performance of our common stock (“Common Stock”). Reflecting these principles, target direct compensation (salary and target annual and long-term incentives) for the executive officers listed in the Summary Compensation Table of this Proxy Statement (the “Named Officers”) is designed to be weighted more heavily towards performance-based compensation than fixed compensation. For 2021, 89% of the target direct compensation of our Chairman, President and Chief Executive Officer (“CEO”) and 75% of the average target direct compensation of our other Named Officers was performance-based, as the following charts demonstrate.

TARGET PERFORMANCE-BASED COMPENSATION*
CEO		AVERAGE NAMED OFFICER (EXCLUDING CEO)

Performance-Based	Base Salary	Performance-Based	Base Salary
89%	11%	75%	25%

*	With respect to long-term incentives, these charts include the target value of our Named Officers’ performance-based restricted stock unit (“PBRSU”) awards for the 2021-2023 performance cycle pursuant to our Growth Performance Plan (as defined below) and the target value of stock option awards based on salary grade guidelines, as further described in this CD&A.

2021 Performance at a Glance

We continued to face unprecedented uncertainty and difficult operating conditions during 2021. The COVID-19 pandemic continued to cause significant challenges and we experienced supply chain disruptions and significant increases in raw material and logistics costs. Throughout the year, our first priority remained protecting the health, safety and well-being of our employees. Despite the challenges we faced in 2021, we remained focused on serving the needs of our customers and consumers by delivering health and hygiene products and pet nutrition offerings to people around the world who count on our products to continue their daily routines and on driving sustainable profitable growth through premium innovation, digital transformation and investing behind our strategic priorities.

The strong resilience, dedication, creativity and agility of our people and our ability to execute on our business strategy in the difficult environment are positively reflected in our 2021 results. We delivered strong organic sales growth (a non-GAAP financial measure, defined as net sales excluding foreign exchange, acquisitions and divestments) and Free Cash Flow Productivity (a non-GAAP financial measure, defined below) and solid performance on adjusted earnings per share (a non-GAAP financial measure, referred to herein as “Base Business Earnings Per Share”), as demonstrated below. While the sales and earnings results represented a deceleration from the growth levels we saw in 2020, we were pleased with them in the context of the challenging operating environment and the cycling of difficult comparisons to our 2020 results, when certain of our categories experienced a significant increase in demand driven by COVID-19.

OPERATING RESULTS*

2021 ORGANIC SALES GROWTH 4.4% vs. 2021 Target of 3.6%	2021 BASE BUSINESS EARNINGS PER SHARE $3.21 vs. 2021 Target of $3.21	2019-2021 FREE CASH FLOW PRODUCTIVITY 114.8% vs. 2019-2021 Target of 90%
*	“Free Cash Flow Productivity” is defined as free cash flow before dividends as a percentage of net income including non-controlling interests as reported in our audited financial results. The P&O Committee (as defined below) reduced our 2019-2021 Free Cash Flow Productivity results for compensation purposes to 107.6%, as described on page 42. Please see Annex A for reconciliations of organic sales growth to net sales growth calculated in accordance with GAAP, of Base Business Earnings Per Share to Diluted earnings per share calculated in accordance with GAAP and of free cash flow before dividends to Net cash provided by operations calculated in accordance with GAAP.

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Executive Compensation

Given our focus on growth, we were especially pleased with our 2021 organic sales growth, which was at the higher end of the target range we announced at the beginning of 2021. Our organic sales growth reflected both volume and pricing growth and was driven by strong growth in oral care and pet nutrition, both of which accelerated from their 2020 growth levels. Our Base Business Earnings Per Share for 2021 was in line with our publicly announced guidance, despite the significant raw material and logistics cost inflation we faced.

We also maintained our strong balance sheet and cash flow, which led the Board of Directors to authorize an increase in the quarterly cash dividend, effective in the second quarter of 2021. This was our 59th consecutive year of dividend increases and our 127th consecutive year paying a dividend, as part of our commitment to, and strong record of, returning value to shareholders.

RETURN TO SHAREHOLDERS

Going forward, we remain focused on delivering long-term shareholder return and building long-term business success through good corporate governance and the design and implementation of our key strategic business priorities—driving organic sales growth and long-term profitable growth through premium innovation in our core businesses, leveraging faster growth in adjacent categories, expanding in high-growth channels and markets and delivering margin expansion through operating leverage and efficiency; and maximizing the impact of our environmental, social and governance (“ESG”) programs and leading in the development of human capital, including our sustainability and social impact and diversity, equity and inclusion (“DE&I”) strategies. We intend to continue our practice of tying compensation to achievement of both annual and long-term business goals to help further those priorities.

This Compensation Discussion and Analysis (“CD&A”) discusses the compensation of the Named Officers, namely:

Noel R. Wallace	Stanley J. Sutula III	Jennifer M. Daniels
Chairman, President and Chief Executive Officer	Chief Financial Officer	Chief Legal Officer and Secretary

Prabha Parameswaran	Panagiotis Tsourapas
Group President, Growth and Strategy	Group President, Europe and Developing Markets

The Personnel and Organization Committee of the Board (the “P&O Committee”) annually analyzes the relationship between pay and performance for our Named Officers. The analysis includes a review of the relationship between the compensation paid to our CEO and our other Named Officers and Company performance relative to the Comparison Group (as defined below) over the past three years. The review shows a strong link between Company pay and Company performance over time in terms of various key operating measures. During the three-year period from 2019 to 2021, our adjusted net income growth, adjusted earnings-per-share growth, net sales growth, total shareholder return, organic sales growth, return on sales, operating cash flow as a percentage of sales, return on invested capital and CEO total direct compensation relative to the Comparison Group are as shown to the right.
COLGATE 2019-2020 PERFORMANCE RELATIVE TO COMPARISON GROUP* (%)

*  Adjusted net income growth, adjusted earnings-per-share growth and organic sales growth reflect the adjustments described in Annex A to Colgate’s net income, earnings per share and net sales growth, respectively, and comparable adjustments to peer companies’ net income, earnings per share and net sales growth. See page 31 for an explanation regarding the components of “total direct compensation” or “TDC.”

2022 Proxy Statement	29

Executive Compensation

2021 Compensation Program Highlights

New Performance Measure Added to 2021 Annual Incentive Program

In 2021, the P&O Committee determined that, in addition to financial goals, the annual incentive program should include a performance measure tied to our enterprise-wide innovation and digital transformation progress, referred to herein as the strategic measure. This strategic measure, which represented 20% of the annual bonus opportunity, recognizes the critical importance of innovation and digital transformation to our growth strategy and continuing success and seeks to further align compensation with our strategic priorities. See “Compensation Components—Annual Incentives” below for further detail regarding how the P&O Committee measured achievement against the strategic measure. The remaining 80% of the annual bonus opportunity was determined by our achievement against our organic sales growth and earnings-per-share goals.

Evolution of Long-Term Incentive Program

Starting in 2018, the P&O Committee oversaw a comprehensive review of our compensation strategy and program, resulting in the creation of a new long-term incentive program starting with the just completed 2019-2021 performance cycle, referred to as the “Growth Performance Plan.” As part of the new Growth Performance Plan, the P&O Committee, with support from the other independent directors, decided to change our grant timing to grant a target award of unearned PBRSUs at the beginning of each three-year performance cycle, which may be earned and, if earned, will vest following the conclusion of the three-year performance period on the basis of the achievement of performance goals determined by the P&O Committee. Under our legacy long-term incentive program (known as the “Long-Term Global Growth Program”), award opportunities were established for participants at the beginning of the three-year performance cycle, but restricted stock units were granted following the conclusion of the performance period, and were then subject to an additional three-year time-based vesting period. The P&O Committee believes that the new Growth Performance Plan structure better aligns with market standards and is more intuitive for stockholders and prospective employees, while still focusing on growth and driving long-term performance.

Due to the transition from the Long-Term Global Growth Program to the Growth Performance Plan and the related change in the grant timing, two sets of award opportunities and payouts are disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table in this Proxy Statement. The two award opportunities relate to different performance cycles, as demonstrated by the following chart.

Relevant Performance Cycle
	Long-Term Global Growth Program	Growth Performance Plan
RSU Grant Year	(legacy – RSUs granted only if earned)	(new – PBRSUs granted but unearned)
2021	2018-2020	2021-2023

In the tables in this CD&A discussing target compensation mix, only the target value of the PBRSU award for the 2021-2023 performance cycle under the new Growth Performance Plan (which was granted in March 2021) is shown, not the target award opportunity for the 2018-2020 performance cycle under the legacy Long-Term Global Growth Program (which was established in March 2018), consistent with the way the P&O Committee analyzed 2021 compensation.

Performance Measures

The P&O Committee selected the following performance measures in 2021 to assess the performance of the Named Officers in 2021 and in the three-year performance period commencing in 2021:

Pay Component	CEO 2021 Target Compensation Mix	Other Named Officer Average 2021 Target Compensation Mix	Performance Measures	Performance Period	Form of Payment
Annual incentive			• Base Business Earnings Per Share • Organic sales growth • Strategic initiatives	One year (2021)	Cash bonus
Long-term incentive*

•  Organic sales growth relative to the Comparison Group

•  Base Business Net Income (defined below) growth relative to the Comparison Group

•  Free Cash Flow Productivity

•  Total shareholder return relative to the Comparison Group (modifier)

				Three years (2021-2023)	PBRSUs (vesting in 2024, if earned)
*	Percentages shown include the target value of the PBRSU awards for the 2021-2023 performance cycle pursuant to our Growth Performance Plan and the target value of stock option awards based on salary grade guidelines.

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Executive Compensation

The performance measures in the annual and long-term incentive programs were selected to drive our growth strategy and focus on sustainable value creation.

Annual Incentive Awards

Measure	Target	2021 Results	Outcome	Comparison vs. Comparison Group*
Base Business Earnings Per Share	$ 3.21	$ 3.21	121.0% of the assigned award opportunities for each of the Named Officers.

•  Annual bonuses for the Named Officers (other than Mr. Wallace) were paid at approximately the 44th to the 65th percentile of annual bonuses for similar jobs in the Comparison Group.

•  Mr. Wallace’s award represented a payout at approximately the 44th percentile of annual bonuses for CEOs in the Comparison Group.

Organic Sales Growth	3.6%	4.4%
Strategic Initiatives	See below description
*	Based on the most recent data available.

In determining the extent to which the strategic measure was achieved, the P&O Committee considered achievement against our enterprise-wide innovation and digital transformation goals, weighted equally, using a combination of growth and capability measures. Following this evaluation, the P&O Committee determined that the strategic measure should pay out at 125% of target, based on our strong performance against those goals as described under “Compensation Components—Annual Incentives” below.

Long-Term Incentive Awards

2021-2023 LONG-TERM INCENTIVE AWARDS PERFORMANCE CYCLE (GROWTH PERFORMANCE PLAN)

Measure	Target*	Status
Relative Organic Sales Growth	Performance at the 50th percentile of the Comparison Group

•  If PBRSUs were to vest solely based on performance achieved through December 31, 2021, payout would be between the threshold and target levels. Performance over the remaining two years of the performance period will determine the actual number of shares earned, if any.

•  PBRSUs will vest, if earned, in 2024.

Relative Base Business Net Income Growth	Performance at the 50th percentile of the Comparison Group
Free Cash Flow Productivity	95%
Total Shareholder Return Modifier	The number of PBRSUs may increase or decrease by up to 25% based on our total shareholder return relative to the Comparison Group
*	Targets were set in March 2021 at the beginning of the three-year performance cycle.

Stock Options

In 2021, the P&O Committee approved annual stock option awards for the Named Officers. These awards are made based on guidelines set for each salary grade, which are established annually based on a review of market data and share usage.

CEO Total Direct Compensation*

*	For purposes of this CD&A, Mr. Wallace’s total direct compensation for each year includes his year-end salary and the amounts shown in the Summary Compensation Table in the columns “Option Awards,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” and the PBRSU award granted in such year, consistent with the way the P&O Committee analyzes his compensation. The actual value of the payout from his PBRSU awards for the Growth Performance Plan’s 2020-2022 and 2021-2023 performance cycles granted in 2020 and 2021, respectively, will depend upon achievement of the performance goals as well as the price of our Common Stock at the time of vesting in 2023 and 2024, respectively. The restricted stock unit award granted to Mr. Wallace in February 2021 under our legacy Long-Term Global Growth Program for the 2018-2020 performance cycle is not included in total direct compensation because the P&O Committee considered such award part of Mr. Wallace’s 2018 compensation and such award did not factor into its consideration of Mr. Wallace’s 2020 or 2021 compensation.

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Executive Compensation

Additional Compensation Program Highlights

Highlighted below are compensation practices we have implemented to drive Company performance and to align the interests of our executives with our stockholders.

What We Do

  Pay for Performance. Our executive compensation is tied to performance with clearly articulated financial and other strategic goals. Each year, the P&O Committee conducts a comprehensive review of executive compensation prior to making compensation decisions to ensure pay and performance are aligned.

  Competitive Compensation Programs. We regularly benchmark our compensation programs and design the programs to compensate employees at approximately the median level, with above-median payouts for superior performance and below-median payouts for performance below expectations.

  Robust Stock Ownership Guidelines. We maintain stringent stock ownership guidelines for members of senior management, requiring the CEO to own Colgate stock equal in value to eight times his annual salary and the other Named Officers to hold Colgate stock in amounts equal to four times their annual salaries.

  Ability to “Claw Back” Compensation. Our clawback policy permits recoupment of cash and equity-based incentive awards made to an officer or other executive subject to the policy if the financial results on which such awards were based are subsequently restated or the officer or executive engaged in conduct that violates our Code of Conduct.

  Perquisites are Insignificant. Executive perquisites represent less than 1% of the total compensation for each Named Officer reflected in the Summary Compensation Table.

What We Don’t Do

  Incentives Do Not Encourage Excessive Risk-Taking. Our incentive programs do not contain features that may encourage excessive risk-taking, such as multi-year guaranteed bonuses or high pay opportunities relative to peer companies. In addition, we utilize multiple performance measures for annual and long-term incentives.

  No Executive Officer Employment Agreements. We do not have employment agreements with our Named Officers, meaning they are not entitled to minimum base salaries, guaranteed bonuses or guaranteed levels of equity or other incentives.

  No Hedging or Pledging of Colgate Stock is Permitted. Our hedging policy prohibits our directors, officers and employees who receive stock-based compensation from engaging in transactions that hedge against declines in the value of Colgate stock, strengthening the alignment between stockholders and directors and executives. Further, our pledging policy prohibits our directors and officers from pledging Colgate stock to prevent forced sales of Colgate stock by our directors and officers.

  No Backdating, Springloading or Repricing of Stock Options. We make annual equity awards at the same predetermined times each year. Equity awards, including stock options, are never backdated or issued with below-market exercise prices. Repricing of stock options without stockholder approval is expressly prohibited.

  No Single Trigger Severance Payments Under Our Severance Plan. Severance payments under the Colgate-Palmolive Company Executive Severance Plan (the “Severance Plan”) are payable only if an executive’s employment is terminated or an executive terminates his or her employment as a result of an “adverse change in conditions of employment” (as defined in the Severance Plan) following a change in control.

  No Tax Gross-Ups on Perquisites or Severance. Perquisites are insignificant, as previously noted, and any personal income taxes due as a result of perquisites provided to executives, other than international assignment benefits, are the responsibility of the executives. In addition, the Severance Plan does not provide for tax gross-ups on severance payments.

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Executive Compensation

Compensation Philosophy

We believe that people are the most important driver of our business success and, accordingly, view compensation as an important tool to motivate leaders at all levels of the organization. Outlined below are the principles underlying our executive compensation programs and examples of specific program features used to implement those principles.

	Base salary	Annual incentives	Long-term incentives
ALIGN PAY AND PERFORMANCE
Multiple performance measures are used to ensure a focus on overall Company performance.
Payouts vary based upon the degree to which performance measures are achieved.
We do not guarantee minimum base salaries, bonuses or levels of equity or other incentives for our Named Officers, through employment agreements or otherwise.

DRIVE STRONG BUSINESS RESULTS AND OUR STRATEGIC PLAN
Selecting performance measures, such as organic sales growth, net income growth, earnings per share and free cash flow productivity, that are key metrics for investors fosters profitable growth and increases shareholder value.
Using performance measures tied to our annual and long-term goals, the achievement of which the Named Officers have the ability to influence, motivates the Named Officers to achieve strong and sustained business results.
Using performance measures tied to strategic initiatives, such as innovation and digital transformation, helps align compensation with and drive our strategic growth priorities.
Using measures in the long-term incentive award program that emphasize our performance relative to peers focuses the Named Officers on achieving peer-leading performance.

FOCUS ON LONG-TERM SHAREHOLDER RETURN
Our long-term incentive award program has a three-year performance period, driving a focus on long-term results.
A significant portion of the Named Officers’ total compensation is paid in equity (approximately 55-70% in 2021), aligning the interests of the Named Officers with those of stockholders.
The Named Officers’ payout through the long-term incentive award program varies based on our three-year total shareholder return compared to the Comparison Group, directly tying a portion of the Named Officers’ compensation opportunity to relative shareholder return.
Our use of stock options, which provide value only to the extent that our stock price appreciates, provides an effective link to changes in shareholder value that aligns the interests of stockholders and executives.
Stock ownership guidelines require that executives own significant levels of stock, further strengthening the focus on long-term shareholder return.

MOTIVATE AND RETAIN CRITICAL TALENT AND REFLECT EXTERNAL MARKET AND COMPETITIVE PRACTICES
We regularly benchmark our compensation programs and design the programs to compensate executives at the median level, with above-median payouts for superior performance and below-median payouts for performance below expectations.
Using components that measure performance against both financial results and key strategic initiatives aligns with market practice.
To promote equal pay and fairness, our policy is to compensate each individual at a level commensurate with his or her role, work location, individual performance and experience, irrespective of gender, race, ethnicity or any other category protected by law.
Individual performance influences salary increases and stock option awards, motivating the Named Officers to perform at the highest levels.
We reward executives for strong performance, including by increasing payouts under the long-term incentive award program when we outperform our peers and decreasing payouts when we underperform our peers.

2022 Proxy Statement	33

Executive Compensation

The P&O Committee devotes substantial time and attention throughout each year to executive compensation matters to ensure that compensation is aligned with our performance and the best interests of stockholders. Our compensation programs reflect our strategic initiatives and balance achievement of short-term results with long-term strategic objectives. As discussed in more detail below, the P&O Committee’s well-balanced and disciplined approach includes regular reviews with its independent compensation consultant and careful benchmarking to ensure that our compensation is effective in motivating and retaining critical talent, is supported by underlying performance and is reasonable relative to our peers. In reviewing and approving compensation for the Named Officers, the P&O Committee considers all material components of compensation as well as comprehensive information regarding market practices. The purpose of these materials is to bring together all of the elements of actual and potential future compensation of the Named Officers, so that the P&O Committee may review individual elements of compensation, including compensation mix, as well as the aggregate amount of total compensation.

This CD&A discusses the compensation paid to the Named Officers. The compensation programs described, however, apply more broadly to our other officers and senior managers, with changes as appropriate to reflect different salary grade levels and job responsibilities. We believe that this approach helps to align Colgate people into one global team sharply focused on our performance objectives and key strategic initiatives.

Compensation-Setting Process

Role of the P&O Committee

The P&O Committee oversees our executive compensation programs. The P&O Committee does not delegate any of its responsibilities regarding the consideration and determination of executive compensation.

The P&O Committee:

•	Recommends and approves, with the participation and concurrence of the other independent directors, the CEO’s performance goals and compensation; the CEO does not play any role in setting his own compensation;
•	Reviews and approves the performance goals and compensation recommended by our Global Human Resources function and the CEO for our other executive officers;
•	References tally sheets that summarize all material components of compensation in reviewing and approving compensation for executive officers; and
•	Approves the peer group companies that are used as a reference point in designing our compensation programs and in setting compensation levels and that our performance is reviewed against for purposes of making awards that are based on relative performance measures.

Role of the Independent Compensation Consultant

The P&O Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook is actively involved in advising the P&O Committee on compensation decisions.

FW Cook, as the P&O Committee’s independent compensation consultant:

•	Regularly reviews our executive compensation programs with the P&O Committee;
•	Advises the P&O Committee on the setting of target compensation levels, the design of our variable incentive plans and the setting of performance goals;
•	Helps the P&O Committee ensure there is a strong positive relationship between earned compensation and performance, as measured by operating results and changes in shareholder value;
•	Provides observations and recommendations about the peer group companies that are used as a reference point in designing our compensation programs and in setting compensation levels and that our performance is reviewed against for purposes of making awards that are based on relative performance measures; and
•	Informs the P&O Committee of emerging trends and best practices in executive compensation design and related regulatory developments.

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Executive Compensation

2021 CEO Compensation Review

In 2021, the P&O Committee worked with FW Cook to determine the appropriate target level of direct compensation for Mr. Wallace based on his individual performance, including his leadership, and overall Company performance. Following this review, which also took into account our compensation philosophy, competitive data from the Comparison Group and market trends, the P&O Committee determined in March 2021 to maintain Mr. Wallace’s overall target direct compensation (salary and annual and long-term incentives) for 2021 near the median of the Comparison Group, with the possibility of above-median compensation based on superior performance and below-median compensation if performance fell below expectations. The P&O Committee also continued to have the variable portion of Mr. Wallace’s target direct compensation represent a larger portion of his compensation as compared with the other Named Officers, to ensure his compensation is strongly tied to Company performance. In making these determinations, the P&O Committee worked together with the other independent directors of the Board.

In light of these considerations, in March 2021 the P&O Committee determined to increase Mr. Wallace’s salary by 3.8%, consistent with market trends and the salary increases for other Company executives. This salary increase also had the effect of increasing Mr. Wallace’s annual bonus opportunity because that opportunity is expressed as a percentage of base salary (set at 160% of base salary for both 2020 and 2021), but did not impact other aspects of his compensation such as his long-term incentive opportunity, which is expressed as a dollar value. The P&O Committee determined this salary increase was warranted as a result of Mr. Wallace’s leadership and consistent with its intent to maintain his target direct compensation near the median relative to the Comparison Group. The P&O Committee also determined to increase the long-term equity incentive portion of Mr. Wallace’s target direct compensation from $8,500,000 to $9,000,000 in order to maintain his target direct compensation near the median of the Comparison Group and consistent with the P&O Committee’s intent to link a significant part of his compensation to the achievement of multi-year performance goals and our absolute and relative stock price performance.

Comparison Group

We use comparative compensation data from a group of other leading companies, referred to in this CD&A as the “Comparison Group,” as a point of reference in designing our compensation programs and in setting compensation levels. The P&O Committee does not use this comparative data as the determinative factor in setting compensation levels but rather as a single component in its effort to verify that our compensation programs are reasonable and competitive in light of compensation levels at similarly situated companies. The P&O Committee also reviews our performance against the Comparison Group for purposes of making awards that are based on relative performance measures, including the long-term incentive awards granted under the Growth Performance Plan.

The Comparison Group is selected to include companies of similar size and complexity to us (including our substantial international operations) and to represent both the market for executive talent in which we compete as well as our peer companies from a performance and investment perspective. It is comprised primarily of fast-moving consumer goods companies with product portfolios consisting of globally recognized brands that are similarly situated to us in terms of overall size or performance against relevant measures. Our 2021 revenues and market capitalization as of December 31, 2021 were at the 28th and 52nd percentiles, respectively, of the Comparison Group.

The companies comprising the Comparison Group are approved by the P&O Committee after taking into account observations and recommendations of management and FW Cook.

For 2021, the P&O Committee determined not to make any changes to the Comparison Group, so it remained unchanged from 2020 and consisted of the following 15 companies:

COMPARISON GROUP

● Campbell Soup Company ● The Clorox Company ● The Coca-Cola Company ● Conagra Brands, Inc. ● The Estée Lauder Companies Inc.	● General Mills, Inc. ● Johnson & Johnson ● Kellogg Company ● Kimberly-Clark Corporation ● The Kraft Heinz Company	● Mondēlez International, Inc. ● PepsiCo, Inc. ● The Procter & Gamble Company ● Reckitt Benckiser Group PLC ● Unilever PLC

Compensation data are collected for these companies for all of our three primary compensation components (base salary, annual incentive pay and long-term incentive pay), both individually and in the aggregate, as well as for indirect compensation elements such as perquisites and retirement benefits.

2022 Proxy Statement	35

Executive Compensation

Our adjusted net income growth, adjusted earnings-per-share growth, net sales growth, total shareholder return, organic sales growth, return on sales, operating cash flow as a percentage of sales, return on invested capital and CEO total direct compensation relative to the Comparison Group during the three-year period from 2019 to 2021 were as follows:

COLGATE 2019-2021 PERFORMANCE RELATIVE TO COMPARISON GROUP* (%)	* Adjusted net income growth, adjusted earnings-per-share growth and organic sales growth reflect the adjustments described in Annex A to Colgate’s net income, earnings per share and net sales growth, respectively, and comparable adjustments to peer companies’ net income, earnings per share and net sales growth.

Compensation Components

Compensation Mix

Our executive compensation programs consist of the following three primary components:

Base salary	Annual incentives	Long-term incentives
	Payable in the form of cash bonuses	Payable in the form of stock options and PBRSUs

In allocating target compensation among these three components, the P&O Committee seeks to provide reasonable and competitive levels of fixed compensation (i.e., salary), while emphasizing performance-based compensation that varies based on overall Company or business unit performance and/or the performance of our Common Stock. Accordingly, as the following chart illustrates, base salaries for the Named Officers other than Mr. Wallace represented approximately 25% of the three compensation components noted above, and incentive compensation, consisting of annual and long-term, represented approximately 75% at target, while the base salary for Mr. Wallace represented 11% of the three components noted above and incentive compensation represented 89% at target. The target compensation mix for Mr. Wallace reflects the P&O Committee’s belief that a larger portion of his compensation should be variable and tied to our financial and stock price performance.

NAMED OFFICERS’ TARGET COMPENSATION MIX (%)

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Executive Compensation

The target mix between annual incentive pay and long-term incentives is determined based on competitive practice and our desire to focus, first, on long-term performance and shareholder value and, second, on annual performance. Within the long-term incentive category, the Named Officers are eligible to receive a mix of stock options and PBRSUs because the two types of awards serve different but complementary purposes. Stock options provide value only to the extent that our stock price appreciates, thereby providing an effective link to changes in shareholder value that aligns the interests of stockholders and executives. PBRSUs provide value based on both our long-term performance relative to our objectives and an increase in shareholder value, creating a strong link between compensation and the achievement of our long-term financial goals and our performance relative to peers. Our compensation philosophy and competitive practice also drive determinations about total target compensation levels for the Named Officers.

In addition to the three primary components of compensation discussed above, we provide our executive officers, including the Named Officers, with limited perquisites that represent less than 1% of the total compensation for each Named Officer shown in the Summary Compensation Table. For the Named Officers, such perquisites consist primarily of (i) through 2021, an annual allowance of up to $11,500 to be used for legal, financial or tax counseling; (ii) an annual physical exam; and (iii) in the case of Mr. Wallace, the use of a Company car and driver. We implemented the allowance plan, which was available to approximately 700 employees with allowance amounts varying based on salary grade level, over 25 years ago to ensure uniformity of treatment for all executives regarding perquisites. The allowance plan was eliminated effective December 31, 2021 and no executives will receive a perquisites allowance in 2022. For more information on perquisites provided to the Named Officers in 2021, see note 6 to the Summary Compensation Table. Any personal income taxes due as a result of these perquisites, other than international assignment benefits, are the responsibility of the Named Officers.

The compensation and benefits payable to the Named Officers in the event of retirement, severance and change in control are described on pages 50 to 51 and 53 to 57. Our retirement programs are designed to provide our long-serving, retiring employees with competitive replacement income based on prevailing market practice. The Named Officers participate in the same retirement programs that are available to other U.S. employees, with supplemental benefits provided to make up for benefits under certain plans that cannot be provided as a result of the application of certain limits under the Internal Revenue Code of 1986, as amended. Ms. Parameswaran and Messrs. Tsourapas and Wallace, who participate in the Colgate-Palmolive Company Employees’ Retirement Income Plan (the “Retirement Plan”), receive pension benefits determined under the PRA formula as described in “Retirement Plans.” Ms. Daniels and Mr. Sutula are not participants in the Retirement Plan and instead participate only in our defined contribution plans. Our severance program is designed to provide participants with reasonable compensation if their employment is terminated in the event of a change in control or at the Company’s convenience. The potential payments and benefits under these various programs did not influence the decisions discussed in the balance of this CD&A regarding the setting of salary, annual incentives and long-term incentives for the Named Officers since these programs serve very different purposes.

Base Salary

Base salaries for the Named Officers and all other employees are based on established salary ranges for each grade level. The CEO’s salary is set independently by the P&O Committee, without the involvement of the CEO. The P&O Committee reviews salaries for the other Named Officers based on recommendations from the Global Human Resources function and the CEO in accordance with the established salary ranges and the guidelines described below.

Since base salaries are designed to provide a reasonable, competitive level of fixed compensation, the mid-point of each salary range is set at the median pay level for similar jobs at companies in the Comparison Group. Salaries above the median are available for key contributors to our success. Setting salaries in the median range or above mitigates pressure that might otherwise exist to support short-term focused or higher-risk business strategies if fixed compensation were set materially below market rates.

Decisions regarding where in the range a particular individual’s salary should be and whether his or her salary should be increased during the year are based on the following factors:

●	Our annual salary budget guidelines;
●	Company or business unit performance, as applicable;
●	Assumption of new responsibilities;
●	Data from the Comparison Group; and
●	Individual performance, elements of which include:
●	the individual’s ability to translate our key priorities into specific strategies applicable to his or her function, to communicate those strategies clearly and effectively and, working with his or her team, to deliver results against those strategies to help us achieve our performance objectives and strategic initiatives; and
●	other performance measures, such as the successful launch of innovative new products, increases in market share of Colgate products, geographic expansion and increases in productivity.

2022 Proxy Statement	37

Executive Compensation

The Named Officers are experienced executives and key contributors to our success. In 2021, salaries for the Named Officers other than Mr. Wallace ranged between approximately the 52nd and 85th percentiles of salaries for similar jobs in the Comparison Group, based on the most recent data available to us. Mr. Wallace’s salary is near the median for CEOs in the Comparison Group.

Annual Incentives

Award Opportunities

Annual incentive awards are awarded under a stockholder-approved plan. Cash bonuses are designed to reward performance over a one-year period against one or more pre-established performance measures set by the P&O Committee at the beginning of the year. Awards are determined by the P&O Committee based on achievement against the designated goals early in the following year when our audited financial results are available. In addition, the P&O Committee has discretion to adjust calculated awards upward or downward, subject to award limits established by the P&O Committee at the time the performance measures were set.

Executives, including the Named Officers, are each assigned a bonus award opportunity, which is based on salary grade level, expressed as a percentage of year-end base salary and generally set at or below the median of the Comparison Group. Assigned award opportunities are established for each Named Officer to ensure that the portion of annual cash compensation (i.e., salary plus cash bonus) that is based on performance increases with the level of responsibility. This ensures that the executives who are most responsible for managing Colgate and establishing our strategic plan are held most accountable to stockholders. For 2021, the Named Officers’ assigned award opportunities and award maximums, which are equal to 200% of the assigned award opportunities, were as follows:

	Assigned Award Opportunity	Maximum Award Opportunity
Noel R. Wallace	160% of base salary	320% of base salary
Stanley J. Sutula III	90% of base salary	180% of base salary
Jennifer M. Daniels	70% of base salary	140% of base salary
Prabha Parameswaran	70% of base salary	140% of base salary
Panagiotis Tsourapas	70% of base salary	140% of base salary

The annual cash bonuses for 2021 for the Named Officers were subject to a 10% downward adjustment if certain key global ethics and compliance objectives were not met and an additional 10% downward adjustment if certain DE&I objectives were not met. These ethics and compliance and DE&I objectives were achieved in 2021 and therefore no downward adjustment was applied.

Performance Measures and Bonus Payouts

Financial Measures (80%)

80% of the 2021 cash bonuses for the Named Officers were based on financial performance measures, namely Base Business Earnings Per Share and organic sales growth, in each case as reported in our 2021 financial results. The organic sales growth measure was selected to drive our growth strategy and reflect the underlying momentum of our business. The earnings-per-share measure was selected to create a strong focus on our overall profit goal and its underlying drivers of sales, cost control and financial efficiency.

The earnings-per-share measure is adjusted for the effects of the following, as applicable: restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. The purpose of the adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not impacted by factors unrelated to the ongoing operation of the business. These adjustments are consistent with the presentation in our public filings in which the impact of these items is discussed separately.

The P&O Committee established annual bonus targets in March 2021 consistent with our publicly announced guidance for 2021 and based on our 2021 business strategy to drive sustainable profitable growth through premium innovation, digital transformation and investing behind our strategic priorities while continuing to manage through the COVID-19 pandemic. Given the economic and market conditions at the time the targets for the annual bonus award were set, the goals were designed to be challenging but achievable, with payout levels intended to encourage strong, focused performance. We take into account the budget for our share repurchase program when setting our earnings-per-share targets, and no decisions about share repurchase plans are tied to an attempt to influence compensation results.

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Executive Compensation

In 2021, the performance required to receive threshold, target and maximum payouts for each of the two financial components, and the payout relative to the Comparison Group that overall performance at each level would represent for the Named Officers, were as follows:

	Weight	Threshold	Target	Maximum
Base Business Earnings Per Share	40%
Organic Sales Growth	40%
Strategic Initiatives	20%	See discussion below
Payout Relative to the Comparison Group		Below 10th percentile	27th to 54th percentile	74th to above 90th percentile

If Base Business Earnings Per Share was less than $3.03 or organic sales growth was less than 0.6%, no annual bonus would be paid with respect to that component. To the extent performance on either performance measure fell between two applicable values, the applicable payout percentage would be interpolated on a linear basis.

Strategic Initiatives (20%)

The remaining 20% of the 2021 annual cash bonuses for the Named Officers was determined based on our progress on certain strategic initiatives, measured by considering our performance during 2021 against our enterprise-wide innovation and digital transformation goals, weighted equally, using a combination of growth and capability measures. This strategic measure was selected in recognition of the critical importance of innovation and digital transformation to our growth strategy and continuing success and to further align compensation with our strategic priorities.

The strategic measure was payable at 25% for threshold performance, 100% for target performance and 200% for maximum performance, as determined by the P&O Committee. However, in the event our performance on either of the two financial performance measures discussed above was below the threshold level, the strategic measure would be capped at 100%.

In early 2022, the P&O Committee evaluated our performance against the above criteria and determined that the strategic measure should pay out at 125% of target, based on our strong performance against our enterprise-wide innovation and digital transformation goals. In making this determination, the P&O Committee considered (i) our year-over-year growth in sales from eCommerce, which exceeded our goals; (ii) our revenue from new products and incremental net sales coming from innovation, each of which were in line with our goals; and (iii) our digital and innovation culture and employee training measures, each of which were in line with or exceeded our goals.

Based on strategic measure performance of 125%, Base Business Earnings Per Share of $3.21 and organic sales growth of 4.4%, the P&O Committee approved bonus awards for the Named Officers at 121.0% of their assigned award opportunities. The annual cash bonus for Mr. Wallace equaled 194% of his year-end salary, for Mr. Sutula equaled 109% of his year-end salary and for Mses. Daniels and Parameswaran and Mr. Tsourapas equaled 85% of their respective year-end salaries.

Long-term Incentives

Overview

Our long-term incentive compensation is designed to focus the Named Officers and other Colgate executives on increasing shareholder value and to incentivize their contribution to our long-term growth and performance. We use two types of long-term incentives for the Named Officers, both granted in the form of equity: stock options and PBRSUs (weighted equally). Stock options and PBRSUs are used to balance and support the key principles discussed on page 33. Because their value is solely dependent on appreciation in stock price, stock options strongly support the objectives of ensuring that pay is aligned with changes in shareholder value and creating commonality of interest between the Named Officers and stockholders. The use of PBRSUs ensures that the amount of long-term incentive compensation granted is tied directly to both increases in shareholder value and the achievement of critically important multi-year performance objectives. Due to the multi-year earning and/or vesting requirements, all of our long-term incentives support the goal of retaining the Named Officers and other key executives.

2022 Proxy Statement	39

Executive Compensation

Consistent with our longstanding practice of encouraging stock ownership throughout the organization to reward employees for the long-term value they create and to align management and stockholder interests, long-term equity grants are the largest component of target direct compensation for the Named Officers. Following a review of the practices of the Comparison Group, long-term incentives are generally targeted at the median of the Comparison Group, with above-median awards available based on superior performance and below-median awards available based on performance below expectations.

In 2021, our annual stock option and restricted stock unit utilization for all awards was 0.71% of outstanding stock, placing us at the 79th percentile of the Comparison Group based on available market data. Because we use a mix of long-term incentives that is weighted more heavily toward stock options than full-value awards as compared with the companies in the Comparison Group, our utilization rate will generally be above the median of the Comparison Group.

Equity Grant Process and Policies

We make annual equity awards at the same predetermined times each year, at regularly scheduled P&O Committee meetings in the first and third quarters. Equity awards for new hires or newly promoted employees or special awards for recognition or retention purposes are generally made on a monthly basis. The grant date of any award is no earlier than the date on which such award is approved, and the grant price of any award is never less than the closing price of our Common Stock on the date of grant. All awards are granted under a stockholder-approved plan.

Stock Options

Overview

The number of stock options granted to individual executives is determined based on guidelines set for each salary grade level. Established annually, the stock option guidelines are determined based on a review of market data and share usage. Actual awards may vary from such guidelines based on a qualitative assessment of factors similar to those used to determine salary, including each individual’s performance, the performance of the business unit or function for which they are responsible and the assumption of new job responsibilities. (See discussion of salary on page 37.) As with other compensation decisions, in the case of the CEO, the P&O Committee makes such assessment with the participation and concurrence of the other independent directors of the Board and considering advice from its independent consultant, FW Cook. In the case of the other Named Officers, the P&O Committee reviews and approves awards taking into account the recommendations of the Global Human Resources function and the CEO.

Stock Option Grants

During 2021, the stock option grant to Mr. Sutula was at our guideline award level. The stock option awards for Mses. Daniels and Parameswaran and Mr. Tsourapas were each 5% below the guideline award level due to their recent promotions. See column (j) of the Grants of Plan-Based Awards Table for the number of stock options granted to the Named Officers in 2021. Mr. Wallace’s award for 2021 was 405,041 options, consistent with the pre-established guideline.

Stock Option Terms

For all of the Named Officers, the stock options vest in equal annual installments over three years, the exercise price of the stock options is equal to the closing price of our Common Stock on the date of grant and the term of the stock options is eight years. Unvested stock options are forfeited if the recipient terminates his or her employment, other than through retirement, death or disability. For more information regarding the effect of various types of termination of employment on the vesting of outstanding equity awards, including stock options, see page 55.

Performance-Based Restricted Stock Unit Awards

Awards

Under our new long-term incentive program, the Growth Performance Plan, beginning with the 2019-2021 performance cycle, executives, including the Named Officers, receive PBRSUs at the beginning of each three-year performance cycle.

Each year, at the beginning of a three-year performance cycle, the P&O Committee approves a set of performance goals and a target award expressed in dollars, which is converted into PBRSUs by dividing the dollar value by the closing price of our Common Stock on the grant date. The number of PBRSUs that are earned and vest at the end of the performance period will be determined based on our performance against the pre-established performance goals. The PBRSUs will vest, to the extent earned, following the conclusion of the three-year performance period when actual performance is known and certified by the P&O Committee and shares of Common Stock are delivered in respect of the earned PBRSUs following vesting. In addition, the P&O Committee has discretion to adjust earned awards upward or downward, subject to award limits established by the P&O Committee at the time the performance measures were set.

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Executive Compensation

For the 2021-2023 performance cycle, Mr. Wallace’s target award was 59,785 PBRSUs and the target award for each of the other Named Officers ranged from 11,626 PBRSUs to 14,083 PBRSUs. All such target awards were granted in March 2021. Depending upon performance against the pre-established measures discussed below, including the modifier based on total shareholder return relative to peers, the number of PBRSUs that can be earned ranges from zero, if performance falls below a certain level, to a maximum of 250% of the target number of PBRSUs. The actual value of the payout from the PBRSUs will be determined in 2024 and will depend upon achievement of the performance goals as well as the price of our Common Stock at the time of vesting.

Performance Measures

The performance measures used for the 2021-2023 performance cycle are described below.

Performance Measure	Weight	Threshold	Target	Maximum
Average organic sales growth relative to the Comparison Group over the three-year performance period	50%
Average Base Business Net Income growth relative to the Comparison Group over the three-year performance period*	30%
Average Free Cash Flow Productivity over the three-year performance period	20%
*	We adjust net income in our audited financial statements for the effects of the following, as applicable: restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. For purposes of this Proxy Statement, this is referred to as “Base Business Net Income.” Comparable adjustments are also made to net income of the companies in the Comparison Group for purposes of determining relative performance.

If performance on any of the performance measures is below the threshold level, no PBRSUs would be earned with respect to that component. To the extent performance on any of the performance measures falls between two applicable values, the applicable payout percentage would be interpolated on a linear basis.

These measures were chosen based on our view that together they will drive sustainable profitable growth while reflecting the underlying momentum and strong fundamentals of our business and our ability to generate cash to satisfy current and future obligations, reinvest in business-building activities and return value to stockholders. The measures are primarily based on our performance relative to peers to ensure focus on delivering peer-leading performance, no matter the marketplace conditions. For the 2021-2023 performance cycle, the P&O Committee also determined to increase the Free Cash Flow Productivity target to 95% (from 90%) and maximum to 110% (from 105%) to ensure continued strong focus on cash generation from our business operations.

The Growth Performance Plan also includes a total shareholder return modifier to further link awards to creation of shareholder value and hold management accountable for outperforming peers. The number of PBRSUs earned following completion of the 2021-2023 performance cycle may increase or decrease by up to 25% based on our total shareholder return, defined as stock price appreciation plus dividends paid, relative to the Comparison Group over the same three-year period, as follows:

Company’s TSR Relative to Comparison Group	Award Modifier
≥75th percentile	+25%
60th percentile	+15%
50th percentile	0
40th percentile	-15%
≤25th percentile	-25%

To the extent our total shareholder return relative to the Comparison Group falls between two applicable values, the total shareholder return modifier would be interpolated on a linear basis. In addition, in the event our total shareholder return over the performance period is negative, no participant would be eligible to earn more than the target number of PBRSUs, even if our performance on the other performance measures would otherwise entitle them to a higher payout.

2022 Proxy Statement	41

Executive Compensation

Performance Cycles Status

The status of our just completed and in-progress performance cycles are described below.

Performance Period and Measures	Performance Levels	Status
2019-2021

●  Results were certified in February 2022

●  Relative organic sales growth was at the 74th percentile, relative Base Business Net Income growth was at the 33rd percentile and Free Cash Flow Productivity was 107.6% (following the reduction described below)

●  Total shareholder return was at the 60th percentile relative to the Comparison Group, which increased the payout by 15% based on the total shareholder return modifier

●  Based on the above performance, the PBRSUs paid out at 144.4% of target

2020-2022

●  Based on performance achieved through December 31, 2021, payout would be between the target and maximum levels. Performance over the remaining year of the performance period will determine the actual number of shares earned, if any

●  Results will be certified in February 2023, including applying the total shareholder return modifier

2021-2023

●  Based on performance achieved through December 31, 2021, payout would be between the threshold and target levels. Performance over the remaining two years of the performance period will determine the actual number of shares earned, if any

●  Results will be certified in February 2024, including applying the total shareholder return modifier

*	Free Cash Flow Productivity for 2019-2021 was 114.8%. However, in 2021, our Free Cash Flow Productivity was impacted by the goodwill and indefinite-lived intangible impairment charges related to the Filorga skin health business. These non-cash charges had the effect of reducing the Company’s 2021 GAAP net income (the denominator used to calculate Free Cash Flow Productivity) but did not impact free cash flow before dividends (the numerator), thus resulting in higher Free Cash Flow Productivity than the Company would otherwise have achieved in 2021. Therefore, the P&O Committee adjusted net income for the goodwill and indefinite-lived intangible impairment charges related to the Filorga skin health business in order to eliminate the distortion the charges caused to the Free Cash Flow Productivity measure, resulting in Free Cash Flow Productivity for 2021 of 96.5%, and for the 2019-2021 performance period of 107.6%.

PBRSU Terms

To the extent earned, the PBRSUs granted under the Growth Performance Plan vest upon certification of the performance results in February of the year following completion of the performance period (in 2024 for the 2021-2023 performance cycle) and are distributed as shares of Common Stock as soon as administratively practicable thereafter. Awards are forfeited if the recipient terminates his or her employment, other than through retirement, death or disability, prior to the end of the performance period. If a recipient retires, dies or becomes disabled during the performance period (provided he or she remained employed for at least the first six months of the performance period), he or she is eligible to earn PBRSUs on a pro rata basis at the conclusion of the performance period reflecting the proportion of the performance period for which he or she was employed. For more information regarding the effect of various types of termination on the vesting of outstanding equity awards, including PBRSUs, see page 55. Recipients of PBRSUs do not have voting rights or the right to receive dividends until they are distributed as shares of Common Stock.

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Executive Compensation

Compensation Governance Features

Stock Ownership Guidelines

To further align the interests of our officers with those of our stockholders and ensure a long-term perspective, the Board has established minimum stock ownership guidelines for members of senior management. The CEO is required to own Colgate stock equal in value to eight times his annual salary, and the other Named Officers must hold Colgate stock in amounts equal to four times their annual salaries. Other senior managers are subject to ownership requirements of one or two times their annual salaries. Executives have five years from their initial promotion into an eligible position to achieve required ownership levels and neither unexercised stock options nor unearned PBRSUs are counted for purposes of determining whether the ownership requirements have been met. Compliance with these guidelines is evaluated on an annual basis. All of the Named Officers are in compliance with this policy.

Hedging and Pledging of Company Stock

The Board has adopted a policy that prohibits our directors, officers and employees who receive stock-based compensation from purchasing any financial instrument that is designed to hedge against or offset any decrease in the value of Colgate’s stock, such as short sales and put and call options. The policy also strongly discourages all other employees from entering into such transactions. In addition, we prohibit our directors and officers from pledging Colgate stock. During 2021, all of the Named Officers were in compliance with both the anti-hedging and anti-pledging policies.

Clawback Policies

The Board has adopted a policy that permits us to recoup cash and equity-based incentive awards made to an officer or other executive subject to the policy if (i) the financial results on which such awards were based are subsequently restated or (ii) the officer or executive engaged in conduct that violates our Code of Conduct. In addition, our equity award agreements include non-competition, non-solicitation and non-interference restrictions in the event of an employee’s departure from Colgate. Failure to comply with any of these requirements may result in forfeiture and/or cancellation of equity awards.

Advisory Vote on Executive Compensation

Our executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 92.2% of stockholders voting on the proposal at the 2021 Annual Meeting of Stockholders. Similar proposals have received at least 91.9% of votes in favor at every Annual Meeting of Stockholders since 2010. The P&O Committee believes that these continued strong results reflect the stockholders’ support for the compensation decisions made by the P&O Committee for our Named Officers. See pages 24 to 25 for information regarding our stockholder engagement efforts on compensation and other matters.

Conclusion

In summary, the P&O Committee believes in aligning pay and performance. Thus, its approach to executive compensation is guided by the principle that executives should have the potential for increased compensation when performance objectives are exceeded, provided that compensation decreases if performance objectives are not met.

P&O Committee Report

The P&O Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2021 and this Proxy Statement.

The foregoing P&O Committee report has been submitted by the members of the P&O Committee: Michael B. Polk (Chair), John T. Cahill, C. Martin Harris, Kimberly A. Nelson and Stephen I. Sadove.

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Executive Compensation

Summary Compensation Table

The following table shows the compensation of our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “Named Officers”) for 2021, 2020 and 2019, as applicable.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	(1)	Stock Awards ($) (e)	(2)	Option Awards ($) (f)	(3)	Non-Equity Incentive Plan Compensation ($) (g)	(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	(5)	All Other Compensation ($) (i)	(6)	Total ($) (j)
Noel R. Wallace	2021	1,337,500	—		6,403,522		4,500,006		2,613,600		29,102		574,421		15,458,151
Chairman, President and Chief Executive Officer	2020	1,287,500	—		4,391,284		4,250,008		4,097,600		32,585		305,141		14,364,118
	2019	1,175,000	—		3,423,370		3,375,000		2,374,375		39,720		441,200		10,828,665
Stanley J. Sutula III	2021	868,488	877,908	(7)	983,698		1,060,005		952,494		—		78,717		4,821,310
Chief Financial Officer	2020	130,769	100,000	(7)	2,254,184		1,179,008		—		—		8,500		3,672,461
Jennifer M. Daniels	2021	800,475	—		1,356,976		831,250		683,783		—		139,232		3,811,716
Chief Legal Officer and Secretary	2020	766,368	—		904,184		787,502		1,075,620		—		95,512		3,629,186
	2019	712,190	—		781,670		694,300		653,377		—		123,041		2,964,578
Prabha Parameswaran	2021	800,475	—		1,356,976		831,250		683,783		6,790		167,850		3,847,124
Group President, Growth and Strategy	2020	744,117	—		904,184		787,502		1,075,620		8,239		387,724		3,907,386
	2019	636,283	—		579,398		700,001		461,918		11,012		628,902		3,017,514
Panagiotis Tsourapas	2021	800,475	—		1,356,976		831,250		683,783		1,964		188,508		3,862,956
Group President, Europe and Developing Markets	2020	751,617	—		904,184		787,502		1,075,620		2,384		126,516		3,647,823
	2019	690,185	—		666,960		700,001		672,255		3,185		215,661		2,948,247

NOTES TO THE SUMMARY COMPENSATION TABLE

(1)	Bonus. Except as described in note 7 below, cash bonuses are awarded based on specific pre-established performance measures and therefore are reported in column (g) under Non-Equity Incentive Plan Compensation.
(2)	Stock Awards. The amounts reported in this column reflect the aggregate grant date fair value of PBRSUs granted to each Named Officer in the years reported pursuant to our Growth Performance Plan under stockholder-approved plans. These PBRSUs may be earned and, if earned, will vest in shares of Common Stock to the extent the pre-established performance measures are met over the three-year performance cycle starting in the year of grant. Since these awards are subject to future performance conditions, the aggregate values at the grant date reflected in this column for those awards were based on the probable outcome of those conditions at the grant date, consistent with applicable accounting guidance. For a description of how the aggregate grant date fair value of the PBRSUs was calculated, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The below table provides the aggregate value of the PBRSUs for the 2021-2023 performance cycle at the grant date at the threshold, target and maximum performance levels. The actual value of the PBRSUs at the time of payout will depend upon achievement of the performance measures as well as the price of our Common Stock at the time of vesting.

	2021-2023 PBRSUs
Named Officer	Value at Threshold Level ($)	(a)	Value at Target Level (Reported in Column (e) above) ($)	(a)	Value at Maximum Level ($)	(a)
Noel R. Wallace	417,633		4,175,982		8,351,965
Stanley J. Sutula III	98,349		983,698		1,967,395
Jennifer M. Daniels	81,236		812,076		1,624,152
Prabha Parameswaran	81,236		812,076		1,624,152
Panagiotis Tsourapas	81,236		812,076		1,624,152

(a)	The amount of shares earned at the conclusion of the 2021-2023 performance cycle may increase or decrease by up to 25% based on our total shareholder return relative to the Comparison Group.

Since Mr. Sutula joined Colgate in November 2020, he did not receive PBRSUs pursuant to the Growth Performance Plan for the 2020-2022 or 2019-2021 performance cycles. The amounts reported in this column for Mr. Sutula for 2020 instead reflect the aggregate grant date fair value of restricted stock unit awards granted to him in 2020 under the stockholder-approved 2019 Plan to compensate him for awards from his former employer that he forfeited upon joining Colgate. The value of these restricted stock unit awards is based on the fair market value (which is the closing stock price) of our Common Stock on the date of grant.

This column also reflects the aggregate grant date fair value of performance-based restricted stock unit awards made to each Named Officer (other than Mr. Sutula) pursuant to our legacy Long-Term Global Growth Program under the stockholder-approved 2019 Plan in 2021 based on pre-established performance measures. Since the awards were granted in the year following the conclusion of the performance cycle, after results for the performance cycle were known, the amounts shown in this column for 2021 reflect payouts for the performance cycle beginning in 2018 and ending in 2020. The value of these restricted stock unit awards is based on the fair market value (which is the closing stock price) of our Common Stock on the date of grant. No amounts are shown for 2020 or 2019 under the legacy Long-Term Global Growth Program for the performance cycles

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Executive Compensation

ending in 2019 and 2018, respectively, because none were earned. 2018-2020 represented the final performance cycle under the Long-Term Global Growth Program, so there will be no additional awards granted under that program going forward.

For more information regarding these awards and the programs under which they were made, including the terms and conditions and applicable performance measures, see pages 40 to 42 of the CD&A and the Grants of Plan-Based Awards Table.

(3)	Option Awards. This column reflects the aggregate grant date fair value of stock option awards granted to each Named Officer in the years reported under the stockholder-approved 2019 Plan. The estimated value of stock options is calculated using the Black-Scholes model. For a description of the assumptions used to calculate the amounts, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For more information regarding these awards, including their terms and conditions, see page 40 of the CD&A and the Grants of Plan-Based Awards Table.
(4)	Non-Equity Incentive Plan Compensation. This column reflects the cash bonuses earned by the Named Officers under the stockholder-approved 2019 Plan based on one or more pre-established performance measures, as discussed more fully on pages 38 to 39 of the CD&A. These bonuses were awarded and paid after audited financial results for the years for which performance was measured were known early in the following year. See the Grants of Plan-Based Awards Table for more information regarding 2021 bonuses.
(5)	Change in Pension Value. This column reflects (i) for Ms. Parameswaran and Messrs. Tsourapas and Wallace, the aggregate change in the actuarial present value of their accumulated benefit under the Colgate-Palmolive Company Employees’ Retirement Income Plan (the “Retirement Plan”) and the Colgate-Palmolive Company Supplemental Salaried Employees’ Retirement Plan (the “Supplemental Retirement Plan”) from December 31, 2020 to December 31, 2021, December 31, 2019 to December 31, 2020 and December 31, 2018 to December 31, 2019, as applicable, reflecting additional interest credited to their plan accounts as described beginning on page 50; and (ii) for Mr. Wallace, above-market interest earned during those periods ($6,133 in 2021) under the Colgate-Palmolive Company Supplemental Savings and Investment Plan (the “Supplemental Savings & Investment Plan”), as described on page 52. None of the Named Officers except Mr. Wallace earned above-market interest under the Supplemental Savings & Investment Plan. Ms. Daniels and Mr. Sutula are not participants in the Retirement Plan or Supplemental Retirement Plan and instead participate only in our defined contribution plans so no amounts are shown for either of them in this column.
(6)	All Other Compensation. The amounts shown in this column are paid pursuant to programs available either to all U.S. employees generally or to a broad group of management employees, except as specifically noted in the footnotes below. The dollar amounts paid under each such program and the value of perquisites and other personal benefits granted to the Named Officers in 2021 were:

Named Officer	Company Contributions to Savings & Investment 401(k) Plan ($)	(a)	Company Allocations to Supplemental Savings & Investment Plan ($)	(b)	Value of Company- Paid Life Insurance Premiums ($)	Perquisites and Other Personal Benefits ($)	(c)
Noel R. Wallace	34,075		431,289		2,550	106,507
Stanley J. Sutula III	26,825		39,200		1,192	11,500
Jennifer M. Daniels	31,175		94,371		2,186	11,500
Prabha Parameswaran	34,075		120,381		1,894	11,500
Panagiotis Tsourapas	34,075		140,725		2,208	11,500

(a)	This column reflects Company contributions to the Named Officers’ accounts under the Colgate-Palmolive Company Employees Savings and Investment Plan (the “Savings & Investment Plan”), a broad-based employee stock ownership and 401(k) plan available generally to all U.S. employees. Profit-sharing contributions are made in the form of shares of Common Stock. Company matching contributions are invested in the same form as employees’ own contributions to the Savings & Investment Plan. Retirement contributions are invested in accordance with elections made by the employees. The amounts shown represent the value of such contributions at the time of allocation to the Named Officers’ accounts.
(b)	This column reflects Company allocations to the Supplemental Savings & Investment Plan, a plan available to U.S. employees who are not able to receive the full Company matching or retirement contributions under the Savings & Investment Plan due to Internal Revenue Service (“IRS”) or Savings & Investment Plan rules. Amounts allocated by Colgate to the Named Officers’ and other employees’ accounts under this plan are equal only to the amount of the Company matching and/or retirement contributions that cannot be made to the Savings & Investment Plan due to these IRS or Savings & Investment Plan rules.
(c)	This column consists of: (i) a predetermined annual allowance available to approximately 700 employees in amounts ranging from a maximum of $11,500 for senior executives, including the Named Officers, to $2,000 for junior executives; (ii) personal use of a car and driver for Mr. Wallace; and (iii) an annual physical exam for Mr. Wallace.
Each of the Named Officers received the predetermined allowance, described in (i) above, of $11,500 during 2021. The predetermined allowance could be used as reimbursement for certain qualified expenditures, namely legal, financial or tax counseling. We implemented the allowance plan over 25 years ago to ensure uniformity of treatment for all executives regarding perquisites. The allowance plan was eliminated effective December 31, 2021 and no executives will receive a perquisites allowance in 2022. The incremental cost to Colgate of the personal use of a car and driver by Mr. Wallace was $93,798, valued as a proportionate amount of the cost of the annual lease, driver and related operating expenses. Any income taxes due as a result of these perquisites are the responsibility of the Named Officers.

(7)	Mr. Sutula was appointed Chief Financial Officer effective November 9, 2020. In connection with his hiring, he received a one-time sign-on bonus of $100,000 in 2020 to compensate him for certain retirement and other benefits he relinquished upon his departure from his former employer, Pitney Bowes. In addition, in March 2021 he received cash payments of (i) $492,600, equal to the actual 2020 annual bonus he would have received from Pitney Bowes had he remained in his prior role and (ii) $385,308, equal to the value of the restricted stock units he would have received under the Pitney-Bowes long-term incentive compensation program for the Pitney-Bowes 2018-2020 performance cycle had he remained in his prior role.These compensatory arrangements were negotiated at arm’s length at a level appropriate to attract external talent.

2022 Proxy Statement	45

Executive Compensation

Grants of Plan-Based Awards

The following table shows information in accordance with SEC requirements about the non-equity incentive awards, stock options and PBRSUs and other restricted stock unit awards that are reflected in the Summary Compensation Table for 2021 and that were granted to the Named Officers either during, or with respect to services rendered in, 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($/#) (f)	Target ($/#) (g)	Maximum ($/#) (h)	or Units (#) (i)	Underlying Options (#) (j)	(2)	Awards ($/Sh) (k)	Awards ($) (l)
Noel R. Wallace	2/18/21	(3)				$337,500	$3,375,000	$6,750,000					2,227,540	(4)
	3/11/21	(5)				5,979	59,785	119,570					4,175,982	(6)
	9/10/21									405,041		77.04	4,500,006	(7)
	2/17/22		108,000	2,160,000	4,320,000
Stanley J. Sutula III	3/11/21	(5)				1,408	14,083	28,166					983,698	(6)
	9/10/21									95,410		77.04	1,060,005	(7)
	2/17/22		39,359	787,185	1,574,370
Jennifer M. Daniels	2/18/21	(3)				$82,550	$825,500	$1,651,000					544,900	(4)
	3/11/21	(5)				1,163	11,626	23,252					812,076	(6)
	9/10/21									74,820		77.04	831,250	(7)
	2/17/22		28,256	565,110	1,130,220
Prabha Parameswaran	2/18/21	(3)				$82,550	$825,500	$1,651,000					544,900	(4)
	3/11/21	(5)				1,163	11,626	23,252					812,076	(6)
	9/10/21									74,820		77.04	831,250	(7)
	2/17/22		28,256	565,110	1,130,220
Panagiotis Tsourapas	2/18/21	(3)				$82,550	$825,500	$1,651,000					544,900	(4)
	3/11/21	(5)				1,163	11,626	23,252					812,076	(6)
	9/10/21									74,820		77.04	831,250	(7)
	2/17/22		28,256	565,110	1,130,220

NOTES TO THE GRANTS OF PLAN-BASED AWARDS TABLE

(1)	The amounts shown represent the threshold, target and maximum payouts for annual performance-based cash bonuses under the stockholder-approved 2019 Plan with respect to services rendered in 2021. The threshold amounts represent the potential payout if performance against the pre-established performance measures is at the lowest level resulting in an award being paid, while the target and maximum amounts represent the potential payout if performance against the pre-established performance measures is at target and maximum levels, respectively. The actual amounts awarded are reported in column (g) of the Summary Compensation Table. See pages 38 to 39 of the CD&A for a description of our annual incentive program, including the above-mentioned performance measures.
(2)	The amounts shown represent annual stock option awards granted in September 2021 under the stockholder-approved 2019 Plan. The aggregate grant date fair value of such awards is included in column (f) of the Summary Compensation Table. The key terms of our stock options are as follows: (i) the exercise price is equal to the closing price of our Common Stock on the date of grant; (ii) the term is eight years; and (iii) they vest in equal annual installments over three years.
(3)	The amounts shown in columns (f) through (h) of this row represent the dollar value of threshold, target and maximum award opportunities for performance-based restricted stock unit awards granted to the applicable Named Officers in February 2021 pursuant to the stockholder-approved 2019 Plan under our legacy Long-Term Global Growth Program for the 2018-2020 performance cycle. As described in more detail on pages 43 to 44 of our 2021 Proxy Statement, such restricted stock unit awards were granted based on the strength of our relative organic sales growth, relative adjusted net income growth and relative total shareholder return performance over a three-year measurement period. For the 2018-2020 performance cycle, our organic sales growth, adjusted net income growth and total shareholder return performance had to each be at the 50th percentile relative to a designated peer group to earn awards at the target level. Award opportunities were expressed in dollars and converted into restricted stock units based on the fair market value of our Common Stock on the date of grant. Following the completion of the 2018-2020 measurement period, the applicable Named Officers received actual awards in February 2021 in the numbers of restricted stock units listed in the following table, which represented 66.0% of the target award opportunities shown above:

Named Officer	Number of Restricted Stock Units (#)	Grant Date Fair Value of Restricted Stock Units ($)
Noel R. Wallace	28,297	2,227,540
Jennifer M. Daniels	6,922	544,900
Prabha Parameswaran	6,922	544,900
Panagiotis Tsourapas	6,922	544,900

46

Executive Compensation

The aggregate grant date fair value of such awards is included in column (e) of the Summary Compensation Table. These restricted stock units will vest in February 2024. Mr. Sutula, who joined Colgate in November 2020, was not eligible to receive an award under the Long-Term Global Growth Program for the 2018-2020 performance cycle.
(4)	Represents the grant date fair value of the actual restricted stock units granted to the applicable Named Officers for which the estimated payment range is shown in columns (f) through (h) of this row (corresponding to the number of restricted stock units granted in February 2021 under the legacy Long-Term Global Growth Program following completion of the 2018-2020 performance cycle and listed in note 3 to this table) calculated based on the fair market value of our Common Stock (which is the closing stock price) on the date of grant. For a description of the assumptions used to calculate these amounts and the amounts described in notes 6 and 7 below, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(5)	The amounts shown in columns (f) through (h) of this row represent the number of shares the Named Officers are eligible to earn at the threshold, target and maximum levels in connection with the target PBRSUs granted to the Named Officers in March 2021 under the Growth Performance Plan pursuant to the stockholder-approved 2019 Plan for the 2021-2023 performance cycle. The threshold amounts represent the number of shares that would be earned if performance against the pre-established performance measures is at the lowest level resulting in an award being paid, while the target and maximum amounts represent the number of shares that would be earned if performance against the pre-established performance measures is at target and maximum levels, respectively. The awards are also subject to a relative total shareholder return modifier. The aggregate grant date fair value of such awards is included in column (e) of the Summary Compensation Table. As described in more detail on pages 40 to 42 of the CD&A, these PBRSUs provide the Named Officers with an opportunity to earn shares of Common Stock, the amount of which will be determined based on our performance against pre-established performance measures over the three-year performance period from January 1, 2021 to December 31, 2023. Target award opportunities were expressed in dollars and converted into the target number of PBRSUs based on the price of our Common Stock on the date of grant.
(6)	Represents the grant date fair value of the unearned PBRSUs granted to the Named Officers in March 2021 under the Growth Performance Plan for the 2021-2023 performance cycle calculated in accordance with accounting guidance.
(7)	Represents the grant date fair value of the stock option awards shown in column (j) of this table calculated using the Black-Scholes model.

2022 Proxy Statement	47

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about stock options and PBRSUs and other restricted stock units held by the Named Officers as of December 31, 2021.

	Option Awards(1)(2)						Stock Awards(1)
Name (a)	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	(3)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	(4)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)	(8)
Noel R. Wallace	9/8/16	101,665	—		72.99	9/8/22	100,961		8,616,012		213,995		18,262,333
	9/25/17	98,627	—		73.00	9/25/23
	9/13/18	105,486	—		68.16	9/13/24
	9/12/19	214,694	107,348		72.29	9/12/27
	9/10/20	125,814	251,629		76.41	9/10/28
	9/10/21	—	405,041		77.04	9/10/29
Stanley J. Sutula III	11/9/20	32,614	65,229		81.78	11/9/28	24,542		2,094,414		14,083		1,201,843
	9/10/21	—	95,410		77.04	9/10/29
Jennifer M. Daniels	9/8/16	40,580	—		72.99	9/8/22	23,498		2,005,319		43,379		3,701,964
	9/25/17	74,110	—		73.00	9/25/23
	9/13/18	65,433	—		68.16	9/13/24
	9/12/19	44,166	22,084		72.29	9/12/27
	9/10/20	23,312	46,626		76.41	9/10/28
	9/10/21	—	74,820		77.04	9/10/29
Prabha Parameswaran	9/8/16	48,778	—		72.99	9/8/22	19,119		1,631,615		43,379		3,701,964
	9/25/17	64,373	—		73.00	9/25/23
	9/13/18	56,836	—		68.16	9/13/24
	9/12/19	44,529	22,265		72.29	9/12/27
	9/10/20	23,312	46,626		76.41	9/10/28
	9/10/21	—	74,820		77.04	9/10/29
Panagiotis Tsourapas	9/8/16	60,976	—		72.99	9/8/22	21,033		1,794,956		43,379		3,701,964
	9/25/17	68,698	—		73.00	9/25/23
	9/13/18	65,433	—		68.16	9/13/24
	9/12/19	44,529	22,265		72.29	9/12/27
	9/10/20	23,312	46,626		76.41	9/10/28
	9/10/21	—	74,820		77.04	9/10/29

NOTES TO THE OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

(1)	For information regarding the treatment of these awards in the event of termination of employment under various circumstances including retirement, see “Executive Severance and Other Termination Benefits—Equity Awards.”
(2)	The following table contains information about the aggregate value of stock options held by each of the Named Officers as of December 31, 2021.The values shown are calculated based on the difference between the closing price of our Common Stock on December 31, 2021 and the applicable exercise prices.

	Value of Unexercised In-the-Money Options at Fiscal Year-End
Named Officer	Exercisable ($)	Unexercisable ($)
Noel R. Wallace	8,210,145	7,009,779
Stanley J. Sutula III	116,106	232,215
Jennifer M. Daniels	3,324,362	1,325,572
Prabha Parameswaran	3,162,493	706,928
Panagiotis Tsourapas	3,514,205	1,327,934

(3)	The stock option awards shown in this column vest as follows:

Named Officer	9/10/22	9/12/22	11/9/22	9/10/23	11/9/23	9/10/24
Noel R. Wallace	260,827	107,348	—	260,829	—	135,014
Stanley J. Sutula III	31,803	—	32,614	31,803	32,615	31,804
Jennifer M. Daniels	48,253	22,084	—	48,253	—	24,940
Prabha Parameswaran	48,253	22,265	—	48,253	—	24,940
Panagiotis Tsourapas	48,253	22,265	—	48,253	—	24,940

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Executive Compensation

(4)	The amounts shown in this column and in note 5 below also include, where applicable, dividend equivalents in the form of additional restricted stock units that have accrued during the applicable vesting period, rounded down to the nearest whole number. Any accrued fractional restricted stock units are settled in cash and therefore are not included in the amounts shown.
(5)	The earned PBRSUs and restricted stock units shown in this column will vest as follows:

	PBRSUs	Restricted Stock Units
Named Officer	2/17/22	11/9/22	2/15/23	11/9/23	2/18/24
Noel R. Wallace	73,562	—	—	—	27,399
Stanley J. Sutula III	—	3,643	17,256	3,643	—
Jennifer M. Daniels	16,797	—	—	—	6,701
Prabha Parameswaran	12,450	—	—	—	6,669
Panagiotis Tsourapas	14,332	—	—	—	6,701

(6)	The market value of earned PBRSUs and restricted stock units that have not vested is calculated based on the closing price of our Common Stock on December 31, 2021.
(7)	The PBRSUs shown in this column were granted under our Growth Performance Plan and will vest, subject to achievement of the applicable performance criteria, in February 2023 and February 2024, as shown in the below table. The amounts shown in this column (and in column (j)) for the 2020-2022 and the 2021-2023 performance cycles, respectively, reflect the number of shares each of the Named Officers will earn if the maximum level and target level, respectively, of performance is achieved.

	Unearned PBRSUs Under the Growth Performance Plan
Named Officer	2020-2022 Cycle (Vesting in 2023) Maximum Level	2021-2023 Cycle (Vesting in 2024) Target Level
Noel R. Wallace	154,210	59,785
Stanley J. Sutula III	—	14,083
Jennifer M. Daniels	31,753	11,626
Prabha Parameswaran	31,753	11,626
Panagiotis Tsourapas	31,753	11,626

(8)	The market value of unearned PBRSUs that have not vested is calculated based on the closing price of our Common Stock on December 31, 2021.

Option Exercises and Vesting of Previously Granted Restricted Stock Units

The following table contains information about the number of shares acquired and value realized (including, in the case of restricted stock units, dividend equivalents in the form of additional restricted stock units that accrued during the vesting period) during 2021 upon the exercise or vesting of equity awards previously granted to each of the Named Officers.

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)	(2)
Noel R. Wallace	278,088	2,577,492		7,505	2,718,348
Stanley J. Sutula III	—	—		3,642	284,379
Jennifer M. Daniels	61,271	665,467		5,141	924,220
Prabha Parameswaran	—	—		4,599	879,144
Panagiotis Tsourapas	—	—		5,062	918,012

NOTES TO THE OPTION EXERCISES AND VESTING OF PREVIOUSLY GRANTED RESTRICTED STOCK UNITS TABLE

(1)	The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the fair market value of our Common Stock on the exercise date and the exercise price of the stock option.
(2)	The aggregate dollar amount realized upon the vesting of restricted stock units is calculated based on the closing price of our Common Stock on the vesting date of each award. The aggregate dollar amount realized upon the vesting of restricted stock units includes the value of any accrued fractional restricted stock units settled in cash.

2022 Proxy Statement	49

Executive Compensation

Retirement Plans

Ms. Parameswaran and Messrs. Tsourapas and Wallace are participants in and will receive retirement benefits under the Retirement Plan, a broad-based, tax-qualified retirement plan available generally to all U.S. employees who were eligible for the plan as of August 31, 2010, and the Supplemental Retirement Plan, a non-qualified supplemental plan available to employees whose benefits under the Retirement Plan are subject to certain IRS limits. The Supplemental Retirement Plan provides for payment of the portion of the Retirement Plan benefit that exceeds IRS and Retirement Plan limits. Our retirement programs, including these plans, are generally designed to provide our long-serving, retiring employees with competitive replacement income based on then-prevailing market practice. Employees hired after June 1, 2010 are not eligible to participate in the Retirement Plan. Ms. Daniels and Mr. Sutula, who joined Colgate in 2014 and 2020, respectively, are not participants in either the Retirement Plan or the Supplemental Retirement Plan.

All Named Officers participate in the Savings & Investment Plan, a defined contribution plan sponsored by Colgate generally available to all U.S. employees, as well as the Supplemental Savings & Investment Plan, a plan available to U.S. employees whose benefits under the Savings & Investment Plan are otherwise limited due to IRS or Savings & Investment Plan rules.

Ms. Parameswaran’s and Messrs. Tsourapas’s and Wallace’s Retirement Plan benefits are determined in accordance with the Personal Retirement Account (“PRA”) formula. Under the PRA formula, the benefit is payable upon the employee’s departure from Colgate at any age and the value is equal to the employee’s vested account balance. Total annual retirement benefits payable under the Retirement Plan and the Supplemental Retirement Plan are subject to a maximum of 70% of the sum of an individual’s base salary at retirement plus cash-based incentive compensation awarded for services rendered in the calendar year immediately preceding retirement. Under the standard form of retirement benefit for a married participant, the employee receives a monthly retirement benefit for life and, upon the employee’s death, his or her spouse is entitled to receive a monthly benefit for life equal to 50% of the employee’s benefit. For approximately 225 employees, including the Named Officers who participate in the Retirement Plan, the employee’s spouse is entitled to receive an additional monthly amount equal to 25% of the employee’s normal monthly retirement benefit for life if the employee dies during retirement or after attaining early retirement eligibility, if active. However, this benefit is not available to the extent it would cause the total retirement benefit payable to the employee’s spouse to exceed 100% of the employee’s normal retirement benefit and is not available if a participant elects a lump sum form of payment under the Retirement Plan.

If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), there may be a six-month delay in the commencement of Supplemental Retirement Plan distributions, if triggered by the participant’s termination or retirement.

Ms. Parameswaran and Messrs. Tsourapas and Wallace each accrued benefits under the PRA formula until December 31, 2013. PRA formula benefits are determined as follows: On July 1, 1989, an account was established for each eligible person employed on June 30, 1989, with an opening balance equal to the greater of (i) the value of the pension then accrued under the formula that existed prior to July 1, 1989; or (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee’s account had the PRA formula always been in effect. For employees who were hired or became eligible to participate in the Retirement Plan between July 1, 1989 and June 1, 2010, monthly pay-based credits accumulated in a PRA account established in the employee’s name. Through August 31, 2010, these credits equaled a percentage of the employee’s monthly recognized earnings determined in accordance with the following schedule:

Years of Service	Up to 1/48 of Social Security Wage Base	Over 1/48 of Social Security Wage Base
0–9	2.50%	3.75%
10–14	3.00%	4.50%
15–19	4.00%	6.00%
20–24	5.35%	8.00%
25 or more	7.50%	11.25%

“Recognized earnings” for a particular year were set on February 1 each year prior to 2022, and consisted of the higher of (i) the compensation earned by an employee during the previous year; and (ii) his or her annual salary as of January 1 of the year in question plus the annual bonus paid to the employee in the previous year. Recognized earnings did not include the value of restricted stock units or stock options.

50

Executive Compensation

The PRA formula was amended effective September 1, 2010 to provide for monthly pay-based credits equal to a percentage of the employee’s monthly recognized earnings determined in accordance with the following schedule:

Years of Service	Basic Retirement Contributions
0–9	2.00%
10 or more	2.50%

In addition, eligible employees received additional allocations to their PRA accounts in September 2010 and September 2011 of 0.25% of their projected PRA balance as of August 31, 2010 for each full year of vesting service through August 31, 2010, up to a combined maximum of 15% based on 30 years of service.

The Retirement Plan was amended effective January 1, 2014 to provide that no additional pay-based credits will be made to PRA accounts after December 31, 2013. This change also applied to the Supplemental Retirement Plan.

Employees who accrued benefits under the PRA formula receive monthly credits for interest in their accounts. Interest credits continue after December 31, 2013. The interest crediting rate for 2021 was 2.57%, which was determined in accordance with the Retirement Plan rules and applicable IRS guidance.

For employees retiring under the PRA formula, benefits earned under the Supplemental Retirement Plan through December 31, 2004 will follow the form of payment elected under the Retirement Plan, and benefits earned after December 31, 2004 will be paid in a lump sum. However, such employees may request to have their full retirement benefit under the Supplemental Retirement Plan paid in a lump sum. Such requests may be accepted or denied.

Pension Benefits

The following table shows the actuarial present value of each Named Officer’s total accumulated benefit as of December 31, 2021 under the terms of the Retirement Plan and the Supplemental Retirement Plan. As described above, Ms. Daniels and Mr. Sutula are not participants in the Retirement Plan or the Supplemental Retirement Plan and therefore do not appear in the following table.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	(1)	Present Value of Accumulated Benefit ($) (d)	(2)	Payments During Last Fiscal Year ($) (e)
Noel R. Wallace	Retirement Plan	26.25		481,679		—
	Supplemental Retirement Plan	26.25		424,561		—
				906,240		—
Prabha Parameswaran	Retirement Plan	16.17		238,810		—
	Supplemental Retirement Plan	16.17		29,108		—
				267,918		—
Panagiotis Tsourapas	Retirement Plan	3.58		37,499		—
	Supplemental Retirement Plan	3.58		40,006		—
				77,505		—

NOTES TO THE PENSION BENEFITS TABLE

(1)	For Mr. Wallace, the years in this column represent the actual years worked by him for Colgate as of December 31, 2013. For Ms. Parameswaran and Mr. Tsourapas, the years in this column represent the years worked by them for Colgate as of December 31, 2013 during which they were eligible to participate in the Retirement Plan and Supplemental Retirement Plan described above. As noted above, effective January 1, 2014, the Retirement Plan and Supplemental Retirement Plan do not take into account service after December 31, 2013.
(2)	The amounts shown reflect the value as of December 31, 2021 of the applicable Named Officers’ benefits under the PRA formula under the Retirement Plan and Supplemental Retirement Plan described above.
As noted above, Ms. Parameswaran and Messrs. Tsourapas and Wallace are eligible to receive their full benefit (including benefits under both the Retirement Plan and the Supplemental Retirement Plan) in a lump sum under the PRA formula.

2022 Proxy Statement	51

Executive Compensation

Deferred Compensation Plan

Prior to 2021, eligible employees, including the Named Officers, were able to elect annually to defer a portion of their salary and/or cash bonus under the Colgate-Palmolive Company Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants could defer up to 75% of their salary and/or 100% of their cash bonus payable in the following calendar year. At the option of the participant, these amounts could be deferred to a specific date, at least five years from when the compensation was otherwise payable, or until retirement. Effective October 28, 2021, we amended the Deferred Compensation Plan to prohibit new participation and freeze future deferral elections. Prior deferral elections were unaffected by the amendment.

Interest on deferred amounts is credited to the participant’s account at the end of each calendar year and compounded annually. Interest accrues at a fixed rate equal to 120% of the Applicable Federal Rate (“AFR”) published by the IRS, which, for amounts deferred in 2021, equaled 0.47% and 1.40% for mid- and long-term rates, respectively. Mid- or long-term AFRs are used based on the length of the deferral period elected. Once established, the same rate remains in effect throughout the entire deferral period.

At the time of deferral, a participant indicated whether he or she wished to receive the amount deferred in either a lump sum or up to ten annual installments. If a participant is less than 55 years old and leaves Colgate prior to the elected commencement date for distributions, the deferred amounts are distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If a participant is 55 or older and leaves or retires prior to the elected commencement date for distributions, the deferred amounts are paid according to the participant’s original election. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections and early withdrawals from deferred accounts are only permitted in extreme cases, such as unforeseen financial hardship that is demonstrated to the P&O Committee. Of the Named Officers, only Mr. Wallace elected to participate in the Deferred Compensation Plan (with respect to compensation earned prior to 2021), and information about earnings on his prior deferrals is included in the Nonqualified Deferred Compensation Table.

Supplemental Savings & Investment Plan

Employees, including the Named Officers, whose earnings exceed IRS limitations on compensation that may be recognized under the Savings & Investment Plan or whose benefits under the Savings & Investment Plan are otherwise limited due to IRS or Savings & Investment Plan rules, are entitled to receive a supplemental contribution under the Supplemental Savings & Investment Plan. The supplemental contribution is equal to the amount of the Company’s matching contributions and/or retirement contributions that cannot be made under the Savings & Investment Plan due to certain IRS or Savings & Investment Plan rules. Under the Savings & Investment Plan, we match a portion of employee contributions up to 6% of the employee’s recognized earnings (as defined on page 50) and provide retirement contributions based on a percentage of recognized earnings, subject to a maximum eligible amount of recognized earnings under applicable IRS regulations ($290,000 for 2021). Starting in 2022, we will instead match a portion of employee contributions and provide retirement contributions based on a percentage of eligible earnings as such earnings are paid to the employee, subject to a maximum amount of eligible earnings under applicable IRS regulations ($305,000 for 2022). Eligible earnings include compensation paid but do not include the value of restricted stock units or stock options. The supplemental contributions are allocated to the Supplemental Savings & Investment Plan.

Interest is credited under the Supplemental Savings & Investment Plan as follows:

•	Contributions allocated to the plan through December 31, 2002 realize investment results based on the performance of our Common Stock.
•	Contributions allocated to the plan from January 1, 2003 through December 31, 2009 for matching contributions were credited with interest at annual interest rates calculated on the same basis as under the Deferred Compensation Plan described above. Effective October 1, 2010, the interest crediting rate was adjusted so that these contributions are credited with interest at the rate of 6.01%.
•	Contributions allocated to the plan in December 2010 for 2010 matching contributions are credited with interest at the rate of 6.01%.
•	Contributions allocated to the plan for retirement contributions beginning on September 1, 2010, and for matching contributions beginning on January 1, 2011, are credited with the same interest rate that applies under the Retirement Plan as described on page 51.

Amounts allocated to the Supplemental Savings & Investment Plan are distributed upon the participant’s departure from Colgate. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement.

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Nonqualified Deferred Compensation

The following table shows information about the amount of contributions, earnings and balances for each Named Officer under the Supplemental Savings & Investment Plan and, in the case of Mr. Wallace, the Deferred Compensation Plan as of December 31, 2021.

Name (a)	Aggregate Balance at Beginning of Last Fiscal Year ($)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	(1)	Aggregate Earnings in Last Fiscal Year ($) (d)	(2)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)	(3)
Noel R. Wallace	1,745,262	—	431,289		56,340		—	2,232,891
Stanley J. Sutula III	5,656	—	39,200		607		—	45,463
Jennifer M. Daniels	314,074	—	94,371		9,240		—	417,685
Prabha Parameswaran	563,844	—	120,381		16,053		—	700,278
Panagiotis Tsourapas	744,036	—	140,725		20,921		—	905,682

NOTES TO THE NONQUALIFIED DEFERRED COMPENSATION TABLE

(1)	These amounts represent Company contributions under the Supplemental Savings & Investment Plan for 2021, which were allocated to the Supplemental Savings & Investment Plan. These contributions are also included in compensation reported for each Named Officer in column (i) of the Summary Compensation Table.
(2)	These amounts represent the interest credited to each Named Officer during 2021 and the impact of investment results based on the performance of our Common Stock, as applicable, for amounts allocated under the Supplemental Savings & Investment Plan and, in the case of Mr. Wallace, deferred under the Deferred Compensation Plan. For further information regarding the calculation of interest earnings on these amounts, see page 52.
(3)	To the extent that an executive was a “Named Officer” for a reported year, these amounts, other than the portion attributable to accrued earnings, were reported in previous proxy statements as compensation in the year of the executive’s deferral (under the Deferred Compensation Plan or the Supplemental Savings & Investment Plan) or the Company’s contribution (under the Supplemental Savings & Investment Plan), as applicable.

Executive Severance and Other Termination Benefits

The P&O Committee periodically reviews the appropriateness of the payment and benefit levels provided under the plans and programs described in this section, based on competitive market information and emerging best practices and governance trends. In particular, the Colgate-Palmolive Company Executive Severance Plan (the “Severance Plan”) is subject to approval periodically by the Board. The most recent approval was in September 2018.

Severance Plan

The Severance Plan is designed to provide participants with reasonable compensation if their employment is terminated following a change in control of the Company. Individual employees are assigned a particular severance level up to the maximum allowed under the plan (24 months) based on grade level and years of service.

Approximately 125 senior executives participate in the Severance Program, including the Named Officers. In addition to the Severance Plan, we have incorporated other arrangements relating to a change in control into our compensation and benefit plans, as described below.

Under the Severance Plan, if at any time within two years of a “change in control” of the Company, we terminate a Named Officer’s employment for any reason other than for cause, or a Named Officer terminates employment due to an adverse change in his or her conditions of employment, such as a diminution in his or her position, authority or responsibilities, or a salary reduction (each a “Qualified Termination”), such Named Officer is entitled to receive a lump sum amount equal to (i) either 18 or 24 months of compensation (defined as base salary as of the termination date plus the average of his or her last three years’ annual bonus awards); plus (ii) the present value of additional retirement program benefits he or she would have received had he or she remained employed until the end of the severance period, or age 65, if earlier. The Named Officers are also entitled to receive the continuation of medical, dental and life insurance benefits during the severance period. No severance payments are required if a Named Officer is terminated for “cause,” which is defined as the felony conviction of the Named Officer for a crime having a detrimental effect on our reputation, business or financial condition, the Named Officer’s willful engagement in any malfeasance, dishonesty, fraud or gross misconduct having a material detrimental effect on our reputation, business or financial condition or the Named Officer’s willful and deliberate failure to materially perform his or her employment duties.

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Executive Compensation

Generally under the plan, a “change in control” is deemed to occur if: (i) any person, entity or group acquires 30% or more of the outstanding shares of our Common Stock or voting securities (other than securities acquired directly from the Company); (ii) a majority of the board of directors as of the effective date of the Severance Plan is replaced (unless any subsequent board member is approved by at least a majority of the original incumbent board, who shall thereafter be considered an incumbent board member); (iii) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Company’s assets is consummated (other than under specific circumstances); or (iv) a complete liquidation or dissolution of the Company is approved by our stockholders.

If an outside accounting firm were to determine that a payment under the Severance Plan would cause a Named Officer to exceed the statutory limit and subject him or her to the so-called “golden parachute” tax under Section 4999 of the Internal Revenue Code, then the Named Officer would either (i) receive all payments and pay the tax or (ii) receive a reduced amount such that the tax does not apply, whichever approach yields the best after-tax outcome for the Named Officer.

In addition to the foregoing severance benefit, the Severance Plan provides for a payment within 30 days after the change in control, whether or not the Named Officer remains employed, of a pro-rated bonus for the year in which the change in control occurs. The pro-rated bonus paid may be used to offset any other bonus awarded for such year.

Other Change-in-Control Arrangements

Other arrangements relating to a change in control in our compensation and benefit plans are as follows.

•	Equity Awards. We generally have a “double trigger” vesting policy upon a change in control, meaning that unvested equity awards only vest upon a change in control if (i) there is also a Qualified Termination or (ii) the acquirer fails to assume or replace the outstanding awards. The following provides further detail about the treatment of various equity awards upon a change in control (assuming that outstanding awards are assumed or replaced by the acquirer):
•	Stock options held by employees that are not yet exercisable become exercisable upon a change in control and a Qualified Termination; and
•	Unvested restricted stock units are considered earned in full and non-forfeitable (i) in the case of performance-based awards for which the performance goals have been satisfied (i.e., restricted stock units granted under our legacy Long-Term Global Growth Program), upon a change in control and (ii) in the case of all other awards (including PBRSUs granted under our Growth Performance Plan), upon a change in control and a Qualified Termination. Upon a change in control and a Qualified Termination, performance-based awards for which the performance goals have not yet been satisfied are deemed earned at the greater of the target level or the level of performance achieved to that point.
•	Deferred Compensation Balances. Under the Severance Plan, participating employees are also entitled to receive within 30 days following a change in control all amounts previously deferred by the employee under the Deferred Compensation Plan. They are also entitled to receive amounts held in the employee’s Supplemental Savings & Investment Plan account as soon as practicable following a change in control. For more information regarding the Deferred Compensation Plan and the Supplemental Savings & Investment Plan, see page 52.
•	Letter of Credit for Unfunded Retirement Plan. With respect to the Supplemental Retirement Plan, which is an unfunded plan, we have arranged for a letter of credit that requires the issuing bank to fund the accrued benefits payable under this plan if we refuse to pay these benefits after a change in control. Funding would be made by payments to a trust, the assets of which would be subject to the claims of our creditors if we were to become insolvent.

Termination for Company Convenience

If we terminate the employment of a Named Officer at the Company’s convenience, we will pay in a lump sum an amount equal to between 12 and 24 months of the Named Officer’s base salary and continue to pay certain medical and dental insurance benefits for either 12 or 18 months. Mr. Sutula and Ms. Daniels are also entitled to receive the continuation of life insurance benefits for 12 months following termination, while the other Named Officers, who each have at least 10 years of service with Colgate and are at least 55 years old, are eligible to receive retiree life insurance benefits. We are not required to make these payments if we terminate a Named Officer’s employment for “cause” (as defined above) or if the Named Officer voluntarily terminates his or her employment.

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Death and Disability Benefits

Prior to 2022, we provided additional benefits to approximately 850 employees, including the Named Officers, upon their death or disability. If a Named Officer died while actively employed, his or her eligible survivors would have been entitled to an annuity equal to 20% of the Named Officer’s “recognized earnings” (as defined on page 50) at the time of death. The benefit was payable until the Named Officer would have reached age 65. If the Named Officer did not have a surviving spouse and he or she had dependent children under the age of 23, the benefit was paid to those children until they reached age 23, or until the Named Officer would have reached age 65, whichever was earlier. This death benefit is no longer available for deaths occurring after December 31, 2021.

Under the Long-Term Disability Plan available to all U.S. employees, we generally provide long-term disability benefits based on an employee’s earnings up to a maximum of $300,000. Prior to 2022, certain executives, including the Named Officers, received additional benefits based on the amount of their earnings that exceeded $300,000, at no additional cost to them. If a Named Officer became disabled at or before age 60 while he or she was actively employed, he or she was entitled to receive these increased disability benefits until he or she reached age 65. If a Named Officer became disabled after age 60 while he or she was actively employed, he or she was entitled to receive disability benefits until the earlier of the date on which he or she reached age 70 or five years from the date he or she became disabled. This enhanced disability coverage ceased on December 31, 2021.

Deferred Compensation and Retirement Benefits

For information about the pension benefits payable to the Named Officers upon their retirement and deferred compensation balances, see pages 50 to 53. In addition to the post-retirement welfare benefits available to U.S. employees generally, approximately 850 employees, including the Named Officers, who have at least 10 years of service at retirement, qualify for a post-retirement life insurance benefit. Named Officers are eligible to receive a retiree life insurance benefit equal to one-half of recognized earnings up to a maximum of $750,000 in lieu of our regular life insurance benefit for retirees.

Equity Awards

The treatment, in general, of previously granted equity awards in the case of the termination of employment under the following circumstances is as follows:

Nature of Termination	Stock Options	Unearned PBRSUs	Unvested Restricted Stock Units
Change in Control(1)	Double-trigger vesting	Double-trigger vesting	Double-trigger vesting(2)
Termination for Cause	Forfeited	Forfeited	Forfeited
Termination for Company Convenience	Vested stock options (including those that vest during the severance period) are exercisable for shorter of remainder of option term or three months; remaining unvested stock options are forfeited(3)(4)	Forfeited	Normal vesting continues through the severance period; remaining unvested are forfeited(3)(4)
Retirement	Fully vest; exercisable for shorter of remainder of option term or three years(4)	Pro rata vesting at the end of the performance period with payout subject to actual performance(5)	Normal vesting continues(4)
Death or Disability	Fully vest; exercisable for shorter of remainder of option term or three years	Pro rata vesting at the end of the performance period with payout subject to actual performance(5)	Normal vesting continues
Resignation	Vested stock options are exercisable for shorter of remainder of option term or three months; unvested stock options are forfeited	Forfeited	Forfeited

(1)	See “Other Change-In-Control Arrangements—Equity Awards” above for a full description of the treatment of equity awards following a change in control of the Company.
(2)	Except for performance-based awards granted under our legacy Long-Term Global Growth Program for which the performance goals have been satisfied.
(3)	If the employee becomes retirement-eligible during the severance period, stock options and restricted stock units instead receive retirement treatment.
(4)	Except for special retention awards that are subject to continued employment.
(5)	As long as the recipient was employed for at least the first six months of the performance period.

The treatments described above assume that employees comply with the terms and conditions of the applicable equity award agreements, including non-competition, non-solicitation and non-interference restrictions, in each case following termination of employment. Failure to comply with any of these requirements may result in forfeiture and/or cancellation of those equity awards.

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Executive Compensation

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each Named Officer upon termination of their employment or a change in control of the Company, assuming that the triggering event occurred at year-end 2021. These amounts would be incremental to the compensation and benefit entitlements described previously in this Proxy Statement that are not contingent upon a termination or change in control.

	Change In Control				Involuntary Termination
Name	Without Qualified Termination ($)	(1)	With Qualified Termination ($)	(2)	With Cause ($)	Without Cause ($)	(3)	Resignation ($)	Death ($)	(4)(5)	Disability ($)	(5)(6)	Retirement ($)	(7)
Noel R. Wallace	—		8,149,892		—	2,770,394		—	5,123,276		14,179,137		—
Stanley J. Sutula III	—		2,880,348		—	911,039		—	1,275,799		2,490,939		—
Jennifer M. Daniels	—		2,366,803		—	844,683		—	1,621,577		4,027,832		—
Prabha Parameswaran	—		3,278,633		—	1,245,976		—	411,348		2,561,772		—
Panagiotis Tsourapas	—		3,243,689		—	1,245,976		—	1,894,641		4,528,293		—

NOTES TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

(1)	Change in Control without Qualified Termination. As shown in this column, if there is a change in control but there is no Qualified Termination of the Named Officer’s employment, the Named Officer would not be entitled to receive any incremental payment or benefit. However, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated as follows:
•	Equity Awards. The vesting of certain previously earned but unvested performance-based restricted stock units would be accelerated as described under “Other Change-in-Control Arrangements—Equity Awards” above. All such awards were reported as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. The estimated value as of year-end 2021 of the previously granted awards that would be accelerated for the applicable Named Officers is as follows: Mr. Wallace—$2,338,231; Ms. Daniels—$571,863; Ms. Parameswaran—$569,132; and Mr. Tsourapas—$571,863. For all of the applicable Named Officers, these amounts reflect the value of previously granted and earned performance-based restricted stock units under our legacy Long-Term Global Growth Program that they were already entitled to receive in accordance with their original vesting schedule because they were eligible for retirement but would be accelerated upon a change in control. The estimated value of restricted stock units that would be accelerated was calculated based on the closing price of our Common Stock on December 31, 2021. Assuming that all other outstanding equity awards were assumed or replaced upon the change in control, no other outstanding equity awards would be accelerated.
•	Cash Bonus. If the change in control occurs at year-end, as assumed in the table above, the Named Officers would be entitled to receive their annual cash bonus for the year in which the change in control occurs (reported as of year-end 2021 in column (g) of the Summary Compensation Table).
•	Deferred Compensation Balances. The Named Officers would be entitled to receive any amounts previously deferred by or allocated to them under the Deferred Compensation Plan or Supplemental Savings & Investment Plan (reported as of year-end 2021 in column (f) of the Nonqualified Deferred Compensation Table).
(2)	Change in Control with Qualified Termination. This column consists of the following benefits under the Severance Plan described beginning on page 53: (i) severance payments; (ii) the value of benefits under our retirement programs during the severance period; and (iii) the value of the continuation of medical and dental (and, for Mr. Sutula and Ms. Daniels, life) insurance benefits during the severance period. The value of retirement benefits was calculated based on the difference between the present value of additional retirement program benefits that the Named Officer would have received had he or she remained employed until the end of the severance period, or age 65, if earlier, and the present value of retirement benefits payable at the change-in-control date without assuming future service. For more information regarding the assumptions used to calculate the present value of retirement benefits, see note 2 to the Pension Benefits Table. The additional medical, dental and life insurance benefits were valued based on the aggregate premiums paid by us for the applicable severance period.
In addition to the amounts shown in this column, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated as follows:
•	Equity Awards. The vesting of certain previously granted stock options, earned but unvested restricted stock units and unearned PBRSUs would be accelerated as described under “Other Change-in-Control Arrangements—Equity Awards” above. All such awards were reported as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. The estimated value as of year-end 2021 of the previously granted awards that would be accelerated for the applicable Named Officers is as follows: Mr. Wallace—$16,652,480; Mr. Sutula—$3,528,473; Ms. Daniels—$3,460,857; Ms. Parameswaran—$3,458,126; and Mr. Tsourapas—$3,460,857. The amounts shown in the preceding sentence include the following values of previously granted and earned restricted stock units under our legacy Long-Term Global Growth Program that they were already entitled to receive in accordance with their original vesting schedule because they were eligible for retirement but would be accelerated upon a Qualified Termination: Mr. Wallace—$2,338,231; Ms. Daniels—$571,863; Ms. Parameswaran—$569,132; and Mr. Tsourapas—$571,863. For the assumptions used to calculate the value of the restricted stock units, see note 1 above. The estimated value of stock options that would be accelerated was calculated based on the difference between the closing price of our Common Stock on December 31, 2021 and the applicable exercise price. The estimated value of PBRSUs that would be considered earned in full and accelerated was calculated based on (i) the greater of target level and the level of performance achieved through December 31, 2021 and (ii) the closing price of our Common Stock on December 31, 2021.
•	Cash Bonus and PBRSU Award. If the triggering event occurs at year-end, as assumed in the table above, the Named Officers would be entitled to receive their annual cash bonus for the year in which the triggering event occurs (reported as of year-end 2021 in column (g) of the Summary Compensation Table) and their earned PBRSUs for the Growth Performance Plan three-year performance cycle ending such year, if any (reported in note 5 to the Outstanding Equity Awards at Fiscal Year-End Table).
•	Retirement Accruals and Deferred Compensation Balances. The Named Officers would be entitled to receive their accrued retirement benefits (reported in the Pension Benefits Table) and any amounts previously deferred by or allocated to them under the Deferred Compensation Plan or Supplemental Savings & Investment Plan (reported as of year-end 2021 in column (f) of the Nonqualified Deferred Compensation Table). The Named Officers would also be entitled to receive the balance in their accounts under the Savings & Investment Plan, including the Company contributions to the accounts, as further described in note 7 below.

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(3)	Involuntary Termination without Cause. This column shows the severance payment and the value of the continuation of medical and dental (and, for Mr. Sutula and Ms. Daniels, life) insurance benefits during the severance period. For the assumptions used to calculate the additional insurance benefits, see note 2 above.
In addition to the amounts shown in this column, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would continue or be accelerated as follows:
•	Equity Awards. Certain earned but unvested restricted stock units would be allowed to vest in accordance with their original vesting schedule and certain unvested stock options would become exercisable for a period of three months or until the end of the original term, whichever is shorter, in each case only if they would have otherwise vested before the end of the severance period. All such awards were reported as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. No amounts are shown for any of the Named Officers because, as employees eligible for retirement, they were already entitled to have their previously granted and earned restricted stock units continue to vest and stock options accelerate (other than special retention awards that are subject to continued employment). Since the Named Officers are retirement-eligible, their PBRSUs under the Growth Performance Plan would be treated as described in note 7 below.
•	Cash Bonus. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive their annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table).
•	Deferred Compensation Balances. The Named Officers would be entitled to receive any amounts previously deferred by or allocated to them under the Deferred Compensation Plan and Supplemental Savings & Investment Plan (reported as of year-end 2021 in column (f) of the Nonqualified Deferred Compensation Table).
(4)	Death. This column consists of a survivor annuity, the actuarial present value of which is calculated based on the lump sum value of the annuity payable to the Named Officer’s spouse until the Named Officer would have reached age 65. If there is no surviving spouse and the Named Officer has dependent children under the age of 23, the annuity is payable to those children until they reach age 23 or until the Named Officer would have reached age 65, whichever is earlier. The amounts shown were calculated assuming an interest rate of 2.98%.
(5)	In addition to the amounts shown in the applicable column, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would continue or be accelerated as follows:
•	Equity Awards. Earned but unvested restricted stock units would continue to vest in accordance with their original vesting schedule and all outstanding stock options would be exercisable for a period of three years or until the end of the original term, whichever is shorter. All such awards were reported as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. For Mr. Sutula the estimated value as of year-end 2021 of previously granted restricted stock units that would continue to vest is $2,094,414 and of previously granted stock options that would be accelerated is $232,215. No other amounts are shown for any of the Named Officers because, as employees eligible for retirement, they were already entitled to have their previously granted and earned restricted stock units continue to vest and stock options accelerate (other than special retention awards that are subject to continued employment). If the triggering event occurs at year-end, as assumed in the table above, each Named Officer’s earned PBRSUs for the Growth Performance Plan three-year performance cycle ending such year, if any (reported in note 5 to the Outstanding Equity Awards at Fiscal Year-End Table) would vest in accordance with their original vesting schedule. The Named Officers would also be entitled to vest at the conclusion of each in-progress Growth Performance Plan three-year performance cycle in a prorated amount of the PBRSUs earned reflecting the proportion of the performance period for which they were employed. No amounts are shown for those PBRSUs because they remain subject to performance requirements even after the triggering event.
•	Cash Bonus. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive their annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table).
(6)	Disability. This column consists of the actuarial present value of additional long-term disability benefits for which each Named Officer is eligible, as described more fully on page 55. The amounts shown were calculated assuming an interest rate of 2.98%.
(7)	Retirement. As shown in this column, the Named Officers would not be entitled to receive any incremental payment or benefit upon retirement. However, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would continue or be accelerated as follows:
•	Equity Awards. Earned but unvested restricted stock units, except those subject to continued employment, would continue to vest in accordance with their original vesting schedule and all outstanding stock options, except those subject to continued employment, would be exercisable for a period of three years or until the end of the original term, whichever is shorter. All such awards were reported as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer’s earned PBRSUs for the Growth Performance Plan three-year performance cycle ending such year, if any (reported in note 5 to the Outstanding Equity Awards at Fiscal Year-End Table) would vest in accordance with their original vesting schedule. The Named Officers would also be entitled to vest at the conclusion of each in-progress Growth Performance Plan three-year performance cycle in a prorated amount of the PBRSUs earned reflecting the proportion of the performance period for which they were employed. No amounts are shown for those PBRSUs because they remain subject to performance requirements even after the triggering event.
•	Retirement Accruals. Each Named Officer would be entitled to receive their retirement benefits under the Retirement Plan and Supplemental Retirement Plan, if any, as described on pages 50 to 51. Each Named Officer would also be entitled to receive the balance in their account under the Savings & Investment Plan, including the Company contributions made pursuant to the Company match, profit-sharing and retirement program under the Savings & Investment Plan, as well as investment gains and losses thereon. As of year-end 2021, the balance, which remains subject to future investment gains and losses, in each Named Officer’s Savings & Investment Plan account from these sources was as follows: Mr. Wallace—$2,324,333; Mr. Sutula—$23,736; Ms. Daniels—$263,639; Ms. Parameswaran—$1,094,898; and Mr. Tsourapas—$653,227. The annual contributions by the Company to these accounts are reported in note 6 to the Summary Compensation Table.
•	Cash Bonus. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive their annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table).
•	Deferred Compensation Balances. The Named Officers would be entitled to receive any amounts previously deferred by or allocated to them under the Deferred Compensation Plan and Supplemental Savings & Investment Plan (reported as of year-end 2021 in column (f) of the Nonqualified Deferred Compensation Table) in accordance with the distribution schedule they elected.

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Executive Compensation

CEO Pay Ratio

Our products are marketed in over 200 countries and territories throughout the world with approximately 70% of our net sales generated outside the United States and nearly 50% of net sales coming from emerging markets. Consistent with our global presence, we have a dispersed workforce, with over 85% of our employees based outside the United States in over 100 countries. To attract and retain talent, we seek to pay competitively in each jurisdiction consistent with market practice, resulting in compensation levels that vary from country to country. Our workforce also covers a broad range of functions, from manufacturing employees to management personnel, and includes both employees who are compensated on a salaried basis and those who are compensated on an hourly basis.

For 2021, the median of the annual total compensation of all employees (other than our CEO, Noel Wallace) was $40,469 and the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 44, was $15,458,151. Based on this information, for 2021 the CEO’s annual total compensation was 382 times that of the median of the annual total compensation of all employees. This amount is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The above-referenced pay ratio may not be comparable to pay ratios disclosed by other companies, including the companies in the Comparison Group (as defined in the CD&A). Pay ratios at different companies may vary due to differences in workforce composition, including geographic breadth, types of work performed and the relative percentages of salaried versus hourly compensated workers.

Methodology for Determining the Median Employee and Annual Total Compensation

For purposes of calculating the above-referenced 2021 pay ratio, we used the same median employee that was identified in 2020, as we determined that there have been no changes to the employee population or employee compensation arrangements in 2021 (including the compensation arrangements of the previously identified median employee) that we believe would result in a significant change to our pay ratio.

We used the following methodology, material assumptions, adjustments and estimates to identify the median of the annual total compensation of all employees. As described above, all determinations were made in 2020 except the annual total compensation of the median employee, which was calculated for 2021 based on the median employee identified in 2020.

Determination of Employee Population in 2020

We determined that, as of October 1, 2020, we had approximately 35,300 employees (including approximately 1,500 temporary employees) working for Colgate-Palmolive Company or its consolidated subsidiaries, of which approximately 5,100 were based in the United States and the remaining approximately 30,200 were based outside the United States.

As permitted by SEC rules, we chose to exclude from this population approximately 900 employees in 55 countries, representing approximately 2.5% of our total employees. All employees from each of these countries, which are identified in Annex B to this Proxy Statement along with the number of employees based in each such country, were excluded. As a result, our employee population used for determining the median employee was approximately 34,400, consisting of approximately 5,100 employees based in the United States and approximately 29,300 employees based outside the United States.

Statistical Sampling

We elected to use statistical sampling to identify the median employee and conducted a simple random sample of 2,000 employees worldwide, which was determined to be the appropriate sample size for the size and complexity of our employee population based on advice from an external consultant.

Compensation Measure

We selected base salary or comparable wages for the 12-month period ended September 30, 2020 as the measure of compensation that could be consistently applied across the sample population. In making this determination, the compensation of all permanent employees included in the sample who were hired in 2020 but were not employed for the entire measurement period was annualized, but no cost-of-living adjustments were made. Using this methodology, the median employee was identified as a full-time, salaried employee located in China.

Annual Total Compensation of Median Employee

The elements of the median employee’s annual total compensation for 2021 were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $40,469. For purposes of this disclosure, Chinese renminbi were converted to U.S. dollars using a 12-month average exchange rate from January 1, 2021 through December 31, 2021.

58

Stock Ownership

Stock Ownership of Directors and Executive Officers

Our directors and executive officers own significant amounts of Colgate stock. Under our stock ownership guidelines, non-employee directors are required to own stock equal in value to at least five times their annual share grant, and executive officers are required to own stock equal in value to between two and eight times their salary, depending on their position.

The following table shows the beneficial ownership of Common Stock of each director, each of the Named Officers and the directors and executive officers (including the Named Officers) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Common Stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

	Common Stock
	Amount and Nature of Beneficial Ownership(1)(2)
Name of Beneficial Owner	Directly Owned	Exercisable Options	(3)	Common Stock Units		Held by Savings & Investment Plan Trustee	(4)
Noel R. Wallace(5)	246,404	646,286		—		49,380
Stanley J. Sutula III(6)	1,930	32,614		—		—
Jennifer M. Daniels	41,383	207,021		—		968
Prabha Parameswaran(6)(7)	20,328	237,828		—		4,366
Panagiotis Tsourapas(6)(8)	53,494	237,948		—		4,114
John P. Bilbrey(9)	5,902	16,197		20,782	(10)	—
John T. Cahill(11)	27,896	16,197		23,796	(10)	—
Lisa M. Edwards(12)	5,138	3,701		—		—
C. Martin Harris	14,650	12,628		—		—
Martina Hund-Mejean(12)	1,622	1,154		2,208	(10)	—
Kimberly A. Nelson(12)(13)	3,214	—		—		—
Lorrie M. Norrington	889	16,197		22,732	(10)	—
Michael B. Polk	21,122	16,197		—		—
Stephen I. Sadove(14)	19,903	16,197		11,581	(10)	—
All directors and executive officers as a group (18 persons)	567,638	1,818,046		81,099		138,485

NOTES TO THE STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS TABLE

(1)	Information about Common Stock holdings is as of March 7, 2022, the record date for the Annual Meeting. Unless stated otherwise in these notes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.
(2)	Each person named in the table beneficially owns less than 0.25% of the outstanding Common Stock. The directors and executive officers as a group beneficially own 0.31% of the outstanding Common Stock.
(3)	This column consists of options that are exercisable on or before May 6, 2022, which is 60 days after March 7, 2022. As of March 7, 2022, a total of 23,854,772 options were outstanding under the 2019 Plan and the predecessors to the 2019 Plan and 26,116,403 shares were available for future grants under the 2019 Plan.
(4)	Consists of Common Stock credited to or otherwise beneficially owned by executive officers under our Savings & Investment Plan. Under this plan, we issue Common Stock to a trustee acting on behalf of the plan. Employees who participate in the Savings & Investment Plan, including the Named Officers, have voting power over the shares allocated to their accounts under the plan, subject to the right of the plan trustee to vote such shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant’s election in accordance with the terms of the plan.
(5)	Mr. Wallace’s holdings include 335 shares of Common Stock owned by the Noel R. Wallace 2012 GST Trust and 52,000 shares of Common Stock owned by the N.R.W. Irrevocable Trust.
(6)	Executive officers have five years from the date of their initial hiring or promotion into an eligible position to achieve required ownership levels.
(7)	Ms. Parameswaran’s holdings include 12,921 shares of Common Stock owned by the Prabha Parameswaran Mitra Revocable Trust.
(8)	Mr. Tsourapas’s holdings include 42,562 shares of Common Stock owned by the Panagiotis Tsourapas Revocable Living Trust and 3,220 shares of Common Stock owned by his spouse, 816 of which are held through our Savings & Investment Plan.
(9)	Mr. Bilbrey’s holdings include 4,719 shares of Common Stock owned by the John P. Bilbrey Revocable Trust.
(10)	Consists of Common Stock units credited to one or more of the following accounts: (i) a deferred account for amounts granted under the 2019 Plan and any predecessor plans; or (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors. In each case, the holder of Common Stock units has no voting or investment power over such units.

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Stock Ownership

(11)	Mr. Cahill’s holdings include 27,896 shares of Common Stock owned by the John Tobin Cahill Revocable Trust.
(12)	Ms. Edwards was first elected to the Board effective March 1, 2019, Ms. Hund-Mejean was first elected to the Board effective March 11, 2020 and Ms. Nelson was first elected to the Board effective March 11, 2021. Directors have five years from the date of their initial election to meet our stock ownership guidelines.
(13)	Ms. Nelson’s holdings include 1,799 shares of Common Stock owned by the Kimberly A. Nelson 2011 Revocable Trust, 215 shares of Common Stock owned by her spouse and 575 shares of Common Stock owned by the Stafford B Nelson 2015 Irrevocable Family Trust.
(14)	Mr. Sadove’s holdings include 6,903 shares of Common Stock owned by the Stephen I. Sadove Revocable Trust and 13,000 shares of Common Stock owned by the Sadove Family Delaware Dynasty Trust.

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding Common Stock as of December 31, 2021.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2021		Percent of Common Stock Outstanding as of December 31, 2021
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	76,746,614	(1)	9.1%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	65,218,485	(2)	7.7%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	49,608,335	(4)	5.9%

NOTES TO THE STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS TABLE

(1)	On a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 9, 2022, Vanguard reported that, as of December 31, 2021, it beneficially owned 76,746,614 shares of Common Stock with shared voting power over 1,370,382 shares of Common Stock, sole dispositive power over 73,260,113 shares of Common Stock and shared dispositive power over 3,486,501 shares of Common Stock.
(2)	On a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 1, 2022, BlackRock reported that, as of December 31, 2021, it beneficially owned 65,218,485 shares of Common Stock with sole voting power over 55,414,075 shares of Common Stock and sole dispositive power over 65,218,485 shares of Common Stock.
(3)	State Street Bank and Trust Company, a subsidiary of State Street Corporation (“State Street”), is the trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust (the “Trustee”).
(4)	On a Schedule 13G/A filed with the SEC by State Street on February 14, 2022, State Street reported that, as of December 31, 2021, it beneficially owned 49,608,335 shares of Common Stock with shared voting power over 44,834,032 shares of Common Stock and shared dispositive power over 49,394,309 shares of Common Stock.
For information regarding the voting of shares allocated to the Colgate-Palmolive Company Employee Stock Ownership Plan participants, please see “Questions and Answers About Our Annual Meeting—How can I vote if I am an employee participating in the Savings & Investment Plan?” The Trustee will vote unallocated shares in the same proportion in which allocated shares are voted.

60

Proposals Requiring Your Vote

The following five proposals will be presented at the meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

Proposal 1

Election of Directors

The Board has nominated ten people for election as directors at the Annual Meeting. All nominees are currently serving as Colgate directors and all nominees were elected at the 2021 Annual Meeting. If elected, each nominee will hold office until the next Annual Meeting or until his or her successor is elected and qualified.

The nominees are John P. Bilbrey, John T. Cahill, Lisa M. Edwards, C. Martin Harris, Martina Hund-Mejean, Kimberly A. Nelson, Lorrie M. Norrington, Michael B. Polk, Stephen I. Sadove and Noel R. Wallace. Biographical information regarding the nominees and information regarding the skills and qualifications of the nominees appears on pages 14 to 18 of this Proxy Statement.

The Board of Directors recommends a vote FOR each of the nominees for director listed above.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

We ask that you ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022. PricewaterhouseCoopers LLP has audited the accounts of the Company since May 2002. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in the best interests of Colgate and our stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

Audit Committee Report

The Audit Committee is composed of four independent directors. The Board of Directors has determined that it would be desirable for all Audit Committee members to be “audit committee financial experts” as that term is defined under SEC rules. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee, and has determined that they each meet the SEC’s criteria for audit committee financial experts.

Role and Responsibilities

The Audit Committee assists the Board of Directors in its oversight of our financial statements and reporting processes, including our internal control over financial reporting and our Internal Audit function. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, including review of their qualifications, independence and performance and approval of their fees. In addition, the Audit Committee oversees our Global Ethics and Compliance function, enterprise risk management process, including cybersecurity, and compliance with legal and regulatory requirements. For more information about oversight of the Global Ethics and Compliance function, including procedures for investigating complaints related to accounting, internal accounting controls or auditing matters, see “Governance of the Company—Communications to the Board of Directors.” A copy of the charter of the Audit Committee, which describes these and other responsibilities of the committee, is available on our website at www.colgatepalmolive.com.

Management has the direct and primary responsibility for the financial statements and the reporting processes, including establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements present fairly, in all material respects, the financial position of the Company and our subsidiaries and the results of our operations and our cash flows in conformity with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for auditing the effectiveness of our internal control over financial reporting.

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Proposals Requiring Your Vote

Selection of Independent Registered Public Accounting Firm

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) to audit our financial statements as of and for the year ended December 31, 2021 and the effectiveness of our internal control over financial reporting as of December 31, 2021. PwC has served as our independent registered public accounting firm continuously since May 2002. The Audit Committee considered several factors in selecting PwC as our independent registered public accounting firm, including the firm’s independence and internal quality controls, the qualifications and experience of the lead audit partner and overall depth of talent, their experience with our industry (including any potential conflicts arising from representation of our direct competitors) and their capability and expertise in handling the breadth and complexity of our global operations along with the firm’s familiarity with our business, accounting policies and internal control over financial reporting. In determining whether to reappoint PwC as our independent registered public accounting firm for the year ending December 31, 2022, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of PwC. The Audit Committee determined that the continued retention of PwC as our independent registered public accounting firm is in the Company’s best interests. The Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm in order to assure continuing auditor independence.

PwC’s lead audit partner rotates every five years pursuant to the requirement mandated by the Sarbanes-Oxley Act of 2002. The process for selecting the new lead audit partner involves an assessment of many factors, including the candidates’ independence, objectivity, broad-based business judgment, multinational and industry experience, commitment to serving the Company, ability to leverage the resources of the firm and commitment to continuous improvement and robust dialogue with the Audit Committee. The selection process also involves discussions with management and the Audit Committee regarding each of the candidates and a meeting between the Audit Committee chair and the final candidate for the role.

Review and Recommendation Regarding Financial Statements

The Audit Committee met seven times in 2021, including to review and discuss each quarterly earnings release prior to its announcement and each of our quarterly and annual financial statements. The Audit Committee reviewed and discussed the scope of and plans for the internal and external audits with management and the independent registered public accounting firm together and separately. The Audit Committee also met with management and the independent registered public accounting firm together and separately to review and discuss the audited financial statements, including the critical audit matter reported on by the independent registered public accounting firm, and matters related to the design and operating effectiveness of our internal control over financial reporting. These discussions and reviews included the reasonableness of significant estimates and judgments, significant accounting policies (including critical accounting policies), significant unusual transactions, the independent registered public accounting firm’s assessment of the quality, not just acceptability, of our accounting principles, risk assessment and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

The Audit Committee has received the written disclosures of the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm, and received a letter from them confirming, their independence from management and the Company. In addition, the Audit Committee has reviewed and approved our policy with regard to the hiring of former employees of the independent registered public accounting firm. In evaluating the independent registered public accounting firm’s independence, the Audit Committee considered whether the firm’s provision of any non-audit services impaired or compromised the firm’s independence and the Audit Committee concluded that the provision of those services did not. Those services, along with the fees paid to the independent registered public accounting firm and the Audit Committee’s pre-approval policy for services that may be performed by the independent registered public accounting firm, are described below.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2021 be accepted and included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

The foregoing report has been submitted by the members of the Audit Committee: John T. Cahill (Chair), Martina Hund-Mejean, Lorrie M. Norrington and Stephen I. Sadove.

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Proposals Requiring Your Vote

Fees of Independent Accounting Firm

The Audit Committee approves the fees billed or expected to be billed by PricewaterhouseCoopers LLP for their services. Such fees for services rendered to Colgate during 2021 and 2020 are set forth below. The Audit Committee has concluded that the provision to Colgate of the non-audit services by PricewaterhouseCoopers LLP described below did not and does not impair or compromise their independence. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

PRICEWATERHOUSECOOPERS LLP FEES (in millions)
	2021 ($)	2020 ($)
Audit Fees	11.9	12.1
Audit-Related Fees	0.3	0.1
Tax Fees	2.5	2.0
All Other Fees	—	—
Total	14.7	14.2

Audit Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of our annual financial statements for the years ended December 31, 2021 and 2020 and the effectiveness of our internal control over financial reporting as of December 31, 2021 and 2020, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered that were reasonably related to the performance of the audits or the reviews of our financial statements in 2021 and 2020 (but which are not included under “Audit Fees” above). Audit-Related fees consist primarily of certain agreed-upon-procedures engagements.

Tax Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered relating to tax compliance, tax advice and tax planning in various tax jurisdictions around the world. Specifically, these fees were associated with assistance in tax return filings, tax audits and refund claims, as well as advice on interpretation of and compliance with tax laws and tax valuation services.

All Other Fees

None.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approves detailed types of audit-related and permitted tax services, subject to certain dollar limits, that may be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

Independent Accounting Firm Attendance at Annual Meeting

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

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Proposals Requiring Your Vote

Proposal 3

Advisory Vote on Executive Compensation

We ask that you indicate your support for the executive compensation, as described in this Proxy Statement, of our executive officers named in the Summary Compensation Table appearing on page 44. We are providing stockholders with this vote pursuant to Section 14A of the Exchange Act. We currently intend to submit the executive compensation to an advisory vote at our Annual Meeting of Stockholders each year, consistent with the advisory vote of the stockholders at our 2017 Annual Meeting of Stockholders.

The Board is asking you to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the compensation of our executive officers named in the Summary Compensation Table, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Compensation Discussion and Analysis, beginning on page 28, describes our executive compensation programs and the compensation decisions made by the Personnel and Organization Committee and the Board of Directors for 2021 with respect to the Chief Executive Officer and the other officers named in the Summary Compensation Table (referred to as the “Named Officers”). As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned “Executive Summary,” the key principles underlying the Personnel and Organization Committee’s compensation philosophy are aligning pay and performance, driving strong business results and our strategic plan, focusing on long-term shareholder return, motivating and retaining critical talent and reflecting external market and competitive practices. Annual and long-term incentive award payments vary based on our business performance, and long-term incentive award payments and the value of equity awards also vary based on the performance of our Common Stock.

The Board is asking you to support this proposal. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Personnel and Organization Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors recommends a vote FOR the executive compensation of our Named Officers, as described in this Proxy Statement.

Proposal 4

Stockholder Proposal

Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021, owner of at least 200 shares of Common Stock, has informed us that he intends to offer the following resolution for consideration at the Annual Meeting.

Proposal 4—Shareholder Ratification of Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can be good but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

For instance at one company if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive an estimated $39 million in termination payments, nearly 7-times his 2019 base salary plus short-term bonus.

It is in the best interest of Colgate-Palmolive shareholders to be protected from such lavish management termination packages for one person.

This proposal topic won 58% support at the 2021 FedEx annual meeting.

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Proposals Requiring Your Vote

A 2015 General Electric shareholder proposal similar to the FedEx proposal won 40% GE shareholder support with 2.2 billion votes in favor. This may have represented 51% support from the GE shares that had access to independent proxy voting advice and are not forced to rely on the biased recommendations of management especially on issues of management pay.

This is a best practice governance termination pay proposal in the same spirit as the 2021 shareholder proposal for 10% of Colgate-Palmolive shares to be able to call a special shareholder meeting that won 51% shareholder support. This 51% shareholder support may have represented nearly 60% shareholder support from the Colgate-Palmolive shares that had access to independent proxy voting advice and are not forced to rely on the biased recommendations of management.

Please vote yes:

Shareholder Ratification of Termination Pay—Proposal 4

Company Note: The graphic above was submitted as part of the stockholder’s proposal.

Company Response

Your Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:

As fully disclosed in our Proxy Statement, our existing policies already provide reasonable and appropriate governance and limits with respect to post-termination compensation of executives, including but not limited to a limit on cash severance payments that is below 2.99 times base salary plus annual bonus and stockholder approval of our equity compensation plan.

Cash severance payments for executives are already limited to less than 2.99 times base salary plus annual bonus.

The Colgate-Palmolive Company Executive Severance Plan (the “Severance Plan”) is designed to provide executives with reasonable compensation if their employment is terminated following a change in control of the Company. Under the Severance Plan, in the event of a change in control and a Qualified Termination (as defined on page 53 of this Proxy Statement), executives are entitled to receive a maximum of 24 months of compensation (defined as base salary plus the average of their last three years’ annual bonus awards), as well as the continuation of certain health benefits and the value of certain additional retirement program benefits. Additionally, in the event an executive is terminated for company convenience, he or she is entitled to receive a maximum of 24 months of base salary, as well as the continuation of certain health benefits. As such, in the event of a termination upon a change in control or for company convenience, executives’ cash severance payments are already limited to less than 2.99 times their base salary plus annual bonus.

Our equity compensation plan was approved by stockholders and expressly provides for acceleration of outstanding equity awards in the event of a Qualified Termination following a change in control.

The Colgate-Palmolive Company 2019 Incentive Compensation Plan (the “2019 Plan”), which was approved by our stockholders with 93.1% of the vote at our 2019 Annual Meeting, expressly provides for acceleration of outstanding equity awards in the event of a Qualified Termination following a change in control. The Board believes, and our stockholders have agreed, that this provision, which is also used by a substantial majority of public companies, encourages executives to remain with the Company during a potential change in control, which further aligns their interests with those of our stockholders when evaluating any such potential transaction.

The proposal could create increased risk for stockholders and create a misalignment between our executives and our stockholders during a change-in-control transaction.

Without this incentive to retain senior executives during a potential change in control, our ability to deliver maximum stockholder value in such a transaction could be impaired. The risk of job loss following a change in control, coupled with a limit on the value that may be realized from previously granted equity awards, may present an unnecessary distraction for our senior executives and could lead them to begin seeking new employment while a transaction is being negotiated or is pending. The proposal would significantly limit our Board’s flexibility to provide reasonable assurance to our senior executives that they could realize the full expected value of their previously granted equity awards even if a change-of-control transaction were completed.

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Proposals Requiring Your Vote

The Severance Plan and stockholder-approved 2019 Plan enable our executives to avoid distractions and potential conflicts of interest that could otherwise arise when a potential change-in-control transaction is being considered. This permits our leadership team to remain focused on protecting stockholder interests and maximizing stockholder value. If the potential change-of-control transaction is in the best interests of our stockholders, our executives should be motivated to focus their full energy on pursuing this alternative, even if it is likely to result in the termination of their employment.

By including long-term equity incentive awards in the calculation of the proposed limit on severance or termination benefits, the proposal discourages the use of long-term equity incentive awards. Long-term equity incentive awards are an important way that our executive compensation is tied to maximizing long-term shareholder value and help us to recruit and retain executive talent.

Our long-term incentive compensation, paid in the form of stock options and performance-based restricted stock units, is designed to focus our executives on increasing shareholder value and to incentivize their contribution to our long-term growth and performance. Because their value is solely dependent on appreciation in stock price, stock options strongly support the objectives of ensuring that pay is aligned with changes in shareholder value and creating commonality of interest between our executives and stockholders. The use of performance-based restricted stock units ensures that the amount of long-term incentive compensation granted is tied directly to both increases in shareholder value and the achievement of critically important multi-year performance objectives. Due to the multi-year earnings and/or vesting requirements, all of our long-term incentives support the goal of retaining our key executives. Equity awards comprise a significant portion of our executives’ total compensation and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards.

The proposal would potentially trigger a stockholder approval requirement in order for our executives to realize the full value of their previously granted equity awards upon death, disability or retirement, which as described on page 55 of this Proxy Statement are three of the limited triggering events that would cause the accelerated vesting of stock options. Since calling a special meeting of stockholders to obtain stockholder approval of such accelerated vesting would be expensive and impractical, the Board believes the proposal would have the effect of discouraging the use of long-term equity incentive awards and would directly conflict with the objectives of our executive compensation program. It could also have an adverse impact on our ability to recruit and retain executive talent, as it would put us at a competitive disadvantage against other companies who do not face similar restrictions or uncertainty regarding their ability to offer termination protection.

The proposal is unnecessary because stockholders already have opportunities to express their approval of our post-termination compensation policies.

Each of our executive officers is an at-will employee and as such, does not have an employment contract or an individually negotiated severance arrangement. Our existing plans and policies governing post-termination compensation for executives are fully described in our Proxy Statement each year under “Executive Compensation—Executive Severance and Other Termination Benefits” and, as such, stockholders have the opportunity to address those practices through our annual Advisory Vote on Executive Compensation. In addition, in the event of any merger, acquisition or other similar event, stockholders would have a further opportunity to express their views on any compensation to our Named Officers in connection with that transaction. Importantly, we note again that the treatment of equity upon a change in control was expressly approved by stockholders when they approved our 2019 Plan.

In sum, our Board believes that our current executive compensation policies and practices, including our plans and policies governing post-termination compensation, are reasonable, appropriate and effectively align the interests of our executives with those of our stockholders. Adoption of this proposal could create a misalignment between those interests and prevent us from effectively recruiting, motivating and retaining critical talent, and therefore would not be in the best interests of our stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

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Proposals Requiring Your Vote

Proposal 5
Stockholder Proposal

National Legal and Policy Center, 107 Park Washington Court, Falls Church, Virginia 22046, owner of 43 shares of Common Stock, has informed us that they intend to offer the following resolution for consideration at the Annual Meeting.

Proposal 5—Request for Charitable Donation Disclosure

RESOLVED:

The shareholders request that Colgate-Palmolive Company provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost – that discloses, itemizes and quantifies all Company charitable donations, aggregated by recipient name & address each year for contributions that exceed $999 annually.

This report shall include:

1.  Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organization;

2.  Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;

3.  Rationale for each of the charitable contributions.

SUPPORTING STATEMENT:

Colgate-Palmolive Company’s assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be consistent with shareholder interests. Accordingly, the Company’s policies and procedures for charitable contributions should be disclosed to shareholders.

Company executives exercise wide discretion over the use of corporate assets for charitable purposes. Absent a system of transparency and accountability for charitable contributions, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.

Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate the charitable use of corporate assets.

There is currently no single source providing shareholders the information sought by this resolution.

Company Response

Your Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:

Our global philanthropic efforts are aligned with our corporate purpose and are subject to strict controls.

As described elsewhere in this Proxy Statement, our corporate purpose is to be a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. In addition to fulfilling this purpose through our business, we look for opportunities to advance this purpose through our philanthropic work, including by providing financial and product contributions to nonprofit organizations around the world. Additionally, our people contribute their time and talent through Colgate-sponsored volunteer activities, such as our annual “Colgate Cares Day” when Colgate people come together to volunteer to support multiple charitable organizations. In particular, we have identified the following charitable focus areas for our giving activities:

●  Championing healthy smiles and healthy skin;

●  Creating educational pathways for diverse and underrepresented students and Colgate professions (dentistry, dermatology and skin care and veterinary science);

●  Providing Food, Shelter and Love for pets everywhere;

●  Promoting environmental stewardship;

●  Championing optimism; and

●  Providing disaster relief and emergency care in Colgate communities.

Rigorous control and oversight processes govern our charitable giving activities to ensure corporate funds are allocated appropriately. Only tax-exempt charitable organizations that meet our giving guidelines and align with our values and charitable focus areas are considered for charitable contributions, and all such organizations must go through an extensive internal due diligence and approval process prior to applications being approved. Significant charitable contributions must be approved by one or more members of senior management. As set forth in our Code of Conduct, we also have a longstanding policy against making contributions to any political party or candidate, and we advise our U.S. trade associations of this policy annually to prevent the use of Company dues or contributions for any such expenditures.

2022 Proxy Statement	67

Proposals Requiring Your Vote

In addition to Company-directed contributions, our longstanding employee Charitable Matching Gifts Program is an important way we partner with our U.S.-based employees to amplify their positive impact in the communities where we live and work. Through this program, we match employees’ contributions of up to $8,000 per year that are made to eligible, tax-exempt institutions on a 1:1 basis.

We already provide regular disclosure regarding our philanthropic efforts to our stockholders and other stakeholders through our annual Sustainability & Social Impact Report.

Our Sustainability & Social Impact Report, published annually and made available on our corporate website, discusses our charitable focus areas and discloses key highlights of our donations and other philanthropic efforts. It also discloses our aggregate annual contributions, which were approximately $47.5 million in 2021 (including cash and in-kind contributions).

We believe the information we already provide on our charitable activities is sufficient for our stockholders and other stakeholders to understand the nature of our activities and that providing a detailed report including the amount of, and rationale behind, each individual contribution as requested by the proponent would be a costly use of time and resources without providing any meaningful additional information. Given our existing rigorous processes and public disclosure regarding our charitable giving activities, the Board does not believe that implementing this proposal would benefit our stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

Other Matters

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting and you have voted by proxy, the directors named on the voting website and your proxy card as the Proxy Committee (the “Proxy Committee”) have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Jennifer M. Daniels

Chief Legal Officer and Secretary

68

Questions and Answers About Our Annual Meeting

Who receives this Proxy Statement?

Beginning March 23, 2022, we are mailing a printed copy of this Proxy Statement, a proxy card and our 2021 Annual Report to stockholders who have requested a printed copy, and a Notice of Internet Availability to all other stockholders who have not consented to electronic delivery. The Annual Report being made available on the internet and mailed with the Proxy Statement is not part of the proxy-soliciting material.

Who is entitled to vote at the Annual Meeting?

We have one class of voting stock outstanding: Common Stock. If you were a record owner of our Common Stock on March 7, 2022, the record date for voting at the Annual Meeting, you are entitled to vote at the meeting. At the close of business on March 7, 2022, there were 840,593,467 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock has one vote.

How can I vote my shares?

You can vote your shares in two ways: either by proxy or electronically during the virtual Annual Meeting. If you choose to vote by proxy, you may do so using the internet, the telephone or, if you received a printed copy of your proxy materials, the mail. Each of these procedures is more fully explained below. Even if you plan to attend the virtual meeting, the Board recommends that you vote by proxy.

How can I vote my shares by proxy?

You may vote your proxy by internet, telephone or, if you received a printed copy of your proxy materials, by mail, each as more fully explained below. In each case, the deadline for voting is 11:59 p.m. (Eastern Daylight Time) on Thursday, May 5, 2022, unless you are a Colgate employee participating in the Savings & Investment Plan or another Colgate employee stock ownership plan, in which case the deadline for voting is 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 4, 2022. When you vote your proxy, you can specify whether you wish to vote “FOR” or “AGAINST” or “ABSTAIN” from voting on each nominee for director, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 and, if properly presented at the meeting, two stockholder proposals. In addition, you can cast a non-binding advisory vote on executive compensation. We will vote your shares as you direct.

If any other matters are properly presented for consideration at the Annual Meeting, the Proxy Committee will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

VOTE BY INTERNET	To vote your shares via the internet, go to the voting website, www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. You will have the opportunity to confirm that your instructions have been properly recorded. The internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.
VOTE BY TELEPHONE	If you reside in the United States, Canada or Puerto Rico, you can vote your shares by telephone by calling the toll-free number provided on the voting website (www.proxyvote.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. The telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.
VOTE BY MAIL	If you received a printed copy of your proxy materials, you can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it by the deadline. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice. If you sign and return your proxy card but do not specify how to vote, we will vote your shares in favor of each of the Board’s nominees for director, the ratification of the selection of the independent registered public accounting firm and the advisory vote on executive compensation, and against the two stockholder proposals.

2022 Proxy Statement	69

Questions and Answers About Our Annual Meeting

How can I vote my shares during the Annual Meeting?

As described in more detail below under “How can I participate in the Annual Meeting?”, this year’s Annual Meeting will be a virtual meeting, conducted on the following website: www.virtualshareholdermeeting.com/CL2022 (the “Annual Meeting Website”). If you would like to vote at the Annual Meeting, please follow the instructions that will be available on the Annual Meeting Website during the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to vote electronically at the meeting. Voting by proxy, whether by internet, telephone or mail, will not limit your right to vote electronically at the Annual Meeting. However, if you vote by proxy and also participate in the meeting, there is no need to vote electronically at the meeting unless you would like to change your vote.

How can I participate in the Annual Meeting?

Participation in the Annual Meeting is limited to holders of Common Stock on March 7, 2022, the record date for voting at the Annual Meeting.

To support the health and well-being of Colgate’s stockholders, business partners, employees and Board of Directors in light of the ongoing COVID-19 pandemic, the Annual Meeting will be a virtual meeting, conducted only via live webcast. You will have the same rights and opportunities to participate as you would have at a physical annual meeting.

You will be able to participate in the virtual meeting, vote your shares electronically and submit your questions during the meeting by visiting the Annual Meeting Website. To participate in the Annual Meeting, you will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials. If you do not have your 16-digit control number, you will still be able to attend the meeting as a guest but will not be able to vote your shares electronically or submit questions during the meeting. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.

The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time, on Friday, May 6, 2022. Access to the Annual Meeting Website will begin at 9:30 a.m. Eastern Daylight Time and we encourage you to access the Annual Meeting Website prior to the meeting start time.

For those unable to attend the virtual annual meeting, a recorded version of the webcast will be made available on our website.

What if I have technical difficulties or trouble accessing the virtual meeting?

If you encounter any technical difficulties accessing the Annual Meeting Website or during the virtual meeting, please call: 844-976-0738 (toll-free) or 303-562-9301 (international). Technical support will be available thirty minutes prior to the start time of the Annual Meeting.

How can I ask a question during the Annual Meeting?

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted before or during the Annual Meeting in accordance with the Annual Meeting’s Rules of Conduct (which are available in the Investors section of our website and will be available on the Annual Meeting Website) that are pertinent to the Company and the meeting matters, as time permits. Questions that are substantially similar may be grouped and answered once to avoid repetition and allow time for additional question topics. If there are any pertinent questions that cannot be answered during the Annual Meeting due to time constraints, we plan to respond directly to that stockholder after the Annual Meeting using the contact information provided.

You will be able to submit written questions prior to the Annual Meeting through www.proxyvote.com or during the Annual Meeting through the Annual Meeting Website. You will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials in order to submit questions through these websites. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to submit questions.

70

Questions and Answers About Our Annual Meeting

Can I change my vote?

Yes. You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (i) follow the instructions given for changing your vote via the internet or by telephone or deliver a valid written proxy with a later date; (ii) notify the Company Secretary in writing that you have revoked your proxy by mail to the Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022; or (iii) vote electronically during the Annual Meeting through the Annual Meeting Website.

How many shares must be present to conduct the Annual Meeting?

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of our Common Stock. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting. Stockholders who attend the virtual meeting will be considered to be attending the meeting in person.

What if I am a beneficial owner and do not give instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the proxy materials you receive from your broker. If you do not provide voting instructions to your broker, whether your broker can vote your shares depends on the type of item being considered for vote. Under NYSE rules, if your broker holds shares in your name and delivers this Proxy Statement or a Notice of Internet Availability to you, the broker is entitled to vote your shares with respect to the ratification of the selection of the independent registered public accounting firm (Proposal 2) even if the broker does not receive voting instructions from you. The broker is not entitled to vote your shares with respect to the election of directors, the advisory vote on executive compensation or the two stockholder proposals (Proposals 1, 3, 4 or 5) without your instructions.

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

What vote is required to pass each of the proposals at the Annual Meeting?

Proposals	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	FOR each nominee	Majority of votes cast	None	None
Ratification of Selection of Independent Registered Public Accounting Firm	FOR	Majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on the proposal	Same as “AGAINST”	No Broker Non-Votes
Advisory Vote on Executive Compensation	FOR	Majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on the proposal	Same as “AGAINST”	None
Stockholder Proposals	AGAINST	Majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on the proposal	Same as “AGAINST”	None

When voting your proxy, the Proxy Committee will vote in accordance with the Board’s recommendation for each proposal unless you instruct otherwise.

2022 Proxy Statement	71

Questions and Answers About Our Annual Meeting

Who nominates the directors?

Nominations for directors may be made at a stockholders’ meeting by the Board or by any of our stockholders who comply with the requirements of our by-laws. Proposals to nominate a director directly at next year’s Annual Meeting must be received by the Company Secretary no earlier than January 6, 2023 and no later than February 5, 2023, as further described below under “How do I submit a stockholder proposal for consideration at next year’s Annual Meeting?”

In addition to complying with the requirements set forth in our by-laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Colgate nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2023.

In addition, stockholders who meet the eligibility requirements set forth in our by-laws may nominate directors for inclusion in our proxy statement. In order to include director nominees in our proxy statement for next year’s Annual Meeting, nominations must be received by the Company Secretary no earlier than October 24, 2022 and no later than November 23, 2022 and must comply with the requirements of our by-laws.

The NGCR Committee will also consider director nominees recommended by stockholders in writing if such candidates meet our criteria for Board membership, as described under “Governance of the Company—The Board of Directors.”

How can I vote if I am an employee participating in the Savings & Investment Plan?

If you are a Colgate employee who participates in the Savings & Investment Plan and you have not consented to electronic delivery, you will receive a Notice of Internet Availability with instructions on how to vote your shares. The notice also indicates the aggregate number of shares of Common Stock credited to your account under the Savings & Investment Plan as of March 7, 2022, the record date for voting at the meeting.

●	You can direct the trustee how to vote your shares via the internet or by telephone. You can also direct the trustee how to vote by mail by requesting a proxy card and returning your completed proxy card to us.
●	The deadline for submitting your vote is 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 4, 2022. If you do not indicate your vote to the trustee by that time, the trustee will vote your shares in the same proportion as it votes the shares of employees who indicate their votes by that time, unless inconsistent with the Employee Retirement Income Security Act of 1974 (ERISA).

How can I vote if I am an employee participating in a stock ownership plan outside the United States?

If you are a Colgate employee who participates in one of Colgate’s employee stock ownership plans outside the United States, you will receive separate voting instructions electronically or from your local Human Resources Department.

How do I submit a stockholder proposal for consideration at next year’s Annual Meeting?

A proposal submitted by any stockholder for consideration at next year’s Annual Meeting (other than director nominations pursuant to our proxy access by-law) will be acted upon only if the following criteria are met:

●	If you wish to submit a proposal for inclusion in our proxy statement for next year’s Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company Secretary no later than November 23, 2022; or
●	If you wish to present a proposal directly at next year’s Annual Meeting without including it in our proxy statement, pursuant to our by-laws, the proposal must be received by the Company Secretary no earlier than January 6, 2023 and no later than February 5, 2023. Your proposal also must comply with certain information requirements set forth in our by-laws. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than through inclusion in the proxy statement.

Proposals should be sent to the Company Secretary by mail to the Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022 or by email to stockholderproposals@colpal.com.

Please see “Who nominates the directors?” above for a description of the timing requirements for nominating a director pursuant to our by-laws.

72

Questions and Answers About Our Annual Meeting

How are proxies solicited and what is the cost?

We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by Colgate employees, or by mail, telephone or electronic methods. In addition, we have retained Innisfree M&A Incorporated to solicit proxies by mail, telephone and electronic methods. We will pay a fee of approximately $30,000 to Innisfree M&A Incorporated plus expenses for these services.

What is householding? Does Colgate use it?

We have sent to registered stockholders who have requested a printed copy of proxy materials and have the same address and last name a single copy of this Proxy Statement and the 2021 Annual Report and one proxy card for each stockholder and, to all other registered stockholders who have not previously requested electronic delivery of proxy materials, a single envelope containing one Notice of Internet Availability for each stockholder. This procedure helps us reduce printing and postage costs associated with the distribution of the proxy materials and helps to preserve the earth’s valuable resources.

If, in the future, you do not wish to participate in householding and prefer to receive separate copies of the Proxy Statement and Annual Report or your Notice of Internet Availability in a separate envelope, please call us at (855) 322-3551 or (212) 310-2575 or inform us in writing at: Colgate-Palmolive Company, Attention: Investor Relations, 300 Park Avenue, New York, New York 10022 or by sending an email to investor_relations@colpal.com. Or, if you are currently receiving separate copies of the Proxy Statement and Annual Report or Notice of Internet Availability at one address and would like to receive a single copy or a single envelope containing one Notice of Internet Availability for each stockholder, please contact us at the phone numbers, mailing address or email address listed in the previous sentence. We will respond promptly to such requests.

If your shares are held in the name of a bank, broker or other holder of record, you can request information about householding from such holder of record.

Where can I find more information about Colgate?

Our website address is www.colgatepalmolive.com. The information contained on our website is not included as a part of, or incorporated by reference into, this Proxy Statement. We make available, free of charge on our website, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also available on our website are our Code of Conduct and corporate governance guidelines, the charters of the committees of the Board and reports under Section 16(a) of the Exchange Act of transactions in Company stock by our directors and executive officers. Hard copies of these materials are also available free of charge from our Investor Relations department by calling (855) 322-3551 or (212) 310-2575 or by sending an email to investor_relations@colpal.com. You may obtain a copy of our by-laws by writing to the Company Secretary at Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022.

2022 Proxy Statement	73

Annex A
Reconciliation of Non-GAAP Financial Measures

	2019	2020	2021
Net Sales Growth—GAAP	1.0%	5.0%	5.8%
Acquisitions and Divestments Impact	(0.5)	(1.6)	(0.1)
Foreign Exchange Impact	3.5	3.8	(1.3)
Organic Sales Growth—Non-GAAP	4.0%	7.2%	4.4%

	2018	2019	2020	2021
Diluted Earnings Per Share As Reported—GAAP	$2.75	$2.75	$3.14	$2.55
Global Growth & Efficiency Program	0.15	0.12	(0.02)	—
Benefits for Tax Matters	(0.02)	—	—	—
Acquisition-Related Costs	—	0.02	0.00	—
Swiss Income Tax Reform	—	(0.04)	—	—
Value-Added Tax Matter in Brazil	—	(0.02)	—	(0.02)
Subsidiary and Operating Structure Initiatives	—	—	(0.08)	—
Loss on Early Extinguishment of Debt	—	—	0.02	0.07
Goodwill and Indefinite-Lived Intangible Impairment Charges	—	—	—	0.61
U.S. Tax Reform	0.09	—	—	—
Base Business Earnings Per Share—Non-GAAP	$2.97	$2.83	$3.06	$3.21

	(Dollars in millions)
	2018	2019	2020	2021
Net Income Attributable to Colgate-Palmolive Company—GAAP	$2,400	$2,367	$2,695	$2,166
Global Growth & Efficiency Program	125	102	(13)	—
Benefits for Tax Matters	(15)	—	—	—
Acquisition-Related Costs	—	20	4	—
Swiss Income Tax Reform	—	(29)	—	—
Value-Added Tax Matter in Brazil	—	(20)	—	(20)
Subsidiary and Operating Structure Initiatives	—	—	(71)	—
Loss on Early Extinguishment of Debt	—	—	18	55
Goodwill and Indefinite-Lived Intangible Impairment Charges	—	—	—	518
U.S. Tax Reform	80	—	—	—
Base Business Net Income—Non-GAAP	$2,590	$2,440	$2,633	$2,719

	(Dollars in millions)
	2019	2020	2021
Net Cash Provided by Operations—GAAP	$3,133	$3,719	$3,325
Less: Capital Expenditures	(335)	(410)	(567)
Free Cash Flow Before Dividends—Non-GAAP	$2,798	$3,309	$2,758

A-1

Annex B

Countries Excluded under CEO Pay Ratio “De Minimis” Exemption

Country	Number of Employees
Cameroon	47
Puerto Rico	44
El Salvador	44
Romania	42
Nicaragua	41
Kenya	40
Kazakhstan	40
Panama	39
Ukraine	37
Sweden	37
Uruguay	36
Bolivia	33
Paraguay	31
Norway	28
Honduras	27
Indonesia	24
South Korea	23
Tunisia	22
Singapore	22
Hungary	22
Austria	20
Senegal	13
Ghana	12
Finland	12
Reunion	11
Israel	10
Martinique	9
Zambia	8
Serbia	8
Tanzania	7
Slovenia	7
Mozambique	7
Latvia	7
Guadeloupe	7
Slovakia	6
Lebanon	6
French Polynesia	6
Croatia	6
Azerbaijan	6
New Caledonia	5
Belarus	5
Macedonia	4
Ivory Coast	4
Gabon	4
Trinidad	3
Malawi	3
Jamaica	3
Uzbekistan	2
Guyana	2
Georgia	2
Bulgaria	2
Brunei	2
Algeria	2
Bosnia	1
Bangladesh	1

2022 Proxy Statement	B-1

2025 Sustainability & Social Impact Strategy

We are pleased to report excellent progress in 2021 on our 2025 Sustainability & Social Impact Strategy. Our continued commitment to building environmental and social consciousness into every decision earned us recognition in 2021 on the Dow Jones Sustainability Indices for the fifth consecutive year and Gold Class distinction in the Household Products industry in the 2022 Sustainability Yearbook published by S&P Global. We were also named a U.S. EPA ENERGY STAR® Partner of the Year for the 11th consecutive year and received the Sustained Excellence Award for our continued leadership and superior contributions to ENERGY STAR. In addition to the highlights below, more about our 2025 Sustainability & Social Impact Strategy progress is available in the Sustainability section of our website at www.colgatepalmolive.com.

Driving Social Impact	Helping Millions Of Homes	Preserving Our Environment
We are committed to helping to ensure the well-being of all people and their pets, building a culture of inclusivity and creating meaningful opportunities for all people to succeed inside and outside Colgate.	We are empowering people to develop healthier habits by choosing sustainable products that improve their lives and homes from oral and personal care to home care and pet nutrition.	We are accelerating action on climate change and reducing our environmental footprint, including by working with our partners and operations to eliminate waste, decrease plastic usage, save water and conserve natural resources.

Colgate Bright Smiles, Bright Futures is our flagship oral health education and well-being initiative. Since the program was established in 1991, we have reached over

1.4B

children and their families in places that are convenient for them in more than 80 countries.

	Launched Colgate Keep, our first-of-its-kind manual toothbrush with a replaceable head and a reusable aluminum handle for 80% less plastic waste compared to similarly sized Colgate toothbrushes.	As of December 31, 2021, we have 26 TRUE Zero Waste certifications in 16 countries on five continents, more than any other company.

We instituted mandatory allyship and unconscious bias training for all salaried and clerical employees at Colgate, with 100% compliance, to help our employees better understand diversity, equity and inclusion concepts and embed allyship as a daily practice.

Thanks to our Save Water campaign, we estimate that consumers have contributed to an avoidance of approximately

206B

gallons of water and 10.8 million metric tons of CO2 emissions, since its launch in 2016.

In North America, our relaunched Palmolive Ultra dish soap is now in

100%

post-consumer recycled plastic bottles and formulated with 100% biodegradable cleaning ingredients.*

*†OECD 301 B,C,D / OCDE 301 B,C,D

Our sustainability and social impact ambitions and targets are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases). These statements are made on the basis of our views and expectations as of this time and we undertake no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. We caution investors that such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For a description of certain factors that could cause our future events or results to differ materially from those expressed in any forward-looking statement, please refer to our filings with the SEC, including, without limitation, information under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Colgate-Palmolive Company 300 Park Avenue New York, NY 10022 (212) 310-2000 www.colgatepalmolive.com © 2022 Colgate-Palmolive Company

300 PARK AVENUE
NEW YORK, NY 10022-7499

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE / MAIL
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to vote up until 11:59 p.m. Eastern Daylight Time on May 5, 2022. Have your proxy card in hand when you access the website and follow the instructions.

During The Meeting - Go to www.virtualshareholdermeeting.com/CL2022

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to vote up until 11:59 p.m. Eastern Daylight Time on May 5, 2022. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Detach the below proxy card. Mark, sign and date your proxy card. Return it in the postage-paid envelope enclosed or mail it to Colgate-Palmolive Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so we receive it by 11:59 p.m. Eastern Daylight Time on May 5, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D66797-Z81622-Z81623	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

1.	Election of directors
			FOR	AGAINST	ABSTAIN
Nominees:

	1a.	John P. Bilbrey	☐	☐	☐

	1b.	John T. Cahill	☐	☐	☐

	1c.	Lisa M. Edwards	☐	☐	☐

	1d.	C. Martin Harris	☐	☐	☐

	1e.	Martina Hund-Mejean	☐	☐	☐

	1f.	Kimberly A. Nelson	☐	☐	☐

	1g.	Lorrie M. Norrington	☐	☐	☐

	1h.	Michael B. Polk	☐	☐	☐

	1i.	Stephen I. Sadove	☐	☐	☐

	1j.	Noel R. Wallace	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2 and 3.		FOR	AGAINST	ABSTAIN

2.	Ratify selection of PricewaterhouseCoopers LLP as Colgate’s independent registered public accounting firm.	☐	☐	☐

3.	Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” proposals 4 and 5.		FOR	AGAINST	ABSTAIN

4.	Stockholder proposal regarding shareholder ratification of termination pay.	☐	☐	☐

5.	Stockholder proposal regarding charitable donation disclosure.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign within the box below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing as corporate officer, please give full corporate name and officer’s title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Friday, May 6, 2022 at 10:00 a.m. Eastern Daylight Time

Your vote is important to us. You may vote your proxy by internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to participate in the meeting. Voting instructions appear on the reverse side of this card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at www.proxyvote.com.

D66798-Z81622-Z81623

COLGATE-PALMOLIVE COMPANY

Proxy Solicited by the Board of Directors
for Annual Meeting on May 6, 2022

The undersigned hereby appoints as proxies, with full power of substitution to each, LORRIE M. NORRINGTON, STEPHEN I. SADOVE and NOEL R. WALLACE (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held via live webcast on May 6, 2022 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present, or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as set forth on the reverse side of this card. The Proxy Committee cannot vote the shares unless you sign and return this card or vote by internet or telephone in accordance with the applicable instructions.

(Continued and to be signed on the reverse side.)